Exhibit 2.1


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                          AGREEMENT AND PLAN OF MERGER


                                  BY AND AMONG


                              GLOBAL SIGNAL INC.,


                        CROWN CASTLE INTERNATIONAL CORP.


                                      AND


                               CCGS HOLDINGS LLC




                          DATED AS OF OCTOBER 5, 2006


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

                               TABLE OF CONTENTS


                                                                            PAGE

ARTICLE I THE MERGER...........................................................2

Section 1.1       The Merger...................................................2
Section 1.2       Effective Time; Closing......................................3
Section 1.3       Effect of the Merger.........................................3
Section 1.4       Certificate of Formation and Operating Agreement.............3
Section 1.5       Officers.....................................................3

ARTICLE II CONVERSION OF SECURITIES; EXCHANGE PROCEDURES.......................4

Section 2.1       Effect on Shares.............................................4
Section 2.2       Equity-Based Awards..........................................6
Section 2.3       Options and Warrants.........................................7
Section 2.4       Exchange of Certificates.....................................8
Section 2.5       Stock Transfer Books........................................11

ARTICLE III REPRESENTATIONS AND WARRANTIES OF GLOBAL..........................11

Section 3.1       Organization and Standing...................................12
Section 3.2       Capitalization..............................................13
Section 3.3       Authority for Agreement.....................................14
Section 3.4       No Conflict.................................................15
Section 3.5       Required Filings and Consents...............................16

Section 3.7       SEC Filings; Financial Statements...........................17
Section 3.8       Absence of Certain Changes or Events........................19
Section 3.9       Taxes.......................................................20
Section 3.10      Change of Control Agreement; No Excess Parachute Payment....22
Section 3.11      Litigation..................................................22
Section 3.12      Contracts and Commitments...................................23
Section 3.13      Information Supplied........................................24
Section 3.14      Employee Benefit Plans......................................25
Section 3.15      Labor and Employment Matters................................28
Section 3.16      Environmental Compliance and Disclosure.....................29
Section 3.17      Intellectual Property.......................................30
Section 3.18      Stockholders' Rights Agreement..............................31
Section 3.19      Brokers; Schedule of Fees and Expenses......................31
Section 3.20      Insurance...................................................31
Section 3.21      Foreign Corrupt Practices Act and International Trade
                  Sanctions...................................................32
Section 3.22      Ownership of Crown Common Stock.............................32

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ARTICLE IV REPRESENTATIONS AND WARRANTIES OF CROWN AND MERGER SUB.............32

Section 4.1       Organization and Standing...................................32
Section 4.2       Capitalization..............................................33
Section 4.3       Authority for Agreement.....................................35
Section 4.4       No Conflict.................................................36
Section 4.5       Required Filings and Consents...............................36
Section 4.6       Compliance; Regulatory Compliance...........................37
Section 4.7       SEC Filings; Financial Statements...........................38
Section 4.8       Absence of Certain Changes or Events..........................
Section 4.9       Taxes.......................................................40
Section 4.10      Change of Control Agreement; No Excess Parachute Payment....41

Section 4.12      Information Supplied........................................42
Section 4.13      Environmental Compliance and Disclosure.....................43
Section 4.14      Stockholders' Rights Agreement..............................44
Section 4.15      Brokers.....................................................44

Section 4.17      Ownership of Global Common Stock............................44



Section 5.1       Conduct of Global's Business Pending the Merger.............45
Section 5.2       Conduct of Crown's Business Pending the Merger..............48
Section 5.3       Access to Information; Confidentiality......................49
Section 5.4       Notification of Certain Matters.............................50
Section 5.5       Further Assurances..........................................50
Section 5.6       No Solicitation; Board Recommendation.......................52
Section 5.7       Stockholder Litigation......................................58
Section 5.8       Indemnification.............................................58
Section 5.9       Public Announcements........................................59
Section 5.10      Registration Statement; Joint Proxy Statement...............59
Section 5.11      Stockholders' Meetings........................................
Section 5.12      NYSE Listing and De-Listing.................................61
Section 5.13      Composition of Board of Directors of Crown..................61
Section 5.14      Tax Treatment of Merger.....................................62
Section 5.15      Accountant Letters..........................................62
Section 5.16      Affiliates..................................................62
Section 5.17      Standstill Agreements; Confidentiality Agreements...........62
Section 5.18      Employees...................................................63
Section 5.19      Rights Agreement............................................64
Section 5.20      Investor Agreement..........................................64

ARTICLE VI CONDITIONS.........................................................64

Section 6.1       Conditions to the Obligation of Each Party..................64

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Section 6.2       Conditions to Obligations of Crown and Merger Sub to
                  Effect the Merger...........................................65
Section 6.3       Conditions to Obligations of Global to Effect the Merger....66

ARTICLE VII TERMINATION, AMENDMENT AND WAIVER.................................67

Section 7.1       Termination.................................................67
Section 7.2       Effect of Termination.......................................68
Section 7.3       Payments to Global..........................................71
Section 7.4       Amendments..................................................72
Section 7.5       Waiver......................................................72



Section 8.1       No Third Party Beneficiaries................................73
Section 8.2       Entire Agreement............................................73
Section 8.3       Succession and Assignment...................................73
Section 8.4       Counterparts................................................73
Section 8.5       Headings....................................................73
Section 8.6       Governing Law; Jurisdiction.................................73
Section 8.7       Severability; Jurisdiction..................................74
Section 8.8       Specific Performance........................................74
Section 8.9       Mutual Interest.............................................74
Section 8.10      Construction................................................75
Section 8.11      Non-Survival of Representations and Warranties and
                  Agreements..................................................75
Section 8.12      Certain Definitions.........................................75
Section 8.13      Notices.....................................................76
Section 8.14      Procedure for Termination, Amendment, Extension or Waiver...77
Section 8.15      Waiver of Jury Trial........................................77
Section 8.16      Global Disclosure Letter and Crown Disclosure Letter........77

EXHIBIT 5.16         --       Affiliate Letter


                             INDEX OF DEFINED TERMS



409A Authorities..............................................................27
Abrams.........................................................................2
Affiliate.....................................................................75
Agreement......................................................................1
AJCA..........................................................................27
Break-Up Amount...............................................................71
Cash Consideration.............................................................4
Cash Consideration Cap.........................................................6
Cash Election..................................................................4
Cash Portion...................................................................9

                                      iii
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CERCLA........................................................................29
Certificate....................................................................4
Certificate of Merger..........................................................3
Closing........................................................................3
Closing Date...................................................................3
Code...........................................................................2
Commonly Controlled Entity....................................................25
Communications Act............................................................16
Concerted Action..............................................................28
Confidentiality Agreement.....................................................50
Converted Deferred Shares.......................................................
Converted Option...............................................................7
Converted Restricted Shares....................................................6
Converted Warrant..............................................................8
Covered Employees.............................................................63
Crown..........................................................................1
Crown Adverse Recommendation Change...........................................56
Crown Board....................................................................1
Crown Bylaws..................................................................33
Crown Certificate of Incorporation............................................33
Crown Class A Common Stock....................................................33
Crown Common Stock.............................................................1
Crown Converted Deferred Shares................................................7
Crown Disclosure Letter.......................................................32
Crown Expenses................................................................70
Crown Filed SEC Report........................................................38
Crown Financial Advisor.......................................................36
Crown Financial Statements....................................................38
Crown Notice of Adverse Recommendation........................................57
Crown Option..................................................................33
Crown Participant.............................................................42
Crown Restricted Shares.......................................................33
Crown SEC Reports.............................................................38
Crown Stock Plans.............................................................33
Crown Stock Rights............................................................34
Crown Stockholder Approval....................................................35
Crown Stockholders' Meeting...................................................59
Crown Subsidiaries............................................................35
Crown Subsidiary..............................................................35
Crown Superior Proposal.......................................................56
Crown Takeover Proposal.......................................................56
Crown Termination Fee.........................................................69
Crown Warrants................................................................34
D&O Insurance.................................................................58
DGCL...........................................................................1
DLLC Act.......................................................................1

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DOJ.............................................................................
Effective Time.................................................................3
Election Date..................................................................5
environment...................................................................30
Environmental Laws............................................................30
ERISA.........................................................................25
Escrow Agreement..............................................................71
Exchange Act..................................................................16
Exchange Agent.................................................................8
Exchange Fund..................................................................8
FAA...........................................................................16
FCC...........................................................................16
Form of Election...............................................................5
Fortress.......................................................................1
FTC...........................................................................51
GAAP..........................................................................18
Global.........................................................................1
Global Adverse Recommendation Change..........................................54
Global Benefit Agreements.....................................................25
Global Benefit Plans..........................................................25
Global Board...................................................................1
Global Bylaws.................................................................12
Global Certificate of Incorporation...........................................12
Global Common Stock............................................................1
Global Deferred Share.........................................................13
Global Disclosure Letter......................................................12
Global Expenses...............................................................69
Global Filed SEC Report.......................................................17
Global Financial Advisor......................................................15
Global Financial Statements...................................................18
Global Intellectual Property Rights...........................................31
Global Material Contract......................................................23
Global Notice of Adverse Recommendation.......................................54
Global Option..................................................................7
Global Participant............................................................22
Global Pension Plan...........................................................25
Global Preferred Stock........................................................13
Global Restricted Shares......................................................13
Global SEC Reports............................................................17
Global Stock Rights...........................................................13
Global Stockholder Approval...................................................15
Global Stockholders' Meeting..................................................59
Global Subsidiary.............................................................14
Global Superior Proposal......................................................53
Global Takeover Proposal......................................................53
Global Termination Fee........................................................70

                                       v
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Global Third Quarter Dividend..................................................6
Global Warrant.................................................................8
Global Welfare Plan...........................................................25
Governmental Entity...........................................................16
Greenhill......................................................................1
Hazardous Material............................................................30
HSR Act.......................................................................16
HSR Filing....................................................................51
Indemnified Parties...........................................................58
Intellectual Property.........................................................31
Joint Proxy Statement.........................................................59
Judgments.....................................................................64
known to Crown................................................................76
known to Global...............................................................76
Law...........................................................................15
Liens.........................................................................14
Litigation....................................................................23
Material Adverse Effect.......................................................75
Merger.........................................................................1
Merger Consideration...........................................................4
Merger Sub.....................................................................1
Merger Sub Units...............................................................4
New Plan......................................................................63
NLRB..........................................................................28
Non-Affiliate Plan Fiduciary..................................................27
Nonqualified Deferred Compensation Plan.......................................27
NYSE..........................................................................16
Omnibus Plan...................................................................7
Order.........................................................................15
Outside Date..................................................................67
person........................................................................75
Primary Company Executives....................................................22
Prorated Cash Amount...........................................................6
Qualifying Income.............................................................71
Real Estate Transfer Taxes....................................................69
Registration Statement........................................................59
REIT..........................................................................20
Release.......................................................................30
Representatives...............................................................49
Requested Cash Amount..........................................................6
Rights........................................................................49
Rights Agreement..............................................................44
Sarbanes-Oxley Act............................................................17
SEC...........................................................................12
Securities Act................................................................16
Share Issuance.................................................................1

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Shares.........................................................................4
Stock Consideration............................................................4
Stock Election.................................................................4
Stockholders Agreement.........................................................2
Subsidiary....................................................................12
Support Agreements.............................................................2
Surviving Company..............................................................1
Tax...........................................................................21
Tax Return....................................................................22
Third-Party Intellectual Property Rights......................................31
to the knowledge of Crown.....................................................76
to the knowledge of Global....................................................76
Transaction Agreements.........................................................2
TRS...........................................................................20
Warrant Agreement..............................................................8

                          AGREEMENT AND PLAN OF MERGER

                  THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of October 5, 2006, is by and among CROWN CASTLE INTERNATIONAL CORP., a Delaware corporation ("Crown"), CCGS HOLDINGS LLC, a Delaware limited liability company ("Merger Sub") and a direct wholly-owned subsidiary of Crown, and GLOBAL SIGNAL INC., a Delaware corporation ("Global").


                              W I T N E S S E T H:

                  WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware (the "DGCL") and the Delaware Limited Liability Company Act (the "DLLC Act"), Crown, Merger Sub and Global will enter into a business combination transaction pursuant to which Global will merge with and into Merger Sub (the "Merger"), with Merger Sub as the surviving entity (subject to Section 1.1, the "Surviving Company") and a direct wholly-owned subsidiary of Crown;

                  WHEREAS, the board of directors of Global (the "Global Board") (i) has determined that the Merger is consistent with and in furtherance of the long-term business strategy of Global, and in the best interests of Global and the holders of its common stock, par value $0.01 per share (the "Global Common Stock"), and has approved this Agreement, the Merger and the other transactions contemplated by this Agreement and declared their advisability and (ii) has recommended that the stockholders of Global approve and adopt this Agreement and the Merger;

                  WHEREAS, the board of directors of Crown (the "Crown Board")
(i) has determined that the Merger is consistent with and in furtherance of the long-term business strategy of Crown, and in the best interests of Crown and its stockholders, and has approved this Agreement and the other Transaction Agreements (as defined below), the Merger, the Share Issuance (as defined below) and the other transactions contemplated by this Agreement and declared their advisability and (ii) has recommended that the stockholders of Crown approve the issuance of common stock, par value $0.01 per share, of Crown (the "Crown Common Stock") in connection with the Merger and the other transactions contemplated hereby (the "Share Issuance");

                  WHEREAS, the sole member of Merger Sub has determined that the Merger is in the best interests of Merger Sub and its sole member and has approved this Agreement, the Merger and the other transactions contemplated by this Agreement and declared their advisability;

                  WHEREAS, concurrently with the execution and delivery of this Agreement (i) Fortress Pinnacle Investment Fund, FRIT PINN LLC, Fortress Registered Investment Trust, FRIT Holdings LLC and FIT GSL LLC (collectively, "Fortress"), (ii) Greenhill Capital Partners, LLC, GCP SPV1, LLC and GCP SPV2, LLC (collectively, "Greenhill") and (iii) Abrams Capital International, Ltd., Abrams Capital Partners I, LP, Abrams Capital Partners II, LP, Whitecrest Partners, LP, Riva Capital Partners, LP and 222 Partners, LLC

(collectively, "Abrams") have entered into and delivered support agreements (collectively, the "Support Agreements") to Crown, pursuant to which Fortress, Greenhill and Abrams have agreed, subject to the terms and conditions thereof, to vote certain of their shares (constituting, in the aggregate, 40% of the shares of Global Common Stock outstanding on the date hereof) in favor of this Agreement and the transactions contemplated hereby (including the Merger) and against any transaction or other action that would interfere with this Agreement or any of the transactions contemplated hereby (including the Merger);

                  WHEREAS, concurrently with the execution and delivery of this Agreement, Crown has entered into a stockholders agreement with Fortress, Greenhill and Abrams (the "Stockholders Agreement" and, together with this Agreement and the Support Agreements, the "Transaction Agreements"), pursuant to which Crown has granted, subject to the terms and conditions thereof, to each of Fortress, Greenhill and Abrams certain registration rights and certain rights to re-nominate directors to the Crown Board;

                  WHEREAS, Crown may, prior to the Merger, contribute all of the limited liability company interests in Merger Sub to another limited liability company wholly owned by Crown; and

                  WHEREAS, for U.S. federal income tax purposes, it is intended by Crown, Merger Sub and Global that (a) the Merger shall qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the rules and regulations promulgated thereunder, (b) this Agreement shall constitute a plan of reorganization, and (c) Crown and Global each shall be a party to such reorganization within the meaning of Section 368(b) of the Code.


                  NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements contained in this Agreement and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I

                                   THE MERGER
                                   ----------

         Section 1.1 The Merger. Upon the terms and subject to the conditions of this Agreement, and in accordance with the DGCL and the DLLC Act, at the Effective Time (as defined in Section 1.2), Global shall be merged with and into Merger Sub. As a result of the Merger, the separate corporate existence of Global shall cease and Merger Sub shall continue as the Surviving Company following the Merger. The existence of Merger Sub shall continue unaffected and unimpaired by the Merger and, as the Surviving Company, it shall be governed by the Laws (as defined in Section 3.4) of the State of Delaware. At the option of Crown and in lieu of the otherwise applicable provisions of this Section 1.1, the Merger will consist of the merger of Merger Sub with and into Global, with Global as the Surviving Company; provided that Crown shall not be entitled to exercise such right to the extent that it would result in the failure to be satisfied of the conditions set forth in either Section 6.2(d) or Section 6.3(d). In the event that Crown makes such an election, the parties shall discuss in good faith appropriate amendments to this Agreement and the other agreements contained herein to give effect to such change.

         Section 1.2 Effective Time; Closing. As promptly as practicable (and in any event within three (3) business days) after the satisfaction or waiver of the conditions set forth in ARTICLE VI hereof (other than those conditions that by their nature are to be satisfied at the Closing (as defined below)), the parties hereto shall cause the Merger to be consummated by filing a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware and by making all other filings or recordings required under the DGCL or the DLLC Act in connection with the Merger, in such form as is required by, and executed in accordance with the relevant provisions of, the DGCL or the DLLC Act, as applicable. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, or at such later time as the parties hereto agree and as shall be specified in the Certificate of Merger (the date and time the Merger becomes effective, the "Effective Time"). On the date of such filing, a closing (the "Closing") shall be held at 10:00 a.m., Eastern Time, at the offices of Cravath, Swaine & Moore LLP, 825 Eighth Avenue, New York, NY 10019, or at such other time and location as the parties hereto shall otherwise agree. The date on which the Closing occurs is referred to in this Agreement as the "Closing Date".

         Section 1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the DGCL and the DLLC Act. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of Global and Merger Sub shall vest in the Surviving Company, and all debts, liabilities, obligations, restrictions, disabilities and duties of Global and Merger Sub shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Company.

         Section 1.4 Certificate of Formation and Operating Agreement.

         (a) The Certificate of Formation of Merger Sub in effect immediately preceding the Effective Time shall be the Certificate of Formation of the Surviving Company until thereafter changed or amended as provided therein or by applicable Law.

         (b) The Limited Liability Company Agreement of Merger Sub in effect immediately preceding the Effective Time shall be the Limited Liability Company Agreement of the Surviving Company until thereafter changed or amended or as provided therein or by applicable Law.

         Section 1.5 Officers. From and after the Effective Time, until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified in accordance with the Limited Liability Company Agreement of Merger Sub, the officers of Merger Sub at the Effective Time, if any, shall be the officers of the Surviving Company.

                                  ARTICLE II

                 CONVERSION OF SECURITIES; EXCHANGE PROCEDURES
                 ---------------------------------------------

         Section 2.1 Effect on Shares. At the Effective Time, by virtue of the Merger and without any action on the part of Crown, Merger Sub, Global or the holders of any of the following securities:

         (a) Subject to the other provisions of this ARTICLE II, each share of Global Common Stock, other than any such share that is a Global Restricted Share (as defined in Section 3.2(a)) as of the Effective Time and that does not become fully vested and nonforfeitable at the Effective Time in accordance with the terms of the applicable award agreement (collectively, the "Shares"), issued and outstanding immediately prior to the Effective Time (other than any Shares cancelled pursuant to Section 2.1(b)), shall automatically be converted into and represent the right to receive, at the election of the holder thereof, one of the following (the "Merger Consideration"): (i) for each Share with respect to which an election to receive stock has been made effectively and not revoked or deemed to have been made in accordance with Section 2.1(d) (a "Stock Election"), 1.61 shares of Crown Common Stock (the "Stock Consideration"); and
(ii) for each Share with respect to which an election to receive cash has been effectively made and not revoked pursuant to (a "Cash Election"), $55.95 in cash, subject to Section 2.1(d)(v) (the "Cash Consideration"), in each case payable without interest to the holder of such Share upon surrender, in the manner provided in Section 2.4, of the certificate that formerly evidenced such Share (each, a "Certificate").

         (b) Each Share held in the treasury of Global and each Share owned directly by Crown or Merger Sub, in each case immediately prior to the Effective Time, shall be canceled without any conversion thereof, and no payment or distribution shall be made with respect thereto.

         (c) Each limited liability company interest in Merger Sub (the "Merger Sub Units") issued and outstanding immediately prior to the Effective Time shall remain outstanding and unaffected by the Merger and, following the Merger, shall constitute the only outstanding limited liability company interests or other equity interests in the Surviving Company from and after the Effective Time.

         (d) Election of Merger Consideration.

                  (i) Each person who, on or prior to the Election Date (as defined in Section 2.1(d)(ii)), is a record holder of Shares shall be entitled, with respect to all or any portion of such holder's Shares, to make a Stock Election or Cash Election on the basis set forth in this Section 2.1(d). For the avoidance of doubt, a holder of Shares shall be permitted to make a Stock Election with respect to a portion of such holder's Shares and make a Cash Election with respect to such holder's other Shares. If such a holder does not make a Stock Election or a Cash Election with respect to all or any portion of such holder's Shares, such holder will be deemed to have made a Stock Election in the manner herein provided with respect to such Shares.

                  (ii) Crown shall prepare and mail, or cause to be prepared and mailed, with the Joint Proxy Statement (as defined in Section 5.10(a)) (x) a form of election, which form shall be subject to the reasonable review and comment of Global (the "Form of Election"), (y) a letter of transmittal (which shall be in customary form and shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent (as defined in Section 2.4(a)) and
         (z) instructions for use in effecting the surrender of the Certificates pursuant to such letter of transmittal, to the record holders of Shares as of the record date for the Global Stockholders' Meeting (as defined in Section 5.10(a)). The Form of Election shall be used by each record holder of Shares to make an election to receive the Stock Consideration, the Cash Consideration or both for any or all Shares held by such holder. Crown and Global shall use their reasonable best efforts to make the Form of Election, letter of transmittal and instructions available to all persons who become holders of Shares during the period between such record date and the Election Date. Any such holder's election to receive the Stock Consideration, the Cash Consideration or both shall have been properly made only if the Exchange Agent shall have received at its designated office, by 5:00 p.m., New York City time, on the third business day immediately preceding the Global Stockholders' Meeting (the "Election Date"), (1) a Form of Election properly completed and signed, (2) a letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and (3) such other documents as may be required pursuant to such instructions, together with Certificates to which such Form of Election and letter of transmittal relate, duly endorsed in blank or otherwise in form acceptable for transfer on the books of Global.

                  (iii) Any stockholder of Global may at any time prior to the Election Date change his or her election by written notice received by the Exchange Agent prior to 5:00 p.m., New York City time, on the Election Date accompanied by a properly completed and signed revised Form of Election. Any Form of Election may be revoked by the stockholder submitting it to the Exchange Agent only by written notice received by the Exchange Agent (A) prior to 5:00 p.m., New York City time on the Election Date or (B) after such time, if and to the extent that the Exchange Agent is legally required to permit revocations and the Effective Time shall not have occurred prior to such time. All Forms of Election shall automatically be revoked if the Exchange Agent is notified in writing by Crown and Global that the Merger has been abandoned. If a Form of Election is revoked, the Certificate or Certificates to which such Form of Election relates shall be promptly returned to the stockholder submitting such Form of Election to the Exchange Agent.

                  (iv) The determination of the Exchange Agent shall be binding as to whether or not elections to receive the Stock Consideration or the Cash Consideration have been properly made, changed or revoked pursuant to this with respect to Shares and when elections, changes and revocations were received by it. If the Exchange Agent determines that any election to receive the Cash Consideration was not properly made with respect to Shares, such shares shall be treated by the Exchange Agent as shares for which a Stock Election was made in accordance with this Section 2.1(d), and such shares shall be entitled to receive in the Merger the Stock Consideration. The Exchange Agent also shall make all computations as to proration contemplated by Section 2.1(d)(v) (which computation shall be made as soon as practicable following the Election Date), and absent manifest error any such computation shall be conclusive and binding on the holders of Shares. The Exchange Agent may make such rules as are consistent with this Section 2.1(d) for the implementation of the elections provided for herein as shall be necessary or desirable fully to effect such elections.

                  (v) Notwithstanding anything else in this Agreement to the contrary, the maximum aggregate amount of Cash Consideration that may be paid by Crown pursuant to this Agreement shall be $550,000,000 (the "Cash Consideration Cap"); provided that the Cash Consideration Cap shall be reduced on a dollar-for-dollar basis to the extent of any cash dividends or other cash distributions declared or paid by Global or any Global Subsidiary (as defined in Section 3.2(d)) prior to the Effective Time (other than (x) dividends and distributions by a direct or indirect wholly owned Global Subsidiary to its parent (without further distribution) and (y) the regular quarterly dividend of $0.525 per share of Global Common Stock that is to be paid by Global on or about October 19, 2006 (the "Global Third Quarter Dividend")). If the aggregate amount of cash subject to Cash Elections received by the Exchange Agent (the "Requested Cash Amount") exceeds the Cash Consideration Cap, each holder making a Cash Election shall receive, for each Share with respect to which a Cash Election has been made,
         (1) cash in an amount equal to the product of the Cash Consideration and a fraction, the numerator of which is the Cash Consideration Cap and the denominator of which is the Requested Cash Amount (such product, the "Prorated Cash Amount") and (2) a number of shares of Crown Common Stock equal to a fraction, the numerator of which is equal to the Cash Consideration minus the Prorated Cash Amount and the denominator of which is $34.75.

         Section 2.2 Equity-Based Awards.

         (a) At the Effective Time, each Global Restricted Share that is outstanding and unvested immediately prior to the Effective Time (excluding any Global Restricted Share that becomes fully vested and nonforfeitable at the Effective Time in accordance with the terms of the applicable award agreement) shall, by virtue of the

Merger and without any action on the part of the holder thereof, be cancelled and converted, on the same terms and conditions (including vesting) as applied to such Global Restricted Share immediately prior to the Effective Time, into the number of restricted shares of Crown Common Stock (the "Converted Restricted Shares") that is equal to the Stock Consideration, provided that all fractional Converted Restricted Shares to which a single holder would be entitled shall be aggregated.

         (b) At the Effective Time, each Global Deferred Share (as defined in
Section 3.2(a)) that is outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted, on the same terms and conditions (including vesting) as applied to such Global Deferred Share immediately prior to the Effective Time, into the number of deferred shares with respect to Crown Common Stock (the "Converted Deferred Shares") that is equal to the Stock Consideration, provided that all fractional Converted Deferred Shares to which a single holder would be entitled shall be aggregated.

         (c) At the Effective Time, Crown shall assume the obligations and succeed to the rights of Global under Global's Omnibus Stock Incentive Plan (as amended December 21, 2005) (the "Omnibus Plan") with respect to the Converted Restricted Shares and Converted Deferred Shares. Crown shall take all action reasonably necessary or appropriate to have available for issuance or transfer a sufficient number of shares of Crown Common Stock for delivery with respect to the Converted Restricted Shares and the settlement of the Converted Deferred Shares. Promptly after the Effective Time, Crown shall either (i) prepare and file with the SEC a registration statement on Form S-8 (or other appropriate form) registering a number of shares of Crown Common Stock necessary to fulfill Crown's obligations under this Section 2.2 or (ii) assume the Converted Restricted Shares and Converted Deferred Shares under an existing equity incentive plan with respect to which a registration statement on Form S-8 (or other appropriate form) is effective.

         (d) Global shall ensure that following the Effective Time, no holder of a Global Restricted Share, Global Deferred Share, Global Option (as defined in Section 2.3(a)) or Global Warrant (as defined in Section 2.3(b)) (or former holder thereof) or any current or former participant in the Omnibus Plan or any other Global Benefit Plan (as defined in Section 3.14(a)) or Global Benefit Agreement (as defined in Section 3.14(a)) shall have any right thereunder to acquire any capital stock of Global, any Global Subsidiary or the Surviving Company or any other equity interest therein (including "phantom" stock or stock appreciation rights).

         (e) Prior to the Effective Time, each of Global and Crown shall cause any dispositions of Global Common Stock (including derivative securities with respect to Global Common Stock) or acquisitions of Crown Common Stock (including derivative securities with respect to Crown Common Stock) resulting from the transactions contemplated by this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act (as defined in Section 3.5) with respect to Global or Crown to be exempt under Rule 16b-3 promulgated under the Exchange Act.

         Section 2.3 Options and Warrants.

         (a) Options. At the Effective Time, each option entitling the holder thereof to purchase a share of Global Common Stock (a "Global Option") that is outstanding at such time, whether or not exercisable and whether or not vested, shall, by virtue of the Merger and without any action on the part of the holder thereof, be cancelled and converted, on the same terms and conditions as applied to such Global Option immediately prior to the Effective Time, into an option to purchase a number of shares of Crown Common Stock (a "Converted Option") (rounded down to the nearest whole share) equal to the product of (i) the number of shares of Global Common Stock subject to such Global Option as of the Effective Time and (ii) the Stock Consideration, at an exercise price per share of Crown Common Stock (rounded up to the nearest whole cent) equal to the quotient obtained by dividing (A) the aggregate exercise price for the shares of Global Common Stock subject to such Global Option as of the Effective Time by (B) the aggregate number of shares of Crown Common Stock subject to such Converted Option after giving effect to the adjustments in this Section 2.3(a).

         (b) Warrants. At the Effective Time, each warrant entitling the holder thereof to purchase a share of Global Common Stock (a "Global Warrant") that is outstanding at such time, whether or not exercisable and whether or not vested, granted under the Warrant Agreement, dated February 13, 2006, by and between Global and American Stock Transfer & Trust Company (the "Warrant Agreement"), shall, by virtue of the Merger and without any action on the part of the holder thereof, be cancelled and converted, on the same terms and conditions (including vesting) as applied to such Global Warrant immediately prior to the Effective Time, into a warrant entitling such holder thereof to purchase a number of shares of Crown Common Stock (a "Converted Warrant") (rounded down to the nearest whole share) equal to the product of (i) the number of shares of Global Common Stock subject to such Global Warrant as of the Effective Time and
(ii) the Stock Consideration, at an exercise price per share of Crown Common Stock (rounded up to the nearest whole cent) equal to the quotient obtained by dividing (A) the aggregate exercise price for the shares of Global Common Stock subject to such Global Warrant as of the Effective Time by (B) the aggregate number of shares of Crown Common Stock subject to such Converted Warrant after giving effect to the adjustments in this Section 2.3(b).

         Section 2.4 Exchange of Certificates.

         (a) Exchange Agent. At the Effective Time, Crown shall deposit, or shall cause to be deposited, with a bank or trust company that, prior to the mailing of the Joint Proxy Statement, may be designated by Crown, and that is reasonably satisfactory to Global, to act as exchange agent (the "Exchange Agent"), for the benefit of the holders of Shares, for exchange in accordance with this ARTICLE II through the Exchange Agent, (i) certificates representing the shares of Crown Common Stock issuable as the Stock Consideration portion of the Merger Consideration pursuant to Section 2.1(a), (ii) cash or a check in an amount of U.S. dollars (after giving effect to any required withholdings pursuant to Section 2.4(i)) equal to the amount of cash payable as the Cash Consideration portion of the Merger Consideration pursuant to Section 2.1(a) and (iii) cash, from time to time as required to make payments in lieu of any fractional shares pursuant to Section 2.4(e) or with respect to dividends or other distributions payable pursuant to Section 2.4(c) (such cash and certificates for shares of Crown Common Stock being hereinafter referred to as the "Exchange Fund"). The Exchange Agent shall, pursuant to irrevocable instructions, deliver the shares of Crown Common Stock and cash contemplated to be issued pursuant to Section 2.1(a) and this Section 2.4(a) out of the Exchange Fund. Except as contemplated by Section 2.4(g) hereof, the Exchange Fund shall not be used for any other purpose.

         (b) Exchange Procedures. Immediately after the Effective Time, upon surrender to the Exchange Agent, whether prior to or after the Election Date, of a Certificate for cancellation, together with a letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor: (A) a certificate representing that number of whole shares of Crown Common Stock which such holder has the right to receive in respect of the Shares formerly represented by such Certificate after taking into account all Shares then held by such holder, (B) a check in an amount of U.S. dollars (after giving effect to any required withholdings pursuant to Section 2.4(i)) equal to the amount of cash to which such holder is entitled pursuant to
Section 2.1(a) and (C) cash in lieu of any fractional shares of Crown Common Stock to which such holder is entitled pursuant to Section 2.4(e) and any dividends or other distributions to which such holder is entitled pursuant to
Section 2.4(c), and the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or will accrue on any cash payable pursuant to Section 2.4(c) or (e). Unless the duly completed and validly executed letter of transmittal provides otherwise, for all purposes of this Section 2.4 and in accordance with Treasury Regulation Section 1.358-2(a)(2)(ii), (i) a holder will be treated as having surrendered, in exchange for the total Cash Consideration, if any, to be paid to such holder under Section 2.1(d) (with respect to a holder, the "Cash Portion"), the number of Shares equal to the quotient of (x) such holder's Cash Portion, divided by (y) the Cash Consideration; and (ii) for purposes of clause (i), the Certificates surrendered by a holder in exchange for such holder's Cash Portion will be deemed to be: (A) first, of those Certificates evidencing Shares held by such holder for more than one year before the Merger within the meaning of Section 1223 of the Code, if any, those Certificates with the highest Federal income Tax basis, in descending order until such Certificates are exhausted or the Cash Portion for such holder is fully paid, then (B) of all other of such holder's Certificates, those Certificates with the highest Federal income Tax basis, in descending order until the Cash Portion for such holder is fully paid. In the event of a transfer of ownership of Shares that is not registered in the transfer records of Global, the Merger Consideration to which such holder is entitled (including, if applicable, a check for cash in lieu of any fractional shares of Crown Common Stock to which such holder is entitled pursuant to Section 2.4(e)) and a check for any dividends or other distributions to which such holder is entitled pursuant to Section 2.4(c) may be issued to a transferee if the Certificate representing such Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this
Section 2.4, each Certificate shall be deemed at all times after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration, the cash in lieu of any fractional shares of Crown Common Stock to which such holder is entitled pursuant to Section 2.4(e) and any dividends or other distributions to which such holder is entitled pursuant to Section 2.4(c).

         (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to the Crown Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Global Common Stock formerly represented thereby, until the holder of such Certificate shall surrender such Certificate. Subject to the effect of escheat, tax or other applicable Laws, following surrender of any such Certificate, there shall be paid to the holder of the certificates representing whole shares of Crown Common Stock issued in exchange therefor, without interest, (i) promptly, the amount of dividends or other distributions with a record date after the Effective Time and theretofore paid with respect to such whole shares of Crown Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole shares of Crown Common Stock.

         (d) No Further Rights in Global Common Stock. All cash paid and shares of Crown Common Stock issued upon conversion of the Shares in accordance with the terms of this ARTICLE II (including any cash paid pursuant to Section 2.4(c) or (e)) shall be deemed to have been paid and issued in full satisfaction of all rights pertaining to such Shares.

         (e) No Fractional Shares. No certificates or script representing fractional shares of Crown Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional shares interests will not entitle the owner thereof to vote or to any other rights of a stockholder of Crown. Each holder of Shares exchanged pursuant to the Merger who would otherwise be entitled to receive a fraction of a share of Crown Common Stock (after taking into account all Certificates delivered by such holder) shall receive, upon surrender of such holder's Certificates in accordance with this Section 2.4, an amount in cash (without interest) equal to the product obtained by multiplying
(i) such fractional share interest to which such holder would otherwise be entitled by (ii) $34.75. As promptly as practicable after the determination of the amount of cash, if any, to be paid to holders of fractional share interests, the Exchange Agent shall so notify Crown, and Crown shall deposit such amount with the Exchange Agent and shall cause the Exchange Agent to forward payments to such holders of fractional share interests subject to and in accordance with the terms of Section 2.4(b).

         (f) Adjustments to Merger Consideration. The Merger Consideration shall be adjusted to reflect appropriately the effect of any forward or reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Crown Common Stock or Global Common Stock), reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Crown Common Stock or Global Common Stock occurring on or after the date hereof and prior to the Effective Time. The Cash Consideration Cap shall be reduced on a dollar-for-dollar basis to the extent of any cash dividends or other cash distributions declared or paid by Global or any Global Subsidiary prior to the Effective Time (other than (x) dividends and distributions by a direct or indirect wholly owned Global Subsidiary to its parent (without further distribution) and (y) the Global Third Quarter Dividend).

         (g) Termination of Exchange Fund. Any portion of the Exchange Fund (including any interest received with respect thereto) that remains undistributed to the holders of Global Common Stock for six months after the Effective Time shall be delivered to Crown, upon demand, and shall be held in trust for the benefit of any holders of Global Common Stock who have not theretofore complied with this ARTICLE II without any interest thereon, subject to the effect of escheat, tax or other applicable Law.

         (h) No Liability. Neither the Exchange Agent nor any party hereto shall be liable to any holder of Certificates for any such Shares (or dividends or distributions with respect thereto), or cash delivered to a public official pursuant to any abandoned property, escheat or similar Law. If any Certificate has not been surrendered prior to two years after the Effective Time (or immediately prior to such earlier date on which Merger Consideration or any dividends or distributions with respect to Crown Common Stock as contemplated by Section 2.4(c) in respect of such Certificate would otherwise escheat to or become the property of any

Governmental Entity (as defined in Section 3.5)), any such shares, cash, dividends or distributions in respect of such Certificate shall, to the extent permitted by applicable Law, become the property of the Surviving Company, free and clear of all claims or interest of any person previously entitled thereto.

         (i) Withholding Rights. Each of the Surviving Company, Crown and the Exchange Agent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of Shares such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of federal, state, local or foreign Tax Law. To the extent that amounts are so withheld by Crown or the Exchange Agent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect to which such deduction and withholding was made by Crown or the Exchange Agent, as the case may be.

         (j) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Crown, the posting by such person of a bond, in such reasonable amount as Crown may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration, any cash in lieu of fractional shares of Crown Common Stock to which the holders thereof are entitled pursuant to Section 2.4(e) and any dividend or other distributions to which the holders thereof are entitled pursuant to Section 2.4(c).

         (k) Investment of Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by Crown, on a daily basis. Any interest and other income resulting from such investments shall be paid to Crown.

         Section 2.5 Stock Transfer Books. At the Effective Time, the stock transfer books of Global shall be closed and there shall be no further registration of transfers of Shares thereafter on the records of Global. From and after the Effective Time, the holders of Certificates representing Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares, except as otherwise provided in this Agreement or by Law. On or after the Effective Time, any Certificates presented to the Exchange Agent or Crown for any reason shall be converted into the right to receive the Merger Consideration, any cash in lieu of fractional shares of Crown Common Stock to which the holders thereof are entitled pursuant to
Section 2.4(e) and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 2.4(c).

                                  ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF GLOBAL

         Global represents and warrants to each of the other parties hereto as follows (except (i) as set forth in the written disclosure letter (which letter shall in each case specifically identify by reference to Sections of this Agreement any exceptions to each of the representations, warranties and covenants contained in this Agreement; provided, however, that any information set forth in one section or subsection of such disclosure letter shall be deemed to apply to each other section or subsection thereof or hereof to which its relevance is readily apparent on its face) delivered by Global to Crown and Merger Sub in connection with the execution and delivery of this Agreement (the "Global Disclosure Letter") or (ii) as readily apparent from disclosure in the Global SEC Reports (as defined in Section 3.7) filed or furnished to the Securities and Exchange Commission (the "SEC") by Global, and in either case, publicly available on or prior to the date hereof, but excluding, in each case, any disclosures set forth in any risk factor section, in any section relating to forward-looking statements and any other disclosures included therein to the extent that they are cautionary, predictive or forward-looking in nature):

         Section 3.1 Organization and Standing.

         (a) Global is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Global has made available to Crown complete and correct copies of the minutes (or, in the case of minutes that have not yet been finalized, drafts thereof) of all meetings of the stockholders of Global and each of the Global Subsidiaries, the boards of directors of Global and each of the Global Subsidiaries, and the committees of each such board of directors, in each case held since January 1, 2004 and prior to the date hereof.

         (b) (i) Each Global Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, and (ii) each of Global and each Global Subsidiary (x) has full corporate (or similar) power and authority and all necessary government approvals to own, lease and operate its properties and assets and to conduct its business as presently conducted, and (y) is duly qualified or licensed to do business as a foreign corporation, limited partnership, partnership or limited liability company and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except in the case of clauses (b)(i) and (b)(ii), where any such failure has not had, or is not reasonably expected to have, individually or in the aggregate, a Material Adverse Effect (as defined in Section 8.12(b)). Global has furnished or made available to Crown true and complete copies of the Amended and Restated Certificate of Incorporation of Global, as amended through the date of this Agreement (as so amended, the "Global Certificate of Incorporation"); the Second Amended and Restated Bylaws of Global, as amended through the date of this Agreement (as so amended, the "Global Bylaws"); and the comparable charter and organizational documents of each Global Subsidiary, in each case as amended through the date of this Agreement. The Global Certificate of Incorporation and the Global Bylaws are in full force and effect and have not been amended or otherwise modified. Global is not in material violation of any provision of the Global Certificate of Incorporation or the Global Bylaws, and no Global Subsidiary is in material violation of any provision of its certificate of incorporation, bylaws or equivalent organizational documents.

         For purposes of this Agreement, a "Subsidiary" of any person means another person, (i) an amount of the voting securities, other voting rights or voting partnership interests of which that is sufficient to elect at least a majority of its board of directors or other governing body is directly or indirectly owned or controlled by such first person or by any one or more of its Subsidiaries, or by such first person and one or more of its Subsidiaries (or, if there are no such voting interests, 50% or more of the equity interests of which is owned directly or indirectly by such first person) or (ii) of which such first person or any other Subsidiary of such first person is a general partner (excluding partnerships, the general partnership interests of which held by such first person and any Subsidiary of such first person do not have a majority of the voting interests in such partnership).

         Section 3.2 Capitalization.

         (a) The authorized capital stock of Global consists of (i) 150,000,000 shares of Global Common Stock and (ii) 20,000,000 shares of preferred stock, par value $0.01 per share (the "Global Preferred Stock"). At the close of business on September 29, 2006, (A) 70,222,876 shares of Global Common Stock were issued and outstanding (including 358,365 shares of Global Common Stock that were outstanding as of the relevant time but were subject to vesting or other forfeiture restrictions or a right of repurchase by Global as of such time (shares so subject, "Global Restricted Shares")), (B) 29,327 shares of Global Common Stock were held by Global in its treasury, (C) 8,715,000 shares of Global Common Stock were reserved for issuance pursuant to the Omnibus Plan, of which no shares of Global Common Stock were subject to outstanding and unexercised options to purchase Global Common Stock, (D) 644,000 shares of Global Common Stock were subject to outstanding and unexercised Global Options,
(E) 420,220 shares of Global Common Stock were subject to outstanding and unexercised Global Warrants, and (F) a maximum of 2,887 shares of Global Common Stock could be issued pursuant to outstanding deferred share awards with respect to Global Common Stock (each such deferred share award, a "Global Deferred Share"). At the close of business on September 29, 2006, no shares of Global Preferred Stock were issued and outstanding and no shares of Global Preferred Stock were held in the treasury of Global.

         (b) Except as set forth in Section 3.2(a) above, at the close of business on September 29, 2006, no shares of capital stock or other voting securities of Global were issued, reserved for issuance or outstanding. From September 29, 2006, until the date of this Agreement, there have been no issuances by Global of shares of capital stock of, or other equity or voting interests in, Global, other than the issuance of shares of Global Common Stock pursuant to the exercise of Global Options and Global Warrants outstanding as of September 29, 2006, each in accordance with their terms as in effect on September 29, 2006. Except as set forth in Section 3.2(a), as of the date hereof, there are no options, warrants, convertible or exchangeable securities, subscriptions, stock appreciation rights, phantom stock rights or stock equivalents or other rights, agreements, arrangements or commitments (contingent or otherwise) of any character issued or authorized by Global or any Global Subsidiary (i) relating to any issued or unissued capital stock or equity interest of Global or any Global Subsidiary, (ii) obligating Global or any Global Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, any shares of capital stock of, or options, warrants, convertible or exchangeable securities, subscriptions or other equity interests in, Global or any Global Subsidiary or (iii) that give any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights accruing to holders of capital stock Global or any Global Subsidiary (each of (i), (ii) and (iii), collectively, the "Global Stock Rights"). All outstanding shares of Global Common Stock are, and all shares of Global Common Stock that may be issued prior to the Effective Time will be when issued, duly authorized, validly issued, fully paid and nonassessable. There are no outstanding contractual obligations of Global or any Global Subsidiary to repurchase, redeem or otherwise acquire any capital stock or equity interest of Global (including any shares of Global Common Stock) or any Global Subsidiary or any Global Stock Rights or to pay any dividend or make any other distribution in respect thereof or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any person.

         (c) Section 3.2(c) of the Global Disclosure Letter sets forth a true, complete and correct list, as of September 29, 2006, of (i) all Global Options, the number of shares of Global Common Stock subject thereto, the grant dates, expiration dates, the exercise or base prices and vesting schedules thereof and the names of the holders thereof, (ii) all outstanding Global Warrants, the number of shares of Global Common Stock subject thereto, the grant dates, expiration dates, the exercise or base prices and vesting schedules thereof and the names of the holders thereof, (iii) all outstanding Global Restricted Shares, the grant dates, vesting schedules, repurchase prices (if any) and names of the holders thereof and (iv) all outstanding Global Deferred Shares, the maximum number of shares of Global Common Stock that may be issued pursuant to each such Global Deferred Share, the grant dates, vesting schedules and names of the holders thereof. Each outstanding Global Restricted Share, Global Deferred Share, Global Option and Global Warrant may, pursuant to its terms, be treated at the Effective Time as set forth in Section 2.2 or 2.3, as applicable.

         (d) Exhibit 21.1 to Global's Annual Report on Form 10-K for the fiscal year ended December 31, 2005 includes all the Subsidiaries of Global (each a "Global Subsidiary" and together, the "Global Subsidiaries") in existence as of the date hereof. All the outstanding shares of capital stock of, or other equity interests in, each such Global Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable and are, except as set forth in such Exhibit 21.1, owned directly or indirectly by Global, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens") and free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests), except for restrictions imposed by applicable securities laws. Neither Global nor any of the Global Subsidiaries directly or indirectly owns or has any right or obligation to subscribe for or otherwise acquire any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any corporation, partnership, joint venture or other business association or entity (other than the Global Subsidiaries).

         Section 3.3 Authority for Agreement.

         (a) Global has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject to obtaining the Global Stockholder Approval (as defined below) in connection with this Agreement and the Merger, to consummate the Merger and the other transactions contemplated by this Agreement. The execution, delivery and performance by Global of this Agreement and the consummation by Global of the Merger and the other transactions contemplated by this Agreement, have been duly authorized by all necessary corporate action on the part of Global and no other corporate proceedings on the part of Global are necessary to authorize this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement (other than obtaining the Global Stockholder Approval and the filing and recordation of appropriate merger documents as required by the DGCL and the DLLC Act). This Agreement has been duly executed and delivered by Global and, assuming the due authorization, execution and delivery by Crown and Merger Sub, constitutes a legal, valid and binding obligation of Global enforceable against Global in accordance with its terms subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity. The affirmative vote of a majority of the outstanding shares of Global Common Stock entitled to vote in accordance with the DGCL, the Global Certificate of Incorporation and the Global Bylaws (the "Global Stockholder Approval") is the only vote of the holders of capital stock of Global necessary to adopt and approve this Agreement, the Merger and the other transactions contemplated by this Agreement.

         (b) The Global Board, at a meeting duly called and held, duly and unanimously adopted resolutions (i) approving this Agreement and the other Transaction Agreements, the Merger and the other transactions contemplated by this Agreement, (ii) determining that the terms of the Merger and the other transactions contemplated by this Agreement are fair to and in the best interests of Global and its stockholders, (iii) recommending that Global's stockholders adopt this Agreement and (iv) declaring that this Agreement is advisable. Such resolutions are sufficient to render inapplicable to Crown and Merger Sub, this Agreement, the Merger and the other transactions contemplated by this Agreement, and the other Transaction Agreements and the transactions contemplated thereby, the restrictions set forth in Article IV, Part D of the Global Certificate of Incorporation. The provisions of Section 203 of the DGCL are inapplicable to Crown and Merger Sub, this Agreement, the Merger and the other transactions contemplated by this Agreement by virtue of the express election of Global set forth in the Global Certificate of Incorporation not to be governed by Section 203 of the DGCL. To Global's knowledge, no other state takeover statute or similar statute or regulation applies or purports to apply to Global with respect to this Agreement, the Merger or any other transaction contemplated by this Agreement or the other Transaction Agreements and the transactions contemplated thereby.

         (c) Goldman, Sachs & Co., the financial advisor to the Global Board (the "Global Financial Advisor"), has delivered to the Global Board its opinion to the effect that, as of the date of such opinion and based on the assumptions, qualifications and limitations contained therein, the Merger Consideration is fair, from a financial point of view, to the holders of Global Common Stock. Global has made available to Crown, for informational purposes only, a correct and complete copy of the form of such opinion prior to the execution of this Agreement.

         Section 3.4 No Conflict. The execution and delivery of this Agreement by Global do not, and the performance of this Agreement by Global and the consummation of the Merger and the other transactions contemplated by this Agreement will not, (a) assuming the Global Stockholder Approval is obtained, conflict with or violate (i) the Global Certificate of Incorporation or the Global Bylaws or (ii) the equivalent organizational documents of any of the Global Subsidiaries, (b) subject to Section 3.5 and assuming the Global Stockholder Approval is obtained, conflict with or violate any United States federal, state or local or any foreign statute, law, rule, regulation, ordinance, code or any other requirement or rule of law (a "Law") or any charge, order, writ, injunction, judgment, decree, ruling, determination, directive, award or settlement, whether civil, criminal or administrative (an "Order"), in each case applicable to Global or any of the Global Subsidiaries or by which any property or asset of Global or any of the Global Subsidiaries is bound or affected, or (c) result in a breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, give to others any right of termination, amendment, acceleration or cancellation of, result in the triggering of any payment or other obligation or any right of consent, or result in the creation of a Lien on any property or asset of Global or any of the Global Subsidiaries pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Global or any of the Global Subsidiaries is a party or by which Global or any of the Global Subsidiaries or any property or asset of any of them is bound or affected (including any Global Material Contract (as defined in Section 3.12(a)), except, in the case of clauses (a)(ii), (b) and (c) above, for any such conflicts, violations, breaches, defaults or other occurrences which have not had and are not reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

         Section 3.5 Required Filings and Consents. The execution and delivery of this Agreement by Global do not, and the performance of this Agreement by Global will not, require any consent, approval, order, authorization or permit of, or declaration, registration, filing with, or notification to, any United States federal, state or local or any foreign government or any court, administrative or regulatory agency or commission or other governmental authority or agency, domestic or foreign (a "Governmental Entity"), except for
(i) applicable requirements, if any, of (A) the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including, without limitation, the filing with the SEC of the Joint Proxy Statement and of the Registration Statement (as defined in Section 5.10(a)) in which the Joint Proxy Statement will be included as a prospectus, and declaration of effectiveness of the Registration Statement, (B) state securities or "blue sky" laws, (C) the DGCL and the DLLC Act to file the Certificate of Merger or other appropriate documentation and
(D) the New York Stock Exchange (the "NYSE"), (ii) those required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (iii) such filings and approvals as are required to be made or obtained under any foreign antitrust, competition or similar Laws in connection with the consummation of the Merger and the other transactions contemplated by this Agreement, (iv) the filing of customary applications and notices, as applicable, (A) with the Federal Aviation Administration (the "FAA"), and any approvals of such applications and notices, or (B) with the Federal Communications Commission (the "FCC") under the Communications Act of 1934, as amended (the "Communications Act"), and any approvals of such applications and notices, which, in the case of this clause (iv), are required or appropriate with respect to the transactions contemplated by this Agreement and related to Global's ownership or operation of communications or broadcast towers and the assets and properties relating thereto and (v) customary filings, notices and approvals with any state public service, public utility commissions, state environmental agencies or similar state regulatory bodies with respect to the transactions contemplated by this Agreement and related to the consummation of the Merger and the other transactions contemplated by this Agreement as a result of Global's ownership or operation of communications or broadcast towers and the assets and properties relating thereto.

         Section 3.6 Compliance; Regulatory Compliance.

         (a) Each of Global and the Global Subsidiaries (i) has been operated at all times in compliance with all Laws applicable to Global or any of the Global Subsidiaries or by which any property, business or asset of Global or any of the Global Subsidiaries is bound or affected and (ii) is not in default or violation of any governmental licenses, permits or franchises to which Global or any of the Global Subsidiaries is a party or by which Global or any of the Global Subsidiaries or any property or asset of Global or any of the Global Subsidiaries is bound or affected other than, in the case of clauses (i) and
(ii) above, failures to comply, defaults or violations which do not have and are not reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. Neither Global nor any Global Subsidiary has received any written communication during the past two years from a Governmental Entity that alleges that Global or a Global Subsidiary is not in compliance with any applicable Law, except for failures to be in compliance that, individually or in the aggregate, have not had and are not reasonably expected to have a Material Adverse Effect.

         (b) Each of Global and the Global Subsidiaries has in effect all required governmental licenses, permits, certificates, approvals and authorizations necessary for the conduct of their business and the use of their properties and assets, as presently conducted and used, except where such failure has not had, or is not reasonably expected to have, individually or in the aggregate, a Material Adverse Effect; and neither Global nor any Global Subsidiary has received notice from any Governmental Entity that any such license, permit, certificate, approval or authorization is subject to any adverse action which has had, or is reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

         (c) This Section 3.6 does not relate to Tax matters, employee benefits matters, labor relations matters, environmental matters, intellectual property matters or matters related to the Foreign Corrupt Practices Act and international trade sanctions, which are the subjects of Sections 3.9, 3.14, 3.15, 3.16, 3.17 and 3.21, respectively.

         Section 3.7 SEC Filings; Financial Statements.

         (a) Each of Global and the Global Subsidiaries has filed all forms, reports, statements and documents required to be filed with the SEC since June 2, 2004 (the "Global SEC Reports"), each of which has complied in all material respects with the applicable requirements of the Securities Act and the rules and regulations promulgated thereunder, the Exchange Act and the rules and regulations promulgated thereunder, and the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") and the rules and regulations promulgated thereunder, each as in effect on the date so filed, except to the extent updated, amended, restated or corrected by a subsequent Global SEC Report filed or furnished to the SEC by Global, and in either case, publicly available prior to the date hereof (each, a "Global Filed SEC Report"). None of the Global SEC Reports (including any financial statements or schedules included or incorporated by reference therein) contained when filed or currently contains, and any Global SEC Reports filed with the SEC subsequent to the date hereof will not contain, any untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent updated, amended, restated or corrected by a subsequent Global Filed SEC Report.

         (b) Except to the extent updated, amended, restated or corrected by a subsequent Global Filed SEC Report, all of the financial statements included in the Global SEC

Reports, in each case, including any related notes thereto, as filed with the SEC (those filed with the SEC are collectively referred to as the "Global Financial Statements"), comply as to form in all material respects with applicable accounting requirements and the published rules of the SEC with respect thereto and have been prepared in accordance with U.S. generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as may be permitted by Form 10-Q of the SEC and subject, in the case of the unaudited statements, to normal, year-end audit adjustments which are not reasonably expected to have, individually or in the aggregate, a Material Adverse Effect). The condensed consolidated balance sheets (including the related notes) included in such Global Financial Statements (if applicable, as updated, amended, restated or corrected in a subsequent Global Filed SEC Report) fairly present, in all material respects, the condensed consolidated financial position of Global and the Global Subsidiaries at the respective dates thereof, and the condensed consolidated statements of operations, stockholders' equity and cash flows (in each case, including the related notes) included in such Global Financial Statements (if applicable, as updated, amended, restated or corrected in a subsequent Global Filed SEC Report) fairly present, in all material respects, the condensed consolidated statements of operations, stockholders' equity and cash flows of Global and the Global Subsidiaries for the periods indicated, subject, in the case of the unaudited statements, to normal, year-end adjustments which are not reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

         (c) Neither Global nor any of the Global Subsidiaries has any liabilities or obligations of any kind whatsoever, whether or not accrued and whether or not contingent or absolute, that are material to Global and the Global Subsidiaries, taken as a whole, other than (i) liabilities or obligations disclosed or provided for in the unaudited condensed consolidated balance sheet of Global as of June 30, 2006, including the notes thereto, contained in the Global SEC Reports, (ii) liabilities or obligations incurred on behalf of Global in connection with this Agreement and the contemplated Merger, (iii) liabilities or obligations incurred in the ordinary course of business consistent with past practice since June 30, 2006, and (iv) other liabilities or obligations that are otherwise covered by insurance.

         (d) Each of the principal executive officer of Global and the principal financial officer of Global (or each former principal executive officer of Global and each former principal financial officer of Global, as applicable) has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act with respect to the Global SEC Reports, and the statements contained in such certifications are true and accurate. For purposes of this Agreement, "principal executive officer" and "principal financial officer" shall have the meanings given to such terms in the Sarbanes-Oxley Act. Neither Global nor any of the Global Subsidiaries has any outstanding, or has arranged any outstanding, "extensions of credit" to directors or executive officers within the meaning of Section 402 of the Sarbanes-Oxley Act.

                  (i) Global maintains a system of "internal control over financial reporting" (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) sufficient to provide reasonable assurance (A) that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, consistently applied,
         (B) that transactions are executed only in accordance with the authorization of management and (C) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of Global's assets.

                  (ii) Global's "disclosure controls and procedures" (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by Global in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to Global's management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the chief executive officer and chief financial officer of Global required under the Exchange Act with respect to such reports.

                  (iii) Neither Global nor any of the Global Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar contract (including any contract or arrangement relating to any transaction or relationship between or among Global or any of the Global Subsidiaries, on the one hand, and any unconsolidated affiliate, including any structured finance, special purpose or limited purpose entity or person, on the other hand, or any "off-balance sheet arrangements" (as defined in Item 303(a) of Regulation S-K of the SEC), where the result, purpose or intended effect of such contract is to avoid disclosure of any material transaction involving, or material liabilities of, Global or any of the Global Subsidiaries in Global's or such Global Subsidiary's published financial statements or other Global SEC Reports.

                  (iv) Since June 2, 2004, Global has not received any oral or written notification of any (x) "significant deficiency" or (y) "material weakness" in Global's internal controls over financial reporting. There is no outstanding "significant deficiency" or "material weakness" which Global's independent accountants certify has not been appropriately and adequately remedied by Global. For purposes of this Agreement, the terms "significant deficiency" and "material weakness" shall have the meanings assigned to them in Release 2004-001 of the Public Company Accounting Oversight Board, as in effect on the date hereof.

         (e) The effectiveness of any additional SEC disclosure requirement that, as of the date of this Agreement, has been formally proposed that is not yet in effect, is not expected by Global to lead to any materially adverse change in Global's disclosures as set forth in the Global SEC Reports.

         (f) None of the Global Subsidiaries is, or has at any time since June 2, 2004 been, subject to the reporting requirements of Sections 13(a) and 15(d) of the Exchange Act.

         Section 3.8 Absence of Certain Changes or Events. Except as contemplated by this Agreement, since the date of the most recent audited financial statements included in the Global SEC Reports and through the date hereof, each of Global and the Global Subsidiaries has conducted its respective businesses only in the ordinary course in all material respects and in a manner consistent with prior practice in all material respects and there has not been any event or occurrence of any condition that has had or is reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. Except as contemplated by this Agreement, since the date of the most recent audited financial statements included in the Global SEC Reports and through the date hereof, there has not been (i) any material change in accounting methods, principles or practices employed by Global or (ii) any action of the types described in Section 5.1(b) or Section 5.1(c) which, had such action been taken after the date of this Agreement, would be in violation of any such Section.

Section 3.9       Taxes.

         (a) Each of Global and the Global Subsidiaries has duly filed all Tax Returns (as defined in Section 3.9(j)), required to be filed by it or has been granted extensions to file such Tax Returns, which extensions have not expired, and all such Tax Returns are true, complete and accurate, except to the extent that all such failures to file, taken together, have not had and are not reasonably expected to have a Material Adverse Effect. Global and each of the Global Subsidiaries have paid (or Global has paid on its behalf) all Taxes (i) shown as due on such Tax Returns or (ii) otherwise due and payable, except for those Taxes (x) being contested in good faith by appropriate proceedings and for which adequate reserves have been established in the financial statements included in the Global SEC Reports in accordance with GAAP or (y) that have not had and are not reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. There are no Liens for any Taxes upon the assets of Global or the Global Subsidiaries, other than (i) statutory Liens for Taxes not yet due and payable, (ii) Liens for Taxes contested in good faith by appropriate proceedings and (iii) Liens that are not, and are not reasonably expected to be, material to the businesses of Global and the Global Subsidiaries, taken as a whole.

         (b) Global (i) for each taxable period beginning with its date of formation through its most recent taxable year ended on or before the date hereof, has been subject to taxation as a real estate investment trust within the meaning of Sections 856 et seq. of the Code (a "REIT") and has satisfied all the requirements to qualify as a REIT for such years, (ii) has operated consistent with all the requirements for qualification and taxation as a REIT through the date hereof for the period from the end of its most recent taxable year ended before the date hereof, (iii) has not taken any action or omitted to take any action that is reasonably expected to result in a successful challenge by the Internal Revenue Service to its status as a REIT, and no such challenge is pending, or to Global's knowledge, threatened and (iv) intends to continue to operate in such a manner as to permit it to continue to qualify as a REIT for the taxable year or portion thereof that will end with the Merger. Each Global Subsidiary that files Tax Returns as a partnership or is a disregarded entity for U.S. federal income tax purposes has since its acquisition by Global been classified for U.S. federal income tax purposes as either a partnership or disregarded entity and not as an association taxable as a corporation, or a "publicly traded partnership" within the meaning of Section 7704(b) of the Code that is treated as a corporation for U.S. federal income tax purposes under
Section 7704(a) of the Code. Each Global Subsidiary that is a corporation has been since its formation classified as a qualified REIT subsidiary under
Section 856(i) of the Code or a taxable REIT subsidiary under Section 856(l) of the Code (a "TRS"). No Global Subsidiary is classified as or files Tax Returns as a REIT under Sections 856 through 860 of the Code or as a regular "C" Corporation that is not treated as a TRS. Global has not engaged, directly or indirectly, in any action that resulted in any "prohibited transaction"

Tax pursuant to Section 857(b)(6) of the Code, any Tax on certain non-arm's length transactions pursuant to Section 857(b)(7) of the Code or any Tax pursuant to Section 4981 of the Code.

         (c) Global had at least $280,700,000 of "net operating loss carryovers" within the meaning of Section 172 of the Code as of December 31, 2005, which are subject to limitations pursuant to Section 382 of the Code as of the date hereof.

         (d) No Tax Return of Global or a Global Subsidiary is or has ever been audited or examined by any tax authority, and no notice of such an audit or examination has been received by Global or a Global Subsidiary. No deficiencies for any Taxes have been proposed, asserted or assessed in writing against Global or any of the Global Subsidiaries that are not adequately reserved for, except for deficiencies that, individually or in the aggregate, have not had and are not reasonably expected to have a Material Adverse Effect, and no requests for waivers of the time to assess any such taxes have been granted or are pending (other than with respect to years that are currently under examination by the Internal Revenue Service or other applicable taxing authorities).

         (e) Neither Global nor any of the Global Subsidiaries has taken any action or has any knowledge of any fact or circumstance that is reasonably likely to prevent the transactions contemplated hereby, including the Merger, from qualifying as a reorganization within the meaning of Section 368 of the Code.

         (f) Neither Global nor any of the Global Subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A)) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (i) in the two years prior to the date of this Agreement or (ii) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

         (g) Neither Global nor any of the Global Subsidiaries has entered into a "listed transaction" within the meaning of Treasury Regulation ss. 1.6011-4(b)(2).

         (h) Global and the Global Subsidiaries have complied with all applicable Laws relating to the payment and withholding of Taxes, except where a failure to comply, individually or in the aggregate, has not had and is not reasonably expected to have a Material Adverse Effect.

         (i) Neither Global nor any of the Global Subsidiaries has any liability for the Taxes of any person (other than Global and the Global Subsidiaries) under Treasury Regulation ss. 1.1502-6 (or any similar provision of any state, local or foreign law) as a transferee or successor, by contract or otherwise that, individually or in the aggregate, has had or is reasonably expected to have a Material Adverse Effect.

         (j) As used in this Agreement (A) "Tax" means any federal, state, local or foreign income, gross receipts, property, sales, use, value-added, license, excise, franchise, employment, payroll, premium, withholding, alternative or added minimum, ad valorem, transfer or excise tax, or any other tax, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any related interest, penalty, addition to tax or additional amount, and any liability for any of the foregoing as transferee, and (B) "Tax Return" means any report, return, document, declaration or other information or filing required to be filed with respect to taxes (whether or not a payment is required to be made with respect to such filing), including information returns, any documents with respect to or accompanying payments of estimated taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information.

         Section 3.10 Change of Control Agreement; No Excess Parachute Payment.

         (a) Neither the execution and delivery of this Agreement, the consummation of the Merger or the other transactions contemplated by this Agreement nor compliance with the terms hereof will (either alone or in conjunction with any other event) (i) entitle any current or former employee, officer, director or consultant of Global or any Global Subsidiary (each, a "Global Participant") to enhanced severance or termination pay, change in control or similar payments or benefits, (ii) result in, cause the accelerated vesting or delivery of, or increase the amount or value of, any payment or benefit to any Global Participant, (iii) trigger any payment or funding (through a grantor trust or otherwise) of any compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, or increase the cost of, any Global Benefit Plan or Global Benefit Agreement or (iv) result in any breach or violation of, or a default under, any Global Benefit Plan or Global Benefit Agreement. The aggregate amount of all cash payments that may become payable or be provided to any Global Participant under the Global Benefit Plans and Global Benefit Agreements (assuming for such purpose that such individual's employment were terminated immediately following the Effective Time as if the Effective Time were the date hereof) will not exceed the amount set forth in Section 3.10(a) of the Global Disclosure Letter.

         (b) Other than payments that may be made to persons set forth on
Section 3.10(b) of the Global Disclosure Letter (the "Primary Company Executives"), Global reasonably anticipates no amount or other entitlement that could be received (whether in cash or property or the vesting of property) as a result of the Merger or any other transaction contemplated by this Agreement (alone or in combination with any other event) by any Global Participant who is a "disqualified individual" (as such term is defined in Treasury Regulation
Section 1.280G-1) under any Global Benefit Plan, Global Benefit Agreement or other compensation arrangement would be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code), and no such disqualified individual is entitled to receive any additional payment (e.g., any Tax gross up or other payment) from Global, Crown or any other person in the event that the excise Tax required by Section 4999(a) of the Code is imposed on such disqualified individual. Section 3.10(b) of the Global Disclosure Letter sets forth (i) a complete and accurate list of Global's reasonable, good faith estimate of the maximum amount that could be received (whether in cash or property or the vesting of property, and including the amount of any Tax gross up) by each Primary Company Executive as a result of the Merger or any other transaction contemplated by this Agreement (alone or in combination with any other event) under all Global Benefit Agreements and Global Benefit Plans and (ii) the "base amount" (as defined in Section 280G(b)(3) of the Code) for each Primary Company Executive, calculated as of the date of this Agreement.

         Section 3.11 Litigation.

         (a) There is no claim, suit, action, investigation, indictment or information, or administrative, arbitration or other proceeding ("Litigation") pending or, to the knowledge of Global, threatened against or affecting Global or any of the Global Subsidiaries or any of their respective assets which, if adversely determined, individually or in the aggregate, has had or is reasonably expected to have a Material Adverse Effect.

         (b) There is not any Order of any Governmental Entity or arbitrator outstanding against, or, to the knowledge of Global, investigation by, any Governmental Entity involving Global or any of the Global Subsidiaries or any of their respective assets that, individually or in the aggregate, has had or is reasonably expected to have a Material Adverse Effect.

         (c) This Section 3.11 does not relate to Tax matters, employee benefits matters, labor relations matters, environmental matters or intellectual property matters, which are the subjects of Sections 3.9, 3.14, 3.15, 3.16, and 3.17, respectively.

         Section 3.12 Contracts and Commitments.

         (a) Section 3.12(a) of the Global Disclosure Letter sets forth a true and complete list as of the date hereof of each Global Material Contract. "Global Material Contract" means (i) a "material contract", as such term is defined in Section 601(b)(10) of Regulation S-K of the SEC, (ii) a contract, agreement or arrangement which contains any non-compete or exclusivity provisions with respect to the business of or geographic area with respect to Global or any Global Subsidiary, or restricts the conduct of the business of Global or any Global Subsidiary, or the geographic area or manner in which Global or any Global Subsidiary may conduct business, in each case in any material respect, (iii) a contract, agreement or arrangement between Global or any Global Subsidiary on the one hand, and any officer or director of Global or any person directly or indirectly owning, controlling or holding power to vote 5% or more of Global's outstanding voting securities (other than compensation arrangements involving a director or officer of Global listed or described in
Section 3.14 of the Global Disclosure Letter), on the other hand, or (iv) a contract, agreement or arrangement to which Global or any Global Subsidiary or any of their respective properties is subject that (A) involves annual revenue to Global or the Global Subsidiaries in excess of $5,000,000 in the calendar year ending December 31, 2006, (B) obligates Global or any Global Subsidiary to expend an amount in excess of $5,000,000 in the calendar year ending December 31, 2006, (C) obligates Global or any Global Subsidiary to make capital expenditures or acquire assets (including by way of construction, including in a "build to suit" or similar agreement, or acquisition of communications towers) in an amount estimated by Global as of the date hereof to be in excess of $5,000,000 over the remaining life of such contract or (D) is a material arrangement governing the legal relationship between Global or any Global Subsidiary and one of the ten largest customers of Global and any Global Subsidiaries, taken as a whole, for the calendar year ended December 31, 2005. Global has delivered or made available true and complete copies of all such agreements, arrangements and commitments to Crown.

         (b) Except as is not reasonably expected to have, individually or in the aggregate, a Material Adverse Effect, the Global Material Contracts are legal, valid, binding and enforceable in accordance with their respective terms with respect to Global and, to the knowledge of Global, with respect to each other party to any of such Global Material Contracts, except, in each case, to the extent that enforcement of rights and remedies created by any Global Material Contracts are subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general application related to or affecting creditors' rights and to general equity principles. There are no existing defaults, violations or breaches by Global or any Global Subsidiary of any notes, bonds, mortgages, indentures, contracts, agreements or leases to which Global or any of the Global Subsidiaries is a party or by which Global or any of the Global Subsidiaries or any property or asset of Global or any of the Global Subsidiaries is bound or affected, including any Global Material Contract (or events or conditions which, with notice or lapse of time or both would constitute such a default, violation or breach) and, to the knowledge of Global, there are no such defaults, violations or breaches (or events or conditions which, with notice or lapse of time or both, would constitute such a default, violation or breach) with respect to any third party to any such notes, bonds, mortgages, indentures, contracts, agreements or leases that, in any such case, has had or is reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. Global has no knowledge of any pending or threatened bankruptcy, insolvency or similar proceeding with respect to any party to any Global Material Contract which has had or is reasonably expected to have a Material Adverse Effect. Section 3.12(b)(i) of the Global Disclosure Letter identifies each Global Material Contract set forth therein that requires the consent of or notice to the other party thereto to avoid any material breach, default or violation of such contract, agreement or other instrument in connection with the transactions contemplated hereby. Neither Global nor any Global Subsidiary (i) is a party to any voting agreement with respect to the voting of any securities of Global or (ii) has any contractual obligation to file a registration statement under the Securities Act, in respect of any securities of Global or any Global Subsidiary.

         (c) Section 3.12(c) of the Global Disclosure Letter sets forth a list of all confidentiality agreements, standstill agreements or other similar agreements to which Global or any of the Global Subsidiaries is a party relating to any Global Takeover Proposal (as defined in Section 5.6(a)), or relating to any inquiry, proposal or offer from Global to any person relating to, or that is reasonably expected to lead to, any direct or indirect acquisition or purchase by Global, in one transaction or a series of transactions, of assets or businesses (including by merger, acquisition of capital stock or otherwise) that, if consummated, would be material to Global and the Global Subsidiaries, taken as a whole. To the extent permitted by the terms thereof, Global has provided copies of each such agreement or a summary of the material terms thereof to Crown prior to the date hereof.

         Section 3.13 Information Supplied. None of the information supplied or to be supplied by Global specifically for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or
(ii) the Joint Proxy Statement will, at the date it is first mailed to Global's stockholders or Crown's stockholders or at the time of the Global Stockholders Meeting or the Crown Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Joint Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation is made by Global with respect to statements made or incorporated by reference therein based on information supplied by Crown or Merger Sub specifically for inclusion or incorporation by reference in the Joint Proxy Statement.

         Section 3.14 Employee Benefit Plans.

         (a) Section 3.14(a)(i) of the Global Disclosure Letter sets forth a list, as of the date hereof, of all "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (sometimes referred to individually as a "Global Pension Plan" and collectively as the "Global Pension Plans), all "employee welfare benefit plans" (as defined in Section 3(1) of ERISA) (sometimes referred to individually as a "Global Welfare Plan" and collectively as the "Global Welfare Plans"), and each vacation or paid time off, severance, termination, retention, change in control, employment, incentive compensation, performance, profit sharing, stock-based, stock-related, stock option, fringe benefit, perquisite, stock purchase, stock ownership, phantom stock and deferred compensation plan, arrangement, agreement and understanding and other compensation, benefit and fringe benefit plans, arrangements, agreements and understandings (whether or not legally binding), sponsored, maintained, contributed to or required to be sponsored, maintained or contributed to, by Global, any Global Subsidiary or any other person that, together with Global, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code or any other applicable Law (each, a "Commonly Controlled Entity"), in each case, providing benefits to any Global Participant, but not including the Global Benefit Agreements (all such plans, arrangements, agreements and understandings, collectively, "Global Benefit Plans"). Section 3.14(a)(ii) of the Global Disclosure Letter sets forth a list, as of the date hereof, of (i) each employment, deferred compensation, change in control, severance, termination, employee benefit, loan, indemnification, consulting or similar contract between Global or any Global Subsidiary, on the one hand, and any Global Participant, on the other hand, and
(ii) each contract between Global or any Global Subsidiary, on the one hand, and any Global Participant, on the other hand, the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Global of the nature contemplated by this Agreement (all such contracts under the foregoing clauses (i) and (ii), collectively, "Global Benefit Agreements").

         (b) Global has made available to Crown true and complete copies of (i) each Global Benefit Plan and each Global Benefit Agreement (or, in the case of any unwritten Global Benefit Plan or Global Benefit Agreement, a written summary of the material provisions of such plan or agreement) in effect on the date hereof, (ii) the most recent report on Form 5500 filed with the Internal Revenue Service with respect to each Global Benefit Plan in effect on the date hereof, to the extent any such report was required by applicable Law, (iii) the most recent summary plan description for each Global Benefit Plan for which such a summary plan description is required by applicable Law and (iv) each currently effective trust agreement or other funding vehicle relating to any Global Benefit Plan. Neither Global nor any Commonly Controlled Entity has sponsored, maintained, contributed to or been obligated to sponsor, maintain or contribute to, or has any actual or contingent liability under, any benefit plan that is subject to Title IV of ERISA or Section 412 of the Code or is otherwise a defined benefit pension plan or is a plan described in Section 3(40) of ERISA or Section 413 of the Code. With respect to any Global Welfare Plan or any Global Benefit Agreement that is an employee welfare benefit plan, (A) no such Global Welfare Plan or Global Benefit Agreement is unfunded or funded through a "welfare benefits fund" (as such term is defined in Section 419(e) of the Code) or is self-insured, (B) each such Global Welfare Plan and Global Benefit Agreement that is a "group health plan" (as such term is defined in Section 5000(b)(1) of the Code) complies with the applicable requirements of Section 4980B(f) of the Code and any applicable similar state or local Law and (C) each such Global Welfare Plan and Global Benefit Agreement that is a group health plan (including any such plan or agreement covering retirees or other former employees) may be amended or terminated without material liability to Global or any Global Subsidiary on or at any time after the Effective Time. No Global Welfare Plan or Global Benefit Agreement that is an employee welfare benefit plan provides benefits to, or on behalf of, any former employee after the termination of employment except (1) where the full cost of such benefit is borne entirely by the former employee (or his eligible dependents or beneficiaries) or (2) where the benefit is required by Section 4980B of the Code.

         (c) (i) Each Global Benefit Plan in effect on the date hereof has been administered in all material respects in accordance with its terms and with all applicable Laws, and Global and each of the Global Subsidiaries and all Global Benefit Plans are in compliance in all material respects with the applicable provisions of ERISA, the Code and other applicable Laws as to the Global Benefit Plans; (ii) all material contributions, including participant contributions and benefit payments, required under each Global Benefit Plan and Global Benefit Agreement have been made in full on a timely and proper basis pursuant to the terms of such plan or agreement and applicable Law; (iii) with respect to the Global Benefit Plans and Global Benefit Agreements, individually or in the aggregate, no event has occurred, and there exists no condition or set of circumstances, including claims, audits, and investigations, in connection with which Global or any of the Global Subsidiaries is reasonably expected to become subject to material liability under any Global Benefit Plan or Global Benefit Agreement or under ERISA, the Code or any other applicable Law; (iv) no Participant has received or is reasonably expected to receive any payment or benefit from Global or any Global Subsidiary that would be nondeductible pursuant to Section 162(m) of the Code or any other applicable Law except in connection with or in combination with accelerated vesting of equity-based awards; (v) each Global Pension Plan that is intended to comply with the provisions of Section 401(a) of the Code has been the subject of a determination letter from the Internal Revenue Service with respect to all Tax law changes with respect to which the Internal Revenue Service is currently willing to provide a determination letter to the effect that such Global Pension Plan currently is qualified and exempt from income Taxes under Section 401(a) of the Code and the trust relating to such plan is exempt from income Taxes under Section 501(a) of the Code, and no such determination letter has been revoked and, to the knowledge of Global, revocation has not been threatened and, to the knowledge of Global, no event has occurred since the date of the most recent determination letter or application therefor relating to any such Global Pension Plan that is reasonably expected to adversely affect the qualification of such Global Pension Plan or materially increase the costs relating thereto or require security under Section 307 of ERISA; (vi) Global has made available to Crown a copy of the most recent determination letter received with respect to each Global Pension Plan for which such a letter has been issued, as well as a copy of any pending application for a determination letter and a complete and accurate list of all amendments to any Global Pension Plan in effect as of the date hereof as to which a favorable determination letter has not yet been received; (vii) there are no understandings, agreements or undertakings, written or oral, with any person (other than pursuant to the express terms of the applicable Global Benefit Plan or Global Benefit Agreement) that are (pursuant to any such understandings, agreements or undertakings) reasonably expected to result in any liabilities if such Global Benefit Plan or Global Benefit Agreement were amended or terminated on or at any time after the Effective Time or that would prevent any unilateral action by Global (or, after the Effective Time, Crown) to effect such amendment or termination; (viii) other than as set forth in any Global Benefit Plans or as may be required to avoid any adverse Tax consequence under Section 409A of the Code, since December 31, 2005, there has not been any adoption, entry into, termination or amendment in any material respect by Global or any Global Subsidiaries of any Global Benefit Plan or Global Benefit Agreement or any agreement (whether or not legally binding) to adopt, enter into, terminate or amend any such plan or agreement; (ix) only officers, directors and employees of Global or any Global Subsidiaries are eligible for compensation or benefits under the terms of each Global Benefit Plan, and each individual who is classified by Global or any Global Subsidiary as an "employee" or as an "independent contractor" is properly so classified; and (x) no Global Participant is entitled to any gross-up, make-whole or other additional payment from Global or any Global Subsidiary in respect of any Tax (including Federal, state, local or foreign income, excise or other Taxes (including Taxes imposed under Section 409A of the Code)) or interest or penalty related thereto.

         (d) With respect to each Global Benefit Plan, (i) there has not occurred any "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) in which Global, any Global Subsidiary or any of their respective officers, directors or employees or, to the knowledge of Global, any trustee or other fiduciary or administrator of any Global Benefit Plan or trust created thereunder, in each case, who is not an officer, director or employee of Global or any Global Subsidiary (a "Non-Affiliate Plan Fiduciary"), or any agent of the foregoing, has engaged that is reasonably likely to subject Global, any Global Subsidiary or any of their respective officers, directors or employees or any Non-Affiliate Plan Fiduciary, to the Tax or penalty on prohibited transactions imposed by Section 4975 of the Code or the sanctions imposed under Title I of ERISA or any other applicable Law and
(ii) none of Global, any Global Subsidiary or any of their respective officers, directors or employees, or, to the knowledge of Global, any Non-Affiliate Plan Fiduciary, nor any agent of any of the foregoing, has engaged in any transaction or acted in a manner, or failed to act in a manner, that is reasonably likely to subject Global, any Global Subsidiary or any of their respective officers, directors or employees or any Non-Affiliate Plan Fiduciary to any liability for breach of fiduciary duty under ERISA or any other applicable Law.

         (e) Each Global Benefit Plan and each Global Benefit Agreement that is a "nonqualified deferred compensation plan" within the meaning of Section 409A(d)(1) of the Code (a "Nonqualified Deferred Compensation Plan") subject to
Section 409A of the Code has been operated in material compliance with Section 409A of the Code since January 1, 2005, based upon a good faith, reasonable interpretation of (i) Section 409A of the Code and (ii)(A) the Proposed Regulations issued thereunder or (B) Internal Revenue Service Notice 2005-1 (clauses (i) and (ii), together, the "409A Authorities"). No Global Benefit Plan or Global Benefit Agreement that would be a Nonqualified Deferred Compensation Plan subject to Section 409A of the Code but for the effective date provisions that are applicable to Section 409A of the Code, as set forth in Section 885(d) of the American Jobs Creation Act of 2004, as amended (the "AJCA"), has been "materially modified" within the meaning of Section 885(d)(2)(B) of the

AJCA after October 3, 2004, based upon a good faith reasonable interpretation of the AJCA and the 409A Authorities.

         (f) All outstanding Global Restricted Shares and Global Deferred Shares are evidenced by restricted share award agreements, deferred share award agreements or other award agreements, in each case as individually set forth in, or in the forms set forth in, Section 3.14 of the Global Disclosure Letter, and no restricted share award agreement, deferred share award agreement or other award agreement not individually set forth therein contains terms that are materially inconsistent with such forms.

         Section 3.15 Labor and Employment Matters.

         (a) Since January 1, 2004, neither Global nor any of the Global Subsidiaries has been a party to, or bound by, or conducted negotiations regarding, any collective bargaining agreement or other contracts, arrangements, agreements or understandings with a labor union or labor organization that was certified by the National Labor Relations Board ("NLRB") or voluntarily recognized or recognized under foreign Law. There is no existing, pending or, to the knowledge of Global, threatened (i) labor dispute, walkout, lockout, strike, slowdown, hand billing, picketing work stoppage (sympathetic or otherwise), work interruption or other "concerted action" (each a "Concerted Action") involving the employees of Global or any of the Global Subsidiaries, (ii) unfair labor practice charge or complaint, labor dispute, labor arbitration proceeding or any other matter before the NLRB or any other comparable state agency against or involving Global or any of the Global Subsidiaries, (iii) election petition or other activity or proceeding by a labor union or representative thereof to organize any employees of Global or any of the Global Subsidiaries, (iv) certification or decertification question relating to collective bargaining units at the premises of Global or any of the Global Subsidiaries, or (v) grievance or arbitration demand against Global or any Global Subsidiary whether or not filed pursuant to a collective bargaining agreement that, in the case of any of the foregoing, has had or is reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. Neither the employees of Global nor the employees of any of the Global Subsidiaries have engaged in a Concerted Action in the past three years that has had or is reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

         (b) None of Global, any of the Global Subsidiaries or any of their respective representatives or employees has committed an unfair labor practice in connection with the operation of the respective businesses of Global or any of the Global Subsidiaries that has had or is reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. Each of Global and the Global Subsidiaries is, and during the past five years has been, in compliance with all applicable Laws respecting labor, employment, fair employment practices, terms and conditions of employment, workers' compensation, occupational safety, plant closings, mass layoffs, and wages and hours, except where such failure to be in compliance has not had and is not reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. There are no controversies pending or, to the knowledge of Global, threatened between Global or any of the Global Subsidiaries, on the one hand, and any of their respective current or former employees, on the other hand, that have resulted in, or are reasonably expected to result in, an action, suit, proceeding, claim, arbitration or investigation before any Governmental Entity that has had or is reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

         Section 3.16 Environmental Compliance and Disclosure. Except as has not had and is not reasonably expected to have, individually or in the aggregate, a Material Adverse Effect:

         (a) (i) each of Global and the Global Subsidiaries possesses, and is in compliance with, all permits, licenses and governmental authorizations and has filed all registrations and notices that are required under, all Environmental Laws applicable to Global or any Global Subsidiary, as applicable, (ii) there are no proceedings pending, or, to Global's knowledge, threatened to cancel, modify, or not renew any such permits, licenses or governmental authorizations, and (iii) Global and each of the Global Subsidiaries is in compliance with all applicable Environmental Laws;

         (b) neither Global nor any Global Subsidiary has received written notice of actual or threatened or potential liability under the Federal Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. ss. 9601 et seq.) ("CERCLA") or any similar applicable state or local statute or ordinance from any governmental agency;

         (c) to the knowledge of Global, no Hazardous Materials (as defined in Section 3.16(j)) have ever been or are being Released, placed or otherwise caused to become located in any environmental medium, including, without limitation, soil, sub-surface strata, air, water or ground water, under, at, or upon any plant, facility, site, area or property currently or previously owned or leased by Global or any Global Subsidiary or on which Global or any Global Subsidiary is conducting or has conducted its business or operations;

         (d) neither Global nor any Global Subsidiary has entered into, nor does either contemplate entering into, any agreement or Order, and neither Global nor any Global Subsidiary is subject to any agreement or Order, in either case, relating to compliance with, or the investigation, management or cleanup of Hazardous Materials under, any applicable Environmental Laws;

         (e) except for any matters that have been materially resolved, neither Global nor any Global Subsidiary is or has been subject to any administrative or judicial proceeding related to alleged or actual violations of or liability under any applicable Environmental Laws;

         (f) neither Global nor any Global Subsidiary has received notice that it is subject to any claim, obligation, penalty, fine, liability, loss, damage or expense of whatever kind or nature, contingent or otherwise, incurred or imposed or based upon any provision of any applicable Environmental Law and arising out of any act or omission of Global or any Global Subsidiary, its employees, agents or representatives or, to the knowledge of Global, arising out of the ownership, use, control or operation by Global or any Global Subsidiary of any plant, facility, site, area or property (including any plant, facility, site, area or property currently or previously owned or leased by Global or any Global Subsidiary) or any other area on which Global or any Global Subsidiary is conducting or has conducted its business or operations at or from which any

Hazardous Materials were Released into the environment and there is no reasonable basis for any such notice and, to the knowledge of Global, none are threatened or foreseen; and

         (g) to the knowledge of Global, none of the assets owned by Global or any Global Subsidiary or any real property owned or leased by Global or any Global Subsidiary contain any friable asbestos, Polychlorinated biphenyls or underground storage tanks.

         (h) As used in this Agreement, the term "environment" means any surface or ground water, drinking water supply, soil, surface or subsurface strata or medium, or the ambient air.

         (i) As used in this Agreement, the term "Environmental Laws" means any applicable and binding Laws (including statutes, and common law) of the United States, any State or any political subdivision thereof, or any other nation or political subdivision thereof, relating to pollution, management of Hazardous Materials, protection of natural resources, protection of the environment or protection of human health and safety from Hazardous Materials, including judgments, awards, decrees, regulations, rules, standards, requirements, orders and permits issued by any court, administrative agency or commission or other Governmental Entity under such Laws, and shall include without limitation CERCLA, the Clean Air Act (42 U.S.C. ss.ss. 7401 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. ss.ss. 6901 et seq.), the Clean Water Act (33 U.S.C. ss.ss. 1251 et seq.), the Occupational Safety and Health Act (29 U.S.C. ss.ss. 651 et seq.) (to the extent it regulates Hazardous Materials), the Toxic Substances Control Act (15 U.S.C. ss.ss. 2601 et seq.), Emergency Planning and Community Right To Know Act (42 U.S.C. 11001 et seq.), and the Safe Drinking Water Act (42 U.S.C. ss.ss. 300f et seq.), as well as any and all regulations, rules, standards, requirements, orders and permits issued thereunder.

         (j) As used in this Agreement, the term "Hazardous Material" means any waste, pollutant, hazardous substance, toxic, radioactive, ignitable, reactive or corrosive substance, hazardous waste, special waste, controlled waste, industrial substance, by-product, process intermediate product or waste, petroleum or petroleum-derived substance or waste, chemical liquids or solids, liquid or gaseous products, or any constituent of any such substance, waste or material which is regulated by Environmental Laws, the presence of which in the environment is regulated or creates liability, or which may be harmful to human health or the environment.

         (k) As used in this Agreement, the term "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment.

         Section 3.17 Intellectual Property.

         (a) Except as, individually or in the aggregate, has not had and is not reasonably expected to have a Material Adverse Effect: Global does not have knowledge of any valid grounds for any bona fide claims (A) to the effect that the manufacture, sale, licensing or use of any product as now used, sold or licensed or proposed for use, sale or license by Global or any of the Global Subsidiaries, infringes on any copyright, patent, trademark, trade name, service mark or trade secret of any third party, (B) challenging the ownership or validity of any of the Global Intellectual Property Rights material to Global and the Global Subsidiaries, taken as a whole, or (C) challenging the license or legally enforceable right to use of the Third-Party Intellectual Property Rights licensed to Global or any of the Global Subsidiaries. Except as, individually or in the aggregate, has not had and is not reasonably expected to have a Material Adverse Effect, Global and each of the Global Subsidiaries owns, or is licensed to use (in each case free and clear of any Liens), all Intellectual Property used in or necessary for the conduct of its business as currently conducted.

         (b) As used in this Agreement, the term (i) "Intellectual Property" means all patents, trademarks, trade names, service marks, copyrights and any applications therefor, technology, know-how, computer software programs or applications, and other proprietary information or materials, trademarks, trade names, service marks and copyrights, (ii) "Third-Party Intellectual Property Rights" means any rights to Intellectual Property owned by any third party, and
(iii) "Global Intellectual Property Rights" means the Intellectual Property owned by Global or any of the Global Subsidiaries.

         Section 3.18 Stockholders' Rights Agreement. Neither Global nor any Global Subsidiary has adopted, or intends to adopt, a stockholders' rights agreement or any similar plan or agreement which limits or impairs the ability to purchase, or become the direct or indirect beneficial owner of, Shares or any other equity or debt securities of Global or any of the Global Subsidiaries.

         Section 3.19 Brokers; Schedule of Fees and Expenses. No broker, investment banker, financial advisor or other person, other than the Global Financial Advisor, the fees and expenses of which will be paid by Global, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Merger and the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of Global. The estimated aggregate fees and expenses incurred and to be incurred by Global in connection with the Merger and the other transactions contemplated by this Agreement (including the fees of the Global Financial Advisor and the fees of Global's legal counsel) are set forth in the Global Disclosure Letter. Global has furnished to Crown a true and complete copy of all agreements between Global and the Global Financial Advisor relating to the Merger and the other transactions contemplated by this Agreement.

         Section 3.20 Insurance. Global has delivered to Crown prior to the date hereof a list that is true and complete in all material respects of all material insurance policies in force naming Global, any of the Global Subsidiaries or employees thereof as an insured or beneficiary or as a loss payable payee or for which Global or any Global Subsidiary has paid or is obligated to pay all or part of the premiums. Except as has not had, or is not reasonably expected to have, individually or in the aggregate, a Material Adverse Effect, all such insurance policies are in full force and effect, all premiums due and payable thereon have been paid, and neither Global nor any Global Subsidiary has received, as of the date hereof, written notice of any pending or threatened cancellation or premium increase (retroactive or otherwise) with respect thereto. Each of Global and the Global Subsidiaries is in compliance with all conditions contained in such insurance policies, except where the failure to so comply has not had, or is not reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

         Section 3.21 Foreign Corrupt Practices Act and International Trade Sanctions. Neither Global, nor any Global Subsidiaries, nor any of their respective directors, officers, agents, employees or any other persons acting on their behalf has, in connection with the operation of their respective businesses, (i) used any corporate or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity, to government officials, candidates or members of political parties or organizations, or established or maintained any unlawful or unrecorded funds in violation of Section 104 of the Foreign Corrupt Practices Act of 1977, as amended, or any other similar applicable foreign, Federal or state Law, (ii) paid, accepted or received or any unlawful contributions, payments, expenditures or gifts, or (iii) violated or operated in noncompliance with any export restrictions, anti-boycott regulations, embargo regulations or other applicable domestic or foreign Laws, except, in the case of clauses (i),
(ii) and (iii), as has not had and is not reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

         Section 3.22 Ownership of Crown Common StockSection 3.23 . As of the date of this Agreement, none of Global or any Global Subsidiaries beneficially own (within the meaning of Section 13 of the Exchange Act and the rules and regulations promulgated thereunder and within the meaning set forth in Section 203 of the DGCL) any shares of Crown Common Stock or are a party to any contract, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Crown Common Stock.

                                  ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                            OF CROWN AND MERGER SUB

         Each of Crown and Merger Sub represents and warrants to Global as follows (except (i) as set forth in the written disclosure letter (which letter shall in each case specifically identify by reference to Sections of this Agreement any exceptions to each of the representations, warranties and covenants contained in this Agreement; provided, however, that any information set forth in one section or subsection of such disclosure letter shall be deemed to apply to each other section or subsection thereof or hereof to which its relevance is readily apparent on its face) delivered by Crown to Global in connection with the execution and delivery of this Agreement (the "Crown Disclosure Letter") or (ii) as readily apparent from disclosure in the Crown SEC Reports (as defined in Section 4.7(a)) filed or furnished to the SEC by Crown, and in either case, publicly available on or prior to the date hereof, but excluding, in each case, any disclosures set forth in any risk factor section, in any section relating to forward-looking statements and any other disclosures included therein to the extent that they are cautionary, predictive or forward-looking in nature):

         Section 4.1 Organization and Standing.

         (a) Each of Crown and Merger Sub is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation. Crown has made available to Global complete and correct copies of the minutes (or, in the case of minutes that have not yet been finalized, drafts thereof) of all meetings of the stockholders of Crown and each of the Crown Subsidiaries (as defined in Section 4.2(d)), the boards of directors of Crown and each of the Crown Subsidiaries, and the committees of each such board of directors, in each case held since January 1, 2004 and prior to the date hereof.

         (b) (i) Each Crown Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and (ii) each of Crown, Merger Sub and each Crown Subsidiary (A) has full corporate (or similar) power and authority and all necessary government approvals to own, lease and operate its properties and assets and to conduct its business as presently conducted, and (B) is duly qualified or licensed to do business as a foreign corporation, limited partnership, partnership or limited liability company and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except in the case of clauses (b)(i) and (b)(ii), where any such failure has not had, or is not reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. Crown has furnished or made available to Global true and complete copies of the Restated Certificate of Incorporation of Crown, as amended through the date of this Agreement (as so amended, the "Crown Certificate of Incorporation"); the Amended and Restated Bylaws of Crown, as amended through the date of this Agreement (as so amended, the "Crown Bylaws"); and the comparable charter and organizational documents of each Crown Subsidiary, in each case as amended through the date of this Agreement. The Crown Certificate of Incorporation and the Crown Bylaws are in full force and effect and have not been amended or otherwise modified. Crown is not in material violation of any provision of the Crown Certificate of Incorporation or the Crown Bylaws, and no Crown Subsidiary is in material violation of any provision of its certificate of incorporation, bylaws or equivalent organizational documents.

         (c) Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement. Merger Sub has not engaged in any business activities, conducted any operations or incurred any liabilities, other than liabilities and obligations incurred in connection with the transactions contemplated by this Agreement.

         Section 4.2 Capitalization.

         (a) The authorized capital stock of Crown consists of (i) 600,000,000 shares of Crown Common Stock, (ii) 90,000,000 shares of Crown Class A Common Stock, par value $0.01 per share ("Crown Class A Common Stock"), and (iii) 20,000,000 shares of preferred stock, par value $0.01 per share. At the close of business on September 29, 2006, (i) 201,890,480 shares of Crown Common Stock were issued and outstanding (including 1,234,993 shares of Crown Common Stock that were outstanding as of the relevant time but were subject to vesting or other forfeiture restrictions or a right of repurchase by Crown as of such time (shares so subject, "Crown Restricted Shares")), (ii) no shares of Crown Common Stock were held by Crown in its treasury, and (iii) an aggregate of 16,941,660 shares of Crown Common Stock were reserved for issuance pursuant to Crown's 1995 Stock Option Plan, 2001 Stock Incentive Plan and 2004 Stock Incentive Plan, each as amended (collectively, the "Crown Stock Plans"), of which 6,230,366 shares of Crown Common Stock were subject to outstanding and unexercised options entitling the holder thereof to purchase a share of Crown Common Stock (each, a "Crown Option"). At the close of business on September 29, 2006, (i) no shares of Crown Class A Common Stock were issued and outstanding or were held by Crown in its treasury, (ii) 8,050,000 shares of 6.25% Cumulative Convertible Preferred Stock were designated and authorized, 6,361,000 of which shares were issued and outstanding (for which 8,625,000 shares of Crown Common Stock were reserved for issuance and issuable upon conversion thereof), (iii) 1,000,000 shares of Series A Participating Cumulative Preferred Stock, par value $.01 per share, were designated and authorized, all of which were reserved for issuance pursuant to the Rights Agreement (as defined in Section 4.14(a)), (iv) 5,900,767 shares of Crown Common Stock were reserved for issuance and issuable upon conversion of the 4% Convertible Senior Notes due 2010 of Crown and (v) warrants to acquire 589,990 shares of Crown Common Stock from Crown pursuant to the warrant agreements listed on Section 4.2(a) of the Crown Disclosure Letter (the "Crown Warrants") were issued and outstanding.

         (b) Except (i) as set forth in Section 4.2(a) above or (ii) as necessary to give effect to the Merger, the Share Issuance and the other transactions contemplated by this Agreement, at the close of business on September 29, 2006, no shares of capital stock or other voting securities of Crown were issued, reserved for issuance or outstanding. From September 29, 2006, until the date of this Agreement, there have been no issuances by Crown of shares of capital stock of, or other equity or voting interests in, Crown, other than the issuance of shares of Crown Common Stock pursuant to the exercise of Crown Options and Crown Warrants outstanding as of September 29, 2006, each in accordance with their terms as in effect on September 29, 2006. Except (i) as set forth above or (ii) as necessary to give effect to the Merger, the Share Issuance and the other transactions contemplated by this Agreement, as of the date hereof, there are no options, warrants, convertible or exchangeable securities, subscriptions, stock appreciation rights, phantom stock rights or stock equivalents or other rights, agreements, arrangements or commitments (contingent or otherwise) of any character issued or authorized by Crown or any Crown Subsidiary (i) relating to any issued or unissued capital stock or equity interest of Crown or any Crown Subsidiary, (ii) obligating Crown or any Crown Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, any shares of capital stock of, or options, warrants, convertible or exchangeable securities, subscriptions or other equity interests in Crown or any Crown Subsidiary or (iii) that give any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights accruing to holders of capital stock of Crown or any Crown Subsidiary (each of (i), (ii) and (iii), collectively, the "Crown Stock Rights"). All outstanding shares of Crown Common Stock are, and all shares of Crown Common Stock that may be issued prior to the Effective Time will be when issued, duly authorized, validly issued, fully paid and nonassessable. There are no outstanding contractual obligations of Crown or any Crown Subsidiary to repurchase, redeem or otherwise acquire any capital stock or equity interest of Crown (including any shares of Crown Common Stock) or any Crown Subsidiary or any Crown Stock Rights or to pay any dividend or make any other distribution in respect thereof or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any person, other than pursuant to the Crown Stock Plans.

         (c) As of the close of business on October 2, 2006, 100% of the limited liability company interests of Merger Sub are owned directly by Crown free and clear of all Liens and are duly authorized and validly issued and free of preemptive rights. There are no options, warrants, convertible securities, subscriptions, stock appreciation rights, phantom stock plans or stock equivalents or other rights, agreements, arrangements or commitments (contingent or otherwise) of any character issued or authorized by Merger Sub relating to the issued or unissued equity interests of Merger Sub or obligating Merger Sub to issue or sell any equity interests of, or options, warrants, convertible securities, subscriptions or other equity interests in, Merger Sub.

         (d) Section 4.2(d) of the Crown Disclosure Letter lists all the Subsidiaries of Crown (each a "Crown Subsidiary" and together, the "Crown Subsidiaries") in existence as of the date hereof. All the outstanding shares of capital stock of, or other equity interests in, each such Crown Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable and are owned directly or indirectly by Crown, free and clear of all Liens and free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests), except for restrictions imposed by applicable securities laws. Neither Crown nor any of the Crown Subsidiaries directly or indirectly owns or has any right or obligation to subscribe for or otherwise acquire any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any corporation, partnership, joint venture or other business association or entity (other than the Crown Subsidiaries).

         Section 4.3 Authority for Agreement.

         (a) Each of Crown and Merger Sub has all necessary corporate or limited liability company power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject to obtaining the Crown Stockholder Approval (as defined below) in connection with the Merger, to consummate the Merger and the other transactions contemplated by this Agreement. The execution, delivery and performance by each of Crown and Merger Sub of this Agreement, and the consummation by each of Crown and Merger Sub of the Merger and the other transactions contemplated by this Agreement, have been duly authorized by all necessary corporate or limited liability company action on the part of Crown and Merger Sub, as applicable, and no other corporate or limited liability company proceedings on the part of Crown or Merger Sub, as applicable, are necessary to authorize this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement (other than obtaining the Crown Stockholder Approval and the filing and recordation of appropriate merger documents as required by the DGCL and the DLLC Act). This Agreement has been duly executed and delivered by each of Crown and Merger Sub and, assuming the due authorization, execution and delivery by Global, constitutes a legal, valid and binding obligation of each of Crown and Merger Sub enforceable against each of Crown and Merger Sub in accordance with its terms subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity. The affirmative vote of a majority of the total votes cast by the holders of Crown Common Stock at the Crown Stockholders Meeting, provided that the total votes cast represents over 50% in interest of all securities entitled to vote, as required by the Listed Company Manual of the NYSE, is the only vote of the holders of any capital stock of Crown necessary to approve the Share Issuance (the "Crown Stockholder Approval"). The written consent of Crown, in its capacity as the sole member of Merger Sub, is the only vote, consent or approval of the holders of Merger Sub Units necessary to adopt and approve this Agreement, the Merger and the other transactions contemplated by this Agreement.

         (b) The Crown Board, at a meeting duly called and held duly and unanimously (with one abstention) adopted resolutions (i) approving this Agreement and the other Transaction Agreements, the Merger, the Share Issuance and the other transactions contemplated by this Agreement, (ii) determining that the terms of the Merger, the Share Issuance and the other transactions contemplated by this Agreement are fair to and in the best interests of Crown and its stockholders and (iii) recommending that Crown's stockholders approve the Share Issuance. Such resolutions are sufficient to render inapplicable to this Agreement and the other Transaction Agreements, the Merger, the Share Issuance and the other transactions contemplated by this Agreement (including the acquisition pursuant hereto of shares of Crown Common Stock by the Global stockholders that are party to the Stockholders Agreement and their respective Affiliates) the restrictions on "business combinations" (as defined in Section 203 of the DGCL) set forth in Section 203 of the DGCL. To Crown's knowledge, no other state takeover statute or similar statute or regulation applies or purports to apply to Crown with respect to this Agreement and other Transaction Agreements, the Merger, the Share Issuance or any other transaction contemplated by this Agreement.

         (c) Crown, in its capacity as the sole member of Merger Sub, has approved and adopted this Agreement and the Merger.

         (d) Each of J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated (each a "Crown Financial Advisor") has delivered to the Crown Board its opinion to the effect that, as of the date of such opinion and based on the assumption, qualifications and limitations contained therein, the Merger Consideration is fair, from a financial point of view, to Crown. Crown has made available to Global, for informational purposes only, correct and complete copies of the forms of such opinions prior to the execution of this Agreement.

         Section 4.4 No Conflict. The execution and delivery of this Agreement by each of Crown and Merger Sub do not, and the performance of this Agreement by each of Crown and Merger Sub and the consummation of the Merger and the other transactions contemplated by this Agreement will not, (a) assuming the Crown Stockholder Approval is obtained, conflict with or violate (i) the Crown Certificate of Incorporation or the Crown Bylaws, (ii) the Certificate of Formation of Merger Sub or the Operating Agreement of Merger Sub or (iii) the equivalent organizational documents of any of the Crown Subsidiaries, (b) subject to Section 4.5 and assuming the Crown Stockholder Approval is obtained, conflict with or violate any Law or any Order, in each case applicable to Crown or any of the Crown Subsidiaries or by which any property or asset of Crown or any of the Crown Subsidiaries is bound or affected, or (c) result in a breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, give to others any right of termination, amendment, acceleration or cancellation of, result in the triggering of any payment or other obligation or any right of consent, or result in the creation of a Lien on any property or asset of Crown or any of the Crown Subsidiaries pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Crown or any of the Crown Subsidiaries is a party or by which Crown or any of the Crown Subsidiaries or any property or asset of any of them is bound or affected except, in the case of clauses (a)(iii), (b) and (c) above, for any such conflicts, violations, breaches, defaults or other occurrences which have not had and are not reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

         Section 4.5 Required Filings and Consents. The execution and delivery of this Agreement by Crown and Merger Sub do not, and the performance of this Agreement by Crown and Merger Sub will not, require any consent, approval, order, authorization or permit of, or declaration, registration, filing with, or notification to, any Governmental Entity, except for (i) applicable requirements, if any, of (A) the Securities Act and the Exchange Act, including, without limitation, the filing with the SEC of the Joint Proxy Statement and of the Registration Statement in which the Joint Proxy Statement will be included as a prospectus, and declaration of effectiveness of the Registration Statement, (B) state securities or "blue sky" laws, (C) the DGCL and the DLLC Act to file the Certificate of Merger or other appropriate documentation and (D) the NYSE, (ii) those required by the HSR Act,
(iii) such filings and approvals as are required to be made or obtained under any foreign antitrust, competition or similar Laws in connection with the consummation of the Merger and the other transactions contemplated by this Agreement, (iv) the filing of customary applications and notices, as applicable, (A) with the FAA, and any approvals of such applications and notices, or (B) with the FCC under the Communications Act, and any approvals of such applications and notices, which, in the case of this clause (iv), are required or appropriate with respect to the transactions contemplated by this Agreement and related to Crown's ownership or operation of communications or broadcast towers and the assets and properties relating thereto and (v) customary filings, notices and approvals with any state public service, public utility commissions, state environmental agencies or similar state regulatory bodies with respect to the transactions contemplated by this Agreement and related to the consummation of the Merger and the other transactions contemplated by this Agreement as a result of Crown's ownership or operation of communications or broadcast towers and the assets and properties relating thereto.

         Section 4.6 Compliance; Regulatory Compliance.

         (a) Each of Crown and the Crown Subsidiaries (i) has been operated at all times in compliance with all Laws applicable to Crown or any of the Crown Subsidiaries or by which any property, business or asset of Crown or any of the Crown Subsidiaries is bound or affected and (ii) is not in default or violation of any governmental licenses, permits or franchises to which Crown or any of the Crown Subsidiaries is a party or by which Crown or any of the Crown Subsidiaries or any property or asset of Crown or any of the Crown Subsidiaries is bound or affected other than, in the case of clauses (i) and (ii) above, failures to comply, defaults or violations which do not have and are not reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. Neither Crown nor any Crown Subsidiary has received any written communication during the past two years from a Governmental Entity that alleges that Crown or a Crown Subsidiary is not in compliance with any applicable Law, except for failures to be in compliance that, individually or in the aggregate, have not had and are not reasonably expected to have a Material Adverse Effect.

         (b) Each of Crown and the Crown Subsidiaries has in effect all required governmental licenses, permits, certificates, approvals and authorizations necessary for the conduct of their business and the use of their properties and assets, as presently conducted and used, except where such failure has not had, or is not reasonably expected to have, individually or in the aggregate, a Material Adverse Effect; and neither Crown nor any Crown Subsidiary has received notice from any Governmental Entity that any such license, permit, certificate, approval or authorization is subject to any adverse action which has had, or is reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

         (c) This Section 4.6 does not relate to Tax matters, environmental matters or matters related to the Foreign Corrupt Practices Act and international trade sanctions, which are the subjects of Sections 4.9, 4.13 and 4.16, respectively.

         Section 4.7 SEC Filings; Financial Statements.

         (a) Each of Crown and the Crown Subsidiaries has filed all forms, reports, statements and documents required to be filed with the SEC since January 1, 2004 (the "Crown SEC Reports"), each of which has complied in all material respects with the applicable requirements of the Securities Act and the rules and regulations promulgated thereunder, the Exchange Act and the rules and regulations promulgated thereunder, and the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder, each as in effect on the date so filed, except to the extent updated, amended, restated or corrected by a subsequent Crown SEC Report filed or furnished to the SEC by Crown, and in either case, publicly available prior to the date hereof (each, a "Crown Filed SEC Report"). None of the Crown SEC Reports (including any financial statements or schedules included or incorporated by reference therein) contained when filed or currently contains, and any Crown SEC Reports filed with the SEC subsequent to the date hereof will not contain, any untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent updated, amended, restated or corrected by a subsequent Crown Filed SEC Report.

         (b) Except to the extent updated, amended, restated or corrected by a subsequent Crown Filed SEC Report, all of the financial statements included in the Crown SEC Reports, in each case, including any related notes thereto, as filed with the SEC (those filed with the SEC are collectively referred to as the "Crown Financial Statements"), comply as to form in all material respects with applicable accounting requirements and the published rules of the SEC with respect thereto and have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as may be permitted by Form 10-Q of the SEC and subject, in the case of the unaudited statements, to normal, year-end audit adjustments which are not reasonably expected to have, individually or in the aggregate, a Material Adverse Effect). The consolidated balance sheets (including the related notes) included in such Crown Financial Statements (if applicable, as updated, amended, restated or corrected in a subsequent Crown Filed SEC Report) fairly present, in all material respects, the consolidated financial position of Crown and the Crown Subsidiaries at the respective dates thereof, and the consolidated statements of operations, stockholders' equity and cash flows (in each case, including the related notes) included in such Crown Financial Statements (if applicable, as updated, amended, restated or corrected in a subsequent Crown Filed SEC Report) fairly present, in all material respects, the consolidated statements of operations, stockholders' equity and cash flows of Crown and the Crown Subsidiaries for the periods indicated, subject, in the case of the unaudited statements, to normal, year-end adjustments which are not reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

         (c) Neither Crown nor any of the Crown Subsidiaries has any liabilities or obligations of any kind whatsoever, whether or not accrued and whether or not contingent or absolute, that are material to Crown and the Crown Subsidiaries, taken as a whole, other than (i) liabilities or obligations disclosed or provided for in the unaudited consolidated balance sheet of Crown as of June 30, 2006, including the notes thereto, contained in the Crown SEC Reports, (ii) liabilities or obligations incurred on behalf of Crown in connection with this Agreement and the contemplated Merger, (iii) liabilities or obligations incurred in the ordinary course of business consistent with past practice since June 30, 2006, and (iv) other liabilities or obligations that are otherwise covered by insurance.

         (d) Each of the principal executive officer of Crown and the principal financial officer of Crown (or each former principal executive officer of Crown and each former principal financial officer of Crown, as applicable) has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act with respect to the Crown SEC Reports, and the statements contained in such certifications are true and accurate. Neither Crown nor any of the Crown Subsidiaries has any outstanding, or has arranged any outstanding, "extensions of credit" to directors or executive officers within the meaning of Section 402 of the Sarbanes-Oxley Act.

                  (i) Crown maintains a system of "internal control over financial reporting" (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) sufficient to provide reasonable assurance (A) that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, consistently applied,
         (B) that transactions are executed only in accordance with the authorization of management and (C) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of Crown's assets.

                  (ii) Crown's "disclosure controls and procedures" (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by Crown in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to Crown's management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the chief executive officer and chief financial officer of Crown required under the Exchange Act with respect to such reports.

                  (iii) Neither Crown nor any of the Crown Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar contract (including any contract or arrangement relating to any transaction or relationship between or among Crown or any of the Crown Subsidiaries, on the one hand, and any unconsolidated affiliate, including any structured finance, special purpose or limited purpose entity or person, on the other hand, or any "off-balance sheet arrangements" (as defined in Item 303(a) of Regulation S-K of the SEC), where the result, purpose or intended effect of such contract is to avoid disclosure of any material transaction involving, or material liabilities of, Crown or any of the Crown Subsidiaries in Crown's or such Crown Subsidiary's published financial statements or other Crown SEC Reports.

                  (iv) Since January 1, 2004, Crown has not received any oral or written notification of any (x) "significant deficiency" or (y) "material weakness" in Crown's internal controls over financial reporting. There is no outstanding "significant deficiency" or "material weakness" which Crown's independent accountants certify has not been appropriately and adequately remedied by Crown.

         (e) The effectiveness of any additional SEC disclosure requirement that, as of the date of this Agreement, has been formally proposed that is not yet in effect, is not expected by Crown to lead to any materially adverse change in Crown's disclosures as set forth in the Crown SEC Reports.

         (f) None of the Crown Subsidiaries is, or has at any time since January 1, 2004 been, subject to the reporting requirements of Sections 13(a) and 15(d) of the Exchange Act.

         Section 4.8 Absence of Certain Changes or Events. Except as contemplated by this Agreement, since the date of the most recent audited financial statements included in the Crown SEC Reports and through the date hereof, each of Crown and the Crown Subsidiaries has conducted its respective businesses only in the ordinary course in all material respects and in a manner consistent with prior practice in all material respects and there has not been any event or occurrence of any condition that has had or is reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. Except as contemplated by this Agreement, since the date of the most recent audited financial statements included in the Crown SEC Reports and through the date hereof, there has not been (i) any material change in accounting methods, principles or practices employed by Crown or (ii) any action of the types described in Section 5.2(b) or Section 5.2(c) which, had such action been taken after the date of this Agreement, would be in violation of any such Section.

         Section 4.9 Taxes.

         (a) Each of Crown and the Crown Subsidiaries has duly filed all Tax Returns required to be filed by it or has been granted extensions to file such Tax Returns, which extensions have not expired, and all such Tax Returns are true, complete and accurate, except to the extent that all such failures to file, taken together, have not had and are not reasonably expected to have a Material Adverse Effect. Crown and each of the Crown Subsidiaries have paid (or Crown has paid on its behalf) all Taxes (i) shown as due on such Tax Returns or
(ii) otherwise due and payable, except for those Taxes (x) being contested in good faith by appropriate proceedings and for which adequate reserves have been established in the financial statements included in the Crown SEC Reports in accordance with GAAP or (y) that have not had and are not reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. There are no Liens for any Taxes upon the assets of Crown or the Crown Subsidiaries, other than (i) statutory Liens for Taxes not yet due and payable, (ii) Liens for Taxes contested in good faith by appropriate proceedings and (iii) Liens that are not, and are not reasonably expected to be, material to the businesses of Crown and the Crown Subsidiaries, taken as a whole.

         (b) Crown had at least $1,437,000,000 of "net operating loss carryovers" within the meaning of Section 172 of the Code as of December 31, 2005, which are not subject to any limitations pursuant to Section 382 of the Code as of the date hereof but which may become subject to such limitations in connection with the Merger. Crown anticipates that for each taxable year following the Merger, any "Section 382 limitation" (as defined in Section 382(b) of the Code) that may be imposed upon Crown's use of such net operating loss carryovers will equal or exceed Crown's anticipated taxable income (calculated without regard to any deductions attributable to such net operating loss carryovers that are available to Crown under the Code).

         (c) No Tax Return of Crown or a Crown Subsidiary is or has ever been audited or examined by any tax authority, and no notice of such an audit or examination has been received by Crown or a Crown Subsidiary. No deficiencies for any Taxes have been proposed, asserted or assessed in writing against Crown or any of the Crown Subsidiaries that are not adequately reserved for, except for deficiencies that, individually or in the aggregate, have not had and are not reasonably expected to have a Material Adverse Effect, and no requests for waivers of the time to assess any such taxes have been granted or are pending (other than with respect to years that are currently under examination by the Internal Revenue Service or other applicable taxing authorities).

         (d) Neither Crown nor any of the Crown Subsidiaries has taken any action or has any knowledge of any fact or circumstance that is reasonably likely to prevent the transactions contemplated hereby, including the Merger, from qualifying as a reorganization within the meaning of Section 368 of the Code.

         (e) Neither Crown nor any of the Crown Subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A)) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (i) in the two years prior to the date of this Agreement or (ii) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

         (f) Neither Crown nor any of the Crown Subsidiaries has entered into a "listed transaction" within the meaning of Treasury Regulation ss.1.6011-4(b)(2).

         (g) Crown and the Crown Subsidiaries have complied with all applicable Laws relating to the payment and withholding of Taxes, except where a failure to comply, individually or in the aggregate, has not had and is not reasonably expected to have a Material Adverse Effect.

         (h) Neither Crown nor any of the Crown Subsidiaries has any liability for the Taxes of any person (other than Crown and the Crown Subsidiaries) under Treasury Regulation ss. 1.1502-6 (or any similar provision of any state, local or foreign law) as a transferee or successor, by contract or otherwise that, individually or in the aggregate, has had or is reasonably expected to have a Material Adverse Effect.

         Section 4.10 Change of Control Agreement; No Excess Parachute Payment(a) . Neither the execution and delivery of this Agreement, the consummation of the Merger or the other transactions contemplated by this Agreement nor compliance with the terms hereof will (either alone or in conjunction with any other event) (i) entitle any current or former employee, officer, director or consultant of Crown or any Crown Subsidiary (each, a "Crown Participant") to enhanced severance or termination pay, change in control or similar payments or benefits, (ii) result in, cause the accelerated vesting or delivery of, or increase the amount or value of, any payment or benefit to any Crown Participant, (iii) trigger any payment or funding (through a grantor trust or otherwise) of any compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, or increase the cost of, any benefit plan, program or arrangement of Crown or (iv) result in any breach or violation of, or a default under, any benefit plan, program or arrangement of Crown. No Crown Participant is entitled to receive any additional payment (e.g., any Tax gross up or other payment) from Global, Crown or any other person in the event that the excise Tax required by Section 4999(a) of the Code is imposed on such disqualified individual.

         Section 4.11 Litigation.

         (a) There is no Litigation pending or, to the knowledge of Crown, threatened against or affecting Crown or any of the Crown Subsidiaries or any of their respective assets which, if adversely determined, individually or in the aggregate, has had or is reasonably expected to have a Material Adverse Effect.

         (b) There is not any Order of any Governmental Entity or arbitrator outstanding against, or, to the knowledge of Crown, investigation by, any Governmental Entity involving Crown or any of the Crown Subsidiaries or any of their respective assets that, individually or in the aggregate, has had or is reasonably expected to have a Material Adverse Effect.

         (c) This Section 4.11 does not relate to Tax matters or environmental matters, which are the subjects of Sections 4.9 and 4.13, respectively.

         Section 4.12 Information Supplied. None of the information supplied or to be supplied by Crown or Merger Sub specifically for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Joint Proxy Statement will, at the date it is first mailed to Global's stockholders or Crown's stockholders or at the time of the Global Stockholders Meeting or the Crown Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Joint Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation is made by Crown or Merger Sub with respect to statements made or incorporated by reference therein based on information supplied by Global specifically for inclusion or incorporation by reference in the Joint Proxy Statement.


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

         Section 4.13 Environmental Compliance and Disclosure. Except as has not had and is not reasonably expected to have, individually or in the aggregate, a Material Adverse Effect:

         (a) (i) each of Crown and the Crown Subsidiaries possesses, and is in compliance with, all permits, licenses and governmental authorizations and has filed all registrations and notices that are required under, all Environmental Laws applicable to Crown or any Crown Subsidiary, as applicable, (ii) there are no proceedings pending, or, to Crown's knowledge, threatened to cancel, modify or not renew any such permits, licenses or governmental authorizations, and
(iii) Crown and each of the Crown Subsidiaries is in compliance with all applicable limitations;

         (b) neither Crown nor any Crown Subsidiary has received written notice of actual or threatened or potential liability under CERCLA or any similar applicable state or local statute or ordinance from any governmental agency;

         (c) to the knowledge of Crown, no Hazardous Materials have ever been or are being Released, placed or otherwise caused to become located in any environmental medium, including, without limitation, soil, sub-surface strata, air, water or ground water, under, at or upon any plant, facility, site, area or property currently or previously owned or leased by Crown or any Crown Subsidiary or on which Crown or any Crown Subsidiary is conducting or has conducted its business or operations;

         (d) neither Crown nor any Crown Subsidiary has entered into, nor does either contemplate entering into, any agreement or Order, and neither Crown nor any Crown Subsidiary is subject to any agreement or Order, in either case, relating to compliance with, or the investigation, management or cleanup of Hazardous Materials under, any applicable Environmental Laws;

         (e) except for matters that have been materially resolved, neither Crown nor any Crown Subsidiary is or has been subject to any administrative or judicial proceeding related to alleged or actual violations of or liability under any applicable Environmental Laws;

         (f) neither Crown nor any Crown Subsidiary has received notice that it is subject to any claim, obligation, penalty, fine, liability, loss, damage or expense of whatever kind or nature, contingent or otherwise, incurred or imposed or based upon any provision of any applicable Environmental Law and arising out of any act or omission of Crown or any Crown Subsidiary, its employees, agents or representatives or, to the knowledge of Crown, arising out of the ownership, use, control or operation by Crown or any Crown Subsidiary of any plant, facility, site, area or property (including any plant, facility, site, area or property currently or previously owned or leased by Crown or any Crown Subsidiary) or any other area on which Crown or any Crown Subsidiary is conducting or has conducted its business or operations at or from which any Hazardous Materials were Released into the environment and there is no reasonable basis for any such notice and, to the knowledge of Crown, none are threatened or foreseen; and

         (g) to the knowledge of Crown, none of the assets owned by Crown or any Crown Subsidiary or any real property owned or leased by Crown or any Crown Subsidiary contain any friable asbestos, Polychlorinated biphenyls or underground storage tanks.

         Section 4.14 Stockholders' Rights Agreement.

         (a) Other than Crown's existing Amended and Restated Rights Agreement dated as of September 18, 2000 between Crown and Mellon Investor Services LLC (as successor to ChaseMellon Shareholder Services, L.L.C.), as rights agent (the "Rights Agreement"), neither Crown nor any Crown Subsidiary has adopted, or intends to adopt, a stockholders' rights agreement or any similar plan or agreement which limits or impairs the ability to purchase, or become the direct or indirect beneficial owner of, capital shares or any other equity or debt securities of Crown or any of the Crown Subsidiaries.

         (b) Crown or the Crown Board, as the case may be, has taken all necessary actions so as to render the Rights Agreement inapplicable to this Agreement, the Merger, the Stockholders Agreement and the transactions contemplated hereby and thereby.

         Section 4.15 Brokers. No broker, investment banker, financial advisor or other person, other than the Crown Financial Advisors, the fees and expenses of which will be paid by Crown, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Merger and the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of Crown. Crown has furnished to Global a true and complete copy of all agreements between Crown and any Crown Financial Advisor relating to the Merger and the other transactions contemplated by this Agreement.

         Section 4.16 Foreign Corrupt Practices Act and International Trade Sanctions. Neither Crown, nor any Crown Subsidiaries, nor any of their respective directors, officers, agents, employees or any other persons acting on their behalf has, in connection with the operation of their respective businesses, (i) used any corporate or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to government officials, candidates or members of political parties or organizations, or established or maintained any unlawful or unrecorded funds in violation of Section 104 of the Foreign Corrupt Practices Act of 1977, as amended, or any other similar applicable foreign, Federal or state Law, (ii) paid, accepted or received or any unlawful contributions, payments, expenditures or gifts, or (iii) violated or operated in noncompliance with any export restrictions, anti-boycott regulations, embargo regulations or other applicable domestic or foreign Laws, except, in the case of clauses (i),
(ii) and (iii), as has not had and is not reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

         Section 4.17 Ownership of Global Common StockSection 4.18 . As of the date of this Agreement, none of Crown or any Crown Subsidiaries beneficially own (within the meaning of Section 13 of the Exchange Act and the rules and regulations promulgated thereunder and within the meaning set forth in Section 203 of the DGCL) any shares of Global Common Stock. Other than as contemplated by the Transaction Agreements, as of the date of this Agreement, none of Crown or any Crown Subsidiaries are a party to any contract, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Global Common Stock.

                                   ARTICLE V

                                   COVENANTS
                                   ---------

         Section 5.1 Conduct of Global's Business Pending the Merger.

         (a) Global covenants and agrees that between the date of this Agreement and the earlier of the Effective Time and the termination of this Agreement in accordance with Section 7.1, except as otherwise consented to by Crown (such consent not to be unreasonably withheld or delayed), and except as disclosed in Section 5.1(a) of the Global Disclosure Letter or as otherwise contemplated by this Agreement, (i) the business of Global and the Global Subsidiaries shall be conducted only in, and Global and the Global Subsidiaries shall not take any action except in, the ordinary course of business, in all material respects, and in a manner consistent with past practice, in all material respects, and (ii) Global and the Global Subsidiaries shall use reasonable best efforts to preserve intact their business organizations, to keep available the services of their current officers and key employees and to preserve, in all material respects, the current relationships of Global and the Global Subsidiaries with customers, suppliers, licensors, licensees, distributors and other persons with which Global or the Global Subsidiaries have business dealings.

         (b) Global covenants and agrees that between the date of this Agreement and the earlier of the Effective Time and the termination of this Agreement in accordance with Section 7.1, except as otherwise consented to by Crown (such consent not to be unreasonably withheld or delayed) and except as disclosed in Section 5.1(b) of the Global Disclosure Letter or as otherwise contemplated by this Agreement or as otherwise required to maintain Global's status as a REIT, Global shall not, nor shall Global permit any of the Global Subsidiaries to: (i) declare or pay any dividends on or make other distributions (whether in cash, stock or property) in respect of any of its capital stock, except (x) for dividends and distributions by a direct or indirect wholly owned Global Subsidiary to its parent (without further distribution), (y) for the Global Third Quarter Dividend and (z) as provided in
Section 5.1(e); (ii) subdivide, reclassify, recapitalize, split, combine or exchange or enter into any similar transaction with respect to any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, except for any split, combination or reclassification of capital stock of a wholly-owned Global Subsidiary, or any issuance or authorization or proposal to issue or authorize any securities of a wholly-owned Global Subsidiary to Global or another wholly-owned Global Subsidiary; (iii) repurchase, redeem or otherwise acquire any shares of its capital stock or any Global Stock Rights, other than in connection with (A) the forfeiture or expiration of outstanding Global Restricted Shares, Global Deferred Shares, Global Options and Global Warrants and (B) the withholding of shares of Global Common Stock to satisfy Tax obligations with respect to Global Restricted Shares and Global Deferred Shares pursuant to any obligations contained in the Omnibus Plan; (iv) issue, deliver or sell, or authorize, propose or reserve for issuance, delivery or sale of, or otherwise encumber any shares of its capital stock or any Global Stock Rights, other than the issuance of shares upon the exercise of Global Options and Global Warrants or the issuance of shares upon the vesting of Global Deferred Shares, in each case outstanding on the date of this Agreement in accordance with their present terms; or (v) take any action that would, or is reasonably expected to, result in any of the conditions set forth in ARTICLE VI not being satisfied.

         (c) Without limiting the generality of the foregoing, except as set forth in Section 5.1(c) of the Global Disclosure Letter or as otherwise expressly contemplated by any other provision of this Agreement (including payment of fees and expenses to consummate the transactions contemplated by this Agreement), during the period from the date of this Agreement until the earlier of the Effective Time and the termination of this Agreement in accordance with Section 7.1, except as otherwise consented to by Crown (such consent not to be unreasonably withheld or delayed), Global shall not, nor shall Global permit any of the Global Subsidiaries to: (i) amend the Global Certificate of Incorporation, the Global Bylaws or the equivalent organizational documents of any Global Subsidiary; (ii) create, assume or incur any indebtedness for borrowed money or guaranty any such indebtedness of another person, or repay, redeem or repurchase any such indebtedness other than borrowings under existing lines of credit in a net aggregate amount not to exceed $10,000,000 (or under any refinancing of such existing lines); (iii) make any loans, advances or capital contributions to any other person (other than loans or advances between any Global Subsidiaries or between Global and any of the Global Subsidiaries); (iv) (x) sell, lease, license, sell and leaseback, mortgage, pledge or otherwise encumber or dispose of any assets or properties that are material, individually or in the aggregate, to Global and the Global Subsidiaries, taken as a whole, or (y) other than communications tower tenants and ground leases in the ordinary course of business consistent with past practice, enter into, modify or amend any lease of property, except for modifications or amendments that are not adverse to the Surviving Company;
(v) directly or indirectly acquire (x) by merging or consolidating with, or by purchasing assets of, or by any other manner, any division, business or equity interest of any person (including in a transaction involving a tender or exchange offer, business combination, recapitalization, liquidation, dissolution, joint venture or similar transaction) or (y) any assets, in each case of clause (x) or (y) other than any such acquisition or acquisitions that, individually, involves a purchase price not in excess of $20,000,000 or, in the aggregate, involves a purchase price not in excess of $50,000,000; (vi) implement or adopt any material change in its accounting policies other than as may be required by applicable Law or GAAP; (vii) except to the minimum extent required in order to comply with applicable Law or to the minimum extent required in order to avoid adverse treatment under Section 409A of the Code or as required by any collective bargaining agreement: (A) amend any of the terms or conditions of employment for any of its directors or officers, (B) adopt, enter into, terminate or amend any Global Benefit Plan, Global Benefit Agreement or collective bargaining agreement, other than amendments that are immaterial or administrative in nature, (C) increase in any manner the compensation or benefits of, or pay any bonus to, any Global Participant, other than target bonuses to be paid to Global employees in the ordinary course of business consistent with past practice, the maximum aggregate amount of which shall not exceed the amount set forth in Section 5.1(c)(vii) of the Global Disclosure Letter, provided that the compensation and benefits of any Global Participant who is not a director or officer can be increased in the ordinary course of business consistent with past practice, (D) grant any awards under any Global Benefit Plan (including the grant of stock options, stock appreciation rights, performance units, restricted stock, deferred stock awards, stock purchase rights or other stock-based or stock-related awards) or remove or modify existing restrictions in any Global Benefit Plan or Global Benefit Agreement on any awards made thereunder, (E) take any action to fund or in any other way secure the payment of compensation or benefits under any Global Benefit Plan or Global Benefit Agreement, (F) take any action to accelerate the vesting or payment of any compensation or benefits under any contract, Global Benefit Plan or Global Benefit Agreement or (G) make any material determination under any Global Benefit Plan or Global Benefit Agreement that is inconsistent with the ordinary course of business or past practice, (viii) modify or amend in any material respect or terminate or cancel any Global Material Contract or enter into any agreement or contract that would qualify as a Global Material Contract; (ix) pay, loan or advance (other than the payment of compensation, directors' fees or reimbursement of expenses in the ordinary course of business) any amount to, or sell, transfer or lease any properties or assets (real, personal or mixed, tangible or intangible) to, or enter into any agreement with, any of its officers or directors or any "affiliate" or "associate" of any of its officers or directors; (x) form or commence the operations of any business or any corporation, partnership, joint venture, business association or other business organization or division thereof (other than in the ordinary course of business consistent with past practice) or enter into any new line of business that is material to Global and the Global Subsidiaries, taken as a whole; (xi) make any material tax election or settle or compromise any material tax liability or refund; (xii) (A) pay, discharge, settle or satisfy any claims, Litigation, liabilities or obligations (whether absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities (I) (1) reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) included in the Global SEC Reports or (2) incurred in the ordinary course of business consistent with past practice and (II) that are not material, individually or in the aggregate, to Global and the Global Subsidiaries, taken as a whole, (B) cancel any material indebtedness (individually or in the aggregate) or waive any claims or rights of substantial value or (C) waive the benefits of, or agree to modify in any manner, any confidentiality, standstill or similar agreement to which Global or any Global Subsidiary is a party;
(xiii) make or agree to make any new capital expenditure or expenditures (including new tower construction) which, individually, are in excess of $5,000,000 or, in the aggregate, are in excess of $10,000,000; (xiv) take any action that (without giving effect to any action taken or agreed to be taken by Crown or any Crown Affiliates) would prevent Global from treating the Merger as a "reorganization" under Section 368 of the Code; (xv) engage, directly or indirectly, in any action, that would result in a termination or revocation of Global's election to be treated as a REIT pursuant to Section 856(g) of the Code; (xvi) engage, directly or indirectly, in any action, that would result in any "prohibited transaction" Tax pursuant to Section 857(b)(6) of the Code, any Tax on certain non-arm's length transactions pursuant to Section 857(b)(7) of the Code or any Tax pursuant to Section 4981 of the Code; or (xvii) authorize, or commit or agree to take, any of the foregoing actions.

         (d) In connection with the continued operation of Global and the Global Subsidiaries between the date hereof and the Closing Date, Global will confer in good faith on a regular and frequent basis with one or more representatives of Crown designated to Global regarding operational matters and the general status of ongoing operations. Global acknowledges that Crown does not and will not waive any rights it may have under this Agreement as a result of such consultations. Nothing contained in this Agreement will give Crown, directly or indirectly, the right to control or direct Global's operations prior to the Effective Time.

         (e) Global covenants and agrees that between the date of this Agreement and the earlier of the Effective Time and the termination of this Agreement in accordance with Section 7.1, Global shall take or omit to take all actions necessary to maintain Global's status as a REIT and to eliminate any U.S. Federal income tax liability as determined under Sections 857, 858, and 4981 of the Code; provided, however, that (i) Global shall provide Crown with reasonable prior notice thereof (which notice, in the case of any dividend or distribution by Global pursuant hereto, shall be provided to Crown prior to the Election Date), (ii) Global shall provide Crown with a reasonably detailed analysis of Global's conclusions with respect thereto and (iii) any such action or omission by Global (other than a distribution made pursuant to this Section 5.1(e)) shall be subject to the consent of Crown (such consent not to be unreasonably withheld or delayed).

         (f) Global covenants and agrees that between the date of this Agreement and the earlier of the Effective Time and the termination of this Agreement in accordance with Section 7.1, Global shall make acquisitions pursuant to its ground rights purchase program and its tower acquisition program in the ordinary course of business consistent with past practice.

         Section 5.2 Conduct of Crown's Business Pending the Merger.

         (a) Crown covenants and agrees that between the date of this Agreement and the earlier of the Effective Time and the termination of this Agreement in accordance with Section 7.1, except as otherwise consented to by Global (such consent not to be unreasonably withheld or delayed) and except as disclosed in
Section 5.2(a) of the Crown Disclosure Letter or as otherwise contemplated by this Agreement, (i) the business of Crown and the Crown Subsidiaries shall be conducted only in, and Crown and the Crown Subsidiaries shall not take any action except in, the ordinary course of business in all material respects and in a manner consistent with past practice in all material respects, and (ii) Crown and the Crown Subsidiaries shall use reasonable best efforts to preserve intact their business organizations, to keep available the services of their current officers and key employees and to preserve, in all material respects, the current relationships of Crown and the Crown Subsidiaries with customers, suppliers, licensors, licensees, distributors and other persons with which Crown or the Crown Subsidiaries have business dealings.

         (b) Crown covenants and agrees that between the date of this Agreement and the earlier of the Effective Time and the termination of this Agreement in accordance with Section 7.1, except as otherwise consented to by Global (such consent not to be unreasonably withheld or delayed) and except as disclosed in
Section 5.2(b) of the Crown Disclosure Letter or as otherwise contemplated by this Agreement, Crown shall not, nor shall Crown permit any of the Crown Subsidiaries to: (i) declare or pay any dividends on or make other distributions (whether in cash, stock or property) in respect of any of its capital stock, except for (x) dividends and distributions by a direct or indirect wholly owned Crown Subsidiary to its parent and (y) regular quarterly dividends consistent with past practice; (ii) subdivide, reclassify, recapitalize, split, combine or exchange or enter into any similar transaction with respect to any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, except for any split, combination or reclassification of capital stock of a wholly-owned Crown Subsidiary, or any issuance or authorization or proposal to issue or authorize any securities of a wholly-owned Crown Subsidiary to Crown or another wholly-owned Crown Subsidiary; (iii) repurchase, redeem or otherwise acquire any shares of its capital stock, other than pursuant to any repurchase obligations contained in any benefit plan, program or arrangement of Crown; (iv) issue, deliver or sell, or authorize, propose or reserve for issuance, delivery or sale of, or otherwise encumber any shares of its capital stock or any Crown Stock Rights, other than (x) the issuance of shares (and attached rights to purchase Preferred Shares (as such term is defined in the Rights Agreement) issuable pursuant to the Rights Agreement or any other rights issued in substitution therefor (collectively, "Rights")) upon the exercise of Crown Options and Crown Warrants outstanding as of the date of this Agreement in accordance with their present terms, (y) the Share Issuance and any other issuance contemplated by this Agreement and (z) any other issuance of shares (and attached Rights) or Crown Stock Rights in the ordinary course of business consistent with past practice, including in connection with the hiring of new employees and employee promotions; or (v) take any action that would, or is reasonably expected to, result in any of the conditions set forth in ARTICLE VI not being satisfied.

         (c) Without limiting the generality of the foregoing, except as set forth in Section 5.2(c) of the Crown Disclosure Letter or as otherwise expressly contemplated by any other provision of this Agreement (including payment of fees and expenses to consummate the transactions contemplated by this Agreement), during the period from the date of this Agreement until the earlier of the Effective Time and the termination of this Agreement in accordance with Section 7.1, except as otherwise consented to by Global (such consent not to be unreasonably withheld or delayed), Crown shall not, nor shall Crown permit any of the Crown Subsidiaries to: (i) amend the Crown Certificate of Incorporation, the Crown Bylaws or the equivalent organizational documents of any Crown Subsidiary, except for such amendments that do not have an adverse effect on the Merger; (ii) implement or adopt any material change in its accounting policies other than as may be required by applicable Law or GAAP;
(iii) take any action that (without giving effect to any action taken or agreed to be taken by Global or any Global Affiliates) would prevent Crown from treating the Merger as a "reorganization" under Section 368 of the Code; (iv) take any other action outside of the ordinary course of business consistent with past practice that would require the approval of the Crown Board under the DGCL; or (v) authorize, or commit or agree to take, any of the foregoing actions.

         (d) Subject to applicable Law, in connection with the continued operation of Crown and the Crown Subsidiaries between the date hereof and the Closing Date, Crown will confer in good faith, from time to time and in such a manner as does not disrupt Crown's business, with one or more representatives of Global designated to Crown regarding operational matters and the general status of ongoing operations. Crown acknowledges that Global does not and will not waive any rights it may have under this Agreement as a result of such consultations. Nothing contained in this Agreement will give Global, directly or indirectly, the right to control or direct Crown's operations prior to the Effective Time.

         Section 5.3 Access to Information; Confidentiality.

         (a) Subject to applicable Law, from the date hereof to the Effective Time, Global shall, and shall cause the officers, directors, employees, auditors, attorneys, financial advisors, lenders and other agents (collectively, the "Representatives") of Global to, upon prior advance notice, afford the Representatives of Crown and Merger Sub reasonable access during normal business hours to the officers, agents, properties, offices and other facilities, books and records of Global and the Global Subsidiaries, and shall furnish (i) Crown and Merger Sub with all financial, tax, operating and other data and information as Crown and Merger Sub, through their Representatives, may reasonably request and (ii) Crown with a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of Federal or state securities laws. Global shall furnish to Crown and Merger Sub monthly financial and operating data and information within thirty (30) days following the end of each calendar month. All information provided pursuant to this Section 5.3(a) shall be subject to the terms of the confidentiality agreement between Crown and Global, dated August 28, 2006 (the "Confidentiality Agreement").

         (b) Subject to applicable Law, from the date hereof to the Effective Time, Crown shall, and shall cause the Representatives of Crown to, upon prior advance notice, afford the Representatives of Global reasonable access during normal business hours to the officers, agents, properties, offices and other facilities, books and records of Crown and the Crown Subsidiaries, and shall furnish (i) Global with all financial, tax, operating and other data and information as Global, through its Representatives, may reasonably request and
(ii) Global with a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of Federal or state securities laws. Crown shall furnish to Global monthly financial and operating data and information within thirty (30) days following the end of each calendar month. All information provided pursuant to this
Section 5.3(b) shall be subject to the terms of the Confidentiality Agreement.

         (c) Notwithstanding anything to the contrary in Section 5.3(a) or (b), neither Global nor Crown nor any of their respective Subsidiaries will be required to provide access to or to disclose information where such access or disclosure would jeopardize the attorney-client privilege of such party. The parties will use their reasonable best efforts to make appropriate substitute arrangements to permit reasonable disclosure under circumstances in which the restrictions of the preceding sentence apply.

         Section 5.4 Notification of Certain Matters. Global shall give prompt notice to Crown of the occurrence, or nonoccurrence, of any event which is reasonably expected to result in a failure of the condition set forth in either
Section 6.2(a) or (b); provided, however, that the delivery of any notice pursuant to this sentence shall not limit or otherwise affect the remedies available hereunder to Crown. Crown shall give prompt notice to Global of the occurrence, or nonoccurrence, of any event which is reasonably expected to result in a failure of the condition set forth in either Section 6.3(a) or (b); provided, however, that the delivery of any notice pursuant to this sentence shall not limit or otherwise affect the remedies available hereunder to Global.

         Section 5.5 Further Assurances.

         (a) Upon the terms and subject to the conditions hereof, each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, all appropriate action, to do, or cause to be done, and cooperate to do all things necessary, proper or advisable under Law to consummate and make effective the Merger and the other transactions contemplated by this Agreement, including using all reasonable best efforts to (i) obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of each Governmental Entity and parties to contracts with Global and Global Subsidiaries or Crown and Crown Subsidiaries as are necessary for the consummation of the Merger and the other transactions contemplated by this Agreement and to fulfill the conditions set forth in ARTICLE VI, provided that, in the case of consents of parties to contracts, none of Global, Crown or Merger Sub shall be required to make any payment to any such third parties or concede anything of value to obtain such consents, (ii) make all required regulatory filings and applications and (iii) cause the conditions set forth in
ARTICLE VI to be satisfied as promptly as practicable. No party hereto shall take any action that would prohibit or materially impair or delay the ability of any party to obtain any necessary approvals of any Governmental Entity required for the transactions contemplated by this Agreement or to otherwise consummate the transactions contemplated by this Agreement. If at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers of each party to this Agreement and the Surviving Company shall use all reasonable best efforts to take all such action. For purposes of this Section 5.5, "reasonable best efforts" may include, but shall not be deemed in each case that may arise under this Agreement to require, the obligation to enter into a settlement, undertaking, consent decree, stipulation or other agreement with a Governmental Entity regarding antitrust matters that requires a party to divest or hold separate any of its or its subsidiaries' assets.

         (b) In connection with, and without limiting the foregoing, Global and Crown shall, if required, duly file with the FTC (as defined in Section 5.5(c)) and the Antitrust Division of the DOJ (as defined in Section 5.5(c)) the notification and report form (the "HSR Filing") required under the HSR Act with respect to the transactions contemplated by this Agreement as promptly as practicable. The HSR Filing shall be in substantial compliance with the requirements of the HSR Act. Each party shall cooperate with the other party to the extent necessary to request early termination of the waiting period required by the HSR Act and, if requested, to promptly amend or furnish additional information thereunder. Global and the Global Board shall (i) take all actions necessary to ensure that no state anti-takeover statute or similar statute or regulation is or becomes operative with respect to this Agreement, the Merger or any other transactions contemplated by this Agreement; and (ii) if any state anti-takeover statute or similar statute or regulation is or becomes operative with respect to this Agreement, the Merger or any other transaction contemplated by this Agreement, take all actions necessary to ensure that this Agreement, the Merger and any other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger and the other transactions contemplated by this Agreement.

         (c) Each of Global and Crown shall, in connection with its obligation to use reasonable best efforts to obtain all requisite approvals and authorizations for the transactions contemplated by this Agreement under the HSR Act or any other federal, state or foreign antitrust or fair trade law, use its reasonable best efforts to (i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party, (ii) promptly inform the other party of any communication received by such party from or given by such party to, the Antitrust Division of the Department of Justice (the "DOJ"), the Federal Trade Commission (the "FTC") or any other Governmental Entity and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby, (iii) permit the other party, or the other party's legal counsel, to review any communication given by it to, and consult with each other in advance of any meeting or conference with, the DOJ, the FTC or any such other Governmental Entity or, in connection with any proceeding by a private party, with any other person, and
(iv) give the other party the opportunity to attend and participate in such meetings and conferences.

         (d) If any objections are asserted with respect to the transactions contemplated hereby under any Law or if any suit is instituted by any Governmental Entity or any private party challenging any of the transactions contemplated hereby as violative of any Law, each of Global and Crown shall use its reasonable best efforts to resolve any such objections or challenges as such Governmental Entity or private party may have to such transactions under such Law so as to permit consummation of the transactions contemplated by this Agreement.

         (e) Crown shall perform, or cause to be performed, when due all obligations of Merger Sub under this Agreement.

         Section 5.6 No Solicitation; Board Recommendation.

         (a) Global.

                  (i) Global shall not, nor shall it authorize or permit any of the Global Subsidiaries or its or their Representatives to, directly or indirectly, (A) solicit, initiate or encourage, or take any other action designed to, or which is reasonably expected to, facilitate, any Global Takeover Proposal, (B) enter into any agreement with respect to any Global Takeover Proposal or (C) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or otherwise cooperate with, any proposal that constitutes, or is reasonably expected to lead to, any Global Takeover Proposal. Global shall, and shall cause the Global Subsidiaries and its Representatives to, immediately cease and cause to be terminated all existing discussions or negotiations with any person conducted heretofore with respect to any proposal that constitutes, or is reasonably expected to lead to, any Global Takeover Proposal and request the prompt return or destruction of all confidential information previously furnished. Notwithstanding the foregoing, at any time prior to obtaining the Global Stockholder Approval, in response to a bona fide written Global Takeover Proposal that the Global Board determines in good faith (after consultation with outside counsel and a financial advisor of nationally recognized reputation) constitutes, or is reasonably expected to lead to, a Global Superior Proposal (as defined below), and which Global Takeover Proposal was not solicited after the date hereof, was made after the date hereof and did not otherwise result from a breach of this Section 5.6(a)(i), Global may, if a majority of the Global Board determines in good faith (after receiving the advice of outside counsel) that it is necessary to take such actions in order to comply with its fiduciary duties to the stockholders of Global under applicable Law, and subject to compliance with this Section 5.6(a)(i) and Section 5.6(a)(iii) and after giving Crown written notice of such determination, (x) furnish information with respect to Global and the Global Subsidiaries to the person making such Global Takeover Proposal (and its Representatives) pursuant to a customary confidentiality


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

         (which agreement shall contain a customary "standstill" or similar covenant) not less restrictive of such person than the Confidentiality Agreement (including with respect to the "standstill" or similar covenant); provided that (1) all such information has previously been provided to Crown or is provided to Crown prior to the time it is provided to such person and (2) such customary confidentiality agreement expressly provides the right for Global to comply with the terms of this Agreement, including Section 5.6(a)(ii), and (y) participate in discussions or negotiations with the person making such Global Takeover Proposal (and its Representatives) regarding such Global Takeover Proposal. Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in this Section 5.6(a)(i) by any Representative or affiliate of Global or any Global Subsidiary shall be deemed to be a breach of this Section 5.6(a)(i) by Global.

         The term "Global Takeover Proposal" means any inquiry, proposal or offer from any person relating to, or that is reasonably expected to lead to, any direct or indirect acquisition or purchase, in one transaction or a series of transactions, of assets or businesses that constitute 15% or more of the revenues, net income, EBITDA (earnings before interest expense, taxes, depreciation and amortization) or the assets of Global and the Global Subsidiaries, taken as a whole, or 15% or more of any class of equity securities of Global or any Global Subsidiary, any tender offer or exchange offer that if consummated would result in any person beneficially owning 15% or more of any class of equity securities of Global or any Global Subsidiary, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution, joint venture, binding share exchange or similar transaction involving Global or any Global Subsidiary pursuant to which any person or the stockholders of any person would own 15% or more of any class of equity securities of Global or any Global Subsidiary or of any resulting parent company of Global, other than the transactions contemplated by this Agreement.

         The term "Global Superior Proposal" means a bona fide Global Takeover Proposal (provided that for purposes of this definition references to 15% in the definition of "Global Takeover Proposal" shall be deemed to be references to 50%) which the Global Board determines in good faith (after consultation with outside counsel and a financial advisor of nationally recognized reputation) to be (i) more favorable to the stockholders of Global from a financial point of view than the Merger, taking into account all relevant factors (including all the terms and conditions of such proposal and this Agreement (including any changes to the terms of this Agreement proposed by Crown in response to such offer or otherwise)) and (ii) reasonably capable of being completed, taking into account all financial, legal, regulatory and other aspects of such proposal.

                  (ii) Neither the Global Board nor any committee thereof shall, (A) (1) withdraw (or qualify or modify in a manner adverse to Crown or Merger Sub), or publicly propose to withdraw (or qualify or modify in a manner adverse to Crown or Merger Sub), the adoption, approval, recommendation or declaration of advisability by such board of directors or any such committee thereof of this Agreement, the Merger or the other transactions contemplated by this Agreement or (2) recommend, adopt, approve or declare advisable, or propose publicly to recommend, adopt, approve or declare advisable, any Global Takeover Proposal


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

         (any action described in this clause (A) being referred to as a "Global Adverse Recommendation Change") or (B) adopt, approve, recommend or declare advisable, or propose to adopt, approve, recommend or declare advisable, or allow Global or any of the Global Subsidiaries to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement constituting or related to, or that is intended to or is reasonably expected to lead to, any Global Takeover Proposal (other than a confidentiality agreement referred to in Section 5.6(a)(i) pursuant to and in accordance with the limitations set forth therein). Notwithstanding the foregoing, at any time prior to obtaining the Global Stockholder Approval, the Global Board may make a Global Adverse Recommendation Change described in clause (A) above if a majority of the Global Board determines in good faith (after receiving the advice of outside counsel) that it is necessary to take such actions in order to comply with its fiduciary duties to the stockholders of Global under applicable Law; provided, however, that no such Global Adverse Recommendation Change may be made until after the fifth calendar day following Crown's receipt of written notice (a "Global Notice of Adverse Recommendation") from Global advising Crown that the Global Board intends to take such action and specifying the reasons therefor, including the terms and conditions of any Global Superior Proposal that is the basis of the proposed action by the Global Board (it being understood and agreed that (x) any amendment to any material term of such Global Superior Proposal or (y) with respect to any previous Global Adverse Recommendation Change, any material change in the principal stated rationale by the Global Board for such previous Global Adverse Recommendation Change, shall, in the case of either (x) or (y), require a new Global Notice of Adverse Recommendation and a new five (5) calendar-day period). In determining whether to make a Global Adverse Recommendation Change, the Global Board shall take into account any changes to the terms of this Agreement proposed by Crown in response to a Global Notice of Adverse Recommendation or otherwise.

                  (iii) In addition to the obligations of Global set forth in
         Section 5.6(a)(i) and (a)(ii), (A) Global shall promptly advise Crown orally and in writing (and in any case within 24 hours) of any Global Takeover Proposal or any inquiry that is reasonably expected to lead to any Global Takeover Proposal, the material terms and conditions of any such Global Takeover Proposal or inquiry (including any changes thereto) and the identity of the person making any such Global Takeover Proposal or inquiry and (B) Global shall (1) keep Crown fully and promptly informed of the status and material details (including any change to any material term thereof) of any such Global Takeover Proposal or inquiry and (2) provide to Crown promptly after receipt or delivery thereof with copies of all correspondence and other written material sent or provided to Global or any of the Global Subsidiaries from any person that describes any of the terms or conditions of any Global Takeover Proposal.

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

                  (iv) Nothing contained in this Section 5.6(a) shall prohibit Global from taking and disclosing to its stockholders a position contemplated by Rule 14(e)-2(a) or Rule 14(d)-9 promulgated under the Exchange Act or from making any disclosure to Global's stockholders if, in the good faith judgment of the Global Board, after consultation with outside counsel, failure to so disclose would be inconsistent with applicable Law; provided, however, that all actions taken or agreed to be taken by Global or the Global Board or any committee thereof shall comply with the provisions of Section 5.6(a)(ii).

         (b) Crown.

                  (i) Crown shall not, nor shall it authorize or permit any of the Crown Subsidiaries or its or their Representatives to, directly or indirectly, (A) solicit, initiate or encourage, or take any other action designed to, or which is reasonably expected to, facilitate, any Crown Takeover Proposal (as defined below), (B) enter into any agreement with respect to any Crown Takeover Proposal or (C) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or otherwise cooperate with, any proposal that constitutes, or is reasonably expected to lead to, any Crown Takeover Proposal. Crown shall, and shall cause the Crown Subsidiaries and its Representatives to, immediately cease and cause to be terminated all existing discussions or negotiations with any person conducted heretofore with respect to any proposal that constitutes, or is reasonably expected to lead to, any Crown Takeover Proposal and request the prompt return or destruction of all confidential information previously furnished. Notwithstanding the foregoing, at any time prior to obtaining the Crown Stockholder Approval, in response to a bona fide written Crown Takeover Proposal that the Crown Board determines in good faith (after consultation with outside counsel and a financial advisor of nationally recognized reputation) constitutes, or is reasonably expected to lead to, a Crown Superior Proposal (as defined below), and which Crown Takeover Proposal was not solicited after the date hereof, was made after the date hereof and did not otherwise result from a breach of this Section 5.6(b)(i), Crown may, if a majority of the Crown Board determines in good faith (after receiving the advice of outside counsel) that it is necessary to take such actions in order to comply with its fiduciary duties to the stockholders of Crown under applicable Law, and subject to compliance with this Section 5.6(b)(i) and Section 5.6(b)(iii) and after giving Global written notice of such determination, (x) furnish information with respect to Crown and the Crown Subsidiaries to the person making such Crown Takeover Proposal (and its Representatives) pursuant to a customary confidentiality agreement (which agreement shall contain a customary "standstill" or similar covenant) not less restrictive of such person than the Confidentiality Agreement (including with respect to the "standstill" or similar covenant); provided that (1) all such information has previously been provided to Global or is provided to Global prior to the time it is provided to such person and (2) such customary confidentiality agreement expressly provides the right for Crown to comply with the terms of this Agreement, including Section 5.6(b)(ii), and (y) participate in discussions or negotiations with the person making such

         Crown Takeover Proposal (and its Representatives) regarding such Crown Takeover Proposal. Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in this Section 5.6(b)(i) by any Representative or affiliate of Crown or any Crown Subsidiary shall be deemed to be a breach of this Section 5.6(b)(i) by Crown.

         The term "Crown Takeover Proposal" means any inquiry, proposal or offer from any person relating to, or that is reasonably expected to lead to, any direct or indirect acquisition or purchase, in one transaction or a series of transactions, of assets or businesses that constitute 15% or more of the revenues, net income, EBITDA (earnings before interest expense, taxes, depreciation and amortization) or the assets of Crown and the Crown Subsidiaries, taken as a whole, or 15% or more of any class of equity securities of Crown or any Crown Subsidiary, any tender offer or exchange offer that if consummated would result in any person beneficially owning 15% or more of any class of equity securities of Crown or any Crown Subsidiary, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution, joint venture, binding share exchange or similar transaction involving Crown or any Crown Subsidiary pursuant to which any person or the stockholders of any person would own 15% or more of any class of equity securities of Crown or any Crown Subsidiary or of any resulting parent company of Crown, other than the transactions contemplated by this Agreement; provided, however, that any inquiry, proposal or offer relating solely to the acquisition of any such (i) equity securities of any Crown Subsidiaries, (ii) assets or
(iii) businesses, in each case, that are primarily involved with an activity relating to 5 MHz of spectrum rights in the 1670-1675 MHz band is excluded from this definition of "Crown Takeover Proposal".

         The term "Crown Superior Proposal" means a bona fide Crown Takeover Proposal (provided that for purposes of this definition references to 15% in the definition of "Crown Takeover Proposal" shall be deemed to be references to 50%) which the Crown Board determines in good faith (after consultation with outside counsel and a financial advisor of nationally recognized reputation) to be (i) more favorable to the stockholders of Crown from a financial point of view than the Merger, taking into account all relevant factors (including all the terms and conditions of such proposal and this Agreement (including any changes to the terms of this Agreement proposed by Global in response to such offer or otherwise)) and (ii) reasonably capable of being completed, taking into account all financial, legal, regulatory and other aspects of such proposal.

                  (ii) Neither the Crown Board nor any committee thereof shall,
         (A) (1) withdraw (or qualify or modify in a manner adverse to Global), or publicly propose to withdraw (or qualify or modify in a manner adverse to Global), the adoption, approval, recommendation or declaration of advisability by such board of directors or any such committee thereof of this Agreement, the Merger or the other transactions contemplated by this Agreement (including the Share Issuance) or (2) recommend, adopt, approve or declare advisable, or propose publicly to recommend, adopt, approve or declare advisable, any Crown Takeover Proposal (any action described in this clause (A) being referred to as a "Crown Adverse

         Recommendation Change") or (B) adopt, approve, recommend or declare advisable, or propose to adopt, approve, recommend or declare advisable, or allow Crown or any of the Crown Subsidiaries to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement constituting or related to, or that is intended to or is reasonably expected to lead to, any Crown Takeover Proposal (other than a confidentiality agreement referred to in Section 5.6(b)(i) pursuant to and in accordance with the limitations set forth therein). Notwithstanding the foregoing, at any time prior to obtaining the Crown Stockholder Approval, the Crown Board may make a Crown Adverse Recommendation Change described in clause (A) above if a majority of the Crown Board determines in good faith (after receiving the advice of outside counsel) that it is necessary to take such actions in order to comply with its fiduciary duties to the stockholders of Crown under applicable Law; provided, however, that no such Crown Adverse Recommendation Change may be made until after the fifth calendar day following Global's receipt of written notice (a "Crown Notice of Adverse Recommendation") from Crown advising Global that the Crown Board intends to take such action and specifying the reasons therefor, including the terms and conditions of any Crown Superior Proposal that is the basis of the proposed action by the Crown Board (it being understood and agreed that (x) any amendment to any material term of such Crown Superior Proposal or (y) with respect to any previous Crown Adverse Recommendation Change, any material change in the principal stated rationale by the Crown Board for such previous Crown Adverse Recommendation Change, shall, in the case of either (x) or (y), require a new Crown Notice of Adverse Recommendation and a new five (5) calendar-day period). In determining whether to make a Crown Adverse Recommendation Change, the Crown Board shall take into account any changes to the terms of this Agreement proposed by Global in response to a Crown Notice of Adverse Recommendation or otherwise.

                  (iii) In addition to the obligations of Crown set forth in Sections 5.6(b)(i) and (b)(ii), (A) Crown shall promptly advise Global orally and in writing (and in any case within 24 hours) of any Crown Takeover Proposal or any inquiry that is reasonably expected to lead to any Crown Takeover Proposal, the material terms and conditions of any such Crown Takeover Proposal or inquiry (including any changes thereto) and the identity of the person making any such Crown Takeover Proposal or inquiry and (B) Crown shall (1) keep Global fully and promptly informed of the status and material details (including any change to any material term thereof) of any such Crown Takeover Proposal or inquiry and (2) provide to Global promptly after receipt or delivery thereof with copies of all correspondence and other written material sent or provided to Crown or any of the Crown Subsidiaries from any person that describes any of the terms or conditions of any Crown Takeover Proposal.

                  (iv) Nothing contained in this Section 5.6(b) shall prohibit Crown from taking and disclosing to its stockholders a position contemplated by Rule 14(e)-

         2(a) or Rule 14(d)-9 promulgated under the Exchange Act or from making any disclosure to Crown's stockholders if, in the good faith judgment of the Crown Board, after consultation with outside counsel, failure to so disclose would be inconsistent with applicable Law; provided, however, that all actions taken or agreed to be taken by Crown or the Crown Board or any committee thereof shall comply with the provisions of Section 5.6(b)(ii).

         Section 5.7 Stockholder Litigation. Global shall give Crown and Crown's outside counsel the opportunity to participate in the defense or settlement of any stockholder Litigation against Global and its directors relating to the Merger or the other transactions contemplated by this Agreement; provided, however, that no such settlement shall be agreed to without Crown's prior written consent, which consent shall not be unreasonably withheld or delayed. Crown shall consult in good faith with Global and keep Global reasonably informed with respect to any stockholder Litigation against Crown and its directors relating to the Merger or the other transactions contemplated by this Agreement. Crown shall not agree, prior to the Effective Time, to any settlement of such Litigation against it and its directors if such settlement agreement (i) does not resolve any equivalent claims against Global and its directors, (ii) contains any admission of liability by Global or Global's directors or officers or (iii) results in any non-monetary relief being granted against Global with effect prior to the Effective Time.

         Section 5.8 Indemnification.

         (a) It is understood and agreed that all rights to indemnification by Global now existing in favor of each present and former director and officer of Global (the "Indemnified Parties") for acts or omissions by such directors and officers occurring at or prior to the Effective Time as provided in the Global Certificate of Incorporation or the Global Bylaws, in each case as in effect on the date of this Agreement, or pursuant to any other agreements in effect on the date hereof, copies of which have been provided to Crown, shall survive the Merger, and shall continue in full force and effect in accordance with the terms of the Global Certificate of Incorporation, the Global Bylaws and such other agreements from the Effective Time until the expiration of the applicable statute of limitations with respect to any claims against such directors or officers arising out of such acts or omissions. Crown shall perform, or cause the Surviving Company to perform, in a timely manner, the Surviving Company's obligations with respect thereto. Crown agrees that any claims for indemnification hereunder as to which it has received written notice prior to the expiration of the statute of limitations applicable thereto shall survive, whether or not such claims shall have been finally adjudicated or settled as of such date.

         (b) Crown shall cause the Surviving Company to, and the Surviving Company shall, maintain in effect for six years from the Effective Time, if available, the directors' and officers' liability insurance ("D&O Insurance") containing the coverages, terms, conditions and limitations contained in the policies currently maintained by Global (provided that the Surviving Company may substitute therefor policies of at least the same coverage containing terms and conditions which are not materially less favorable) with respect to acts or omissions occurring prior to the Effective Time; provided, however, that in no event shall the Surviving Company be required to expend pursuant to this
Section 5.8(b) more than an amount per year equal to two hundred percent (200%) of current annual premiums paid by Global for the D&O Insurance. In the event that, but for the proviso to the immediately preceding sentence, the Surviving Company would be required to expend more than two hundred percent (200%) of current annual premiums, the Surviving Company shall obtain the maximum amount of such insurance obtainable by payment of annual premiums equal to two hundred percent (200%) of current annual premiums.

         (c) The provisions of this Section 5.8 will survive the Effective Time and are intended to be for the benefit of, and will be enforceable by, each Indemnified Party and his or her heirs and representatives. Crown will pay or cause to be paid (as incurred) all out-of-pocket expenses, including reasonable fees and expenses of counsel, that an Indemnified Party may incur in enforcing the indemnity and other obligations provided for in this Section 5.8 (subject to reimbursement of Crown if the Indemnified Party is subsequently determined not be entitled to indemnification under Section 5.8(a)).

         (d) If Crown or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary, proper provisions will be made so that the successors and assigns of Crown, as the case may be, will assume the obligations set forth in this Section 5.8.

         Section 5.9 Public Announcements. Global and Crown shall consult with each other before issuing, and provide each other the opportunity to review and comment upon any press release or otherwise making any public statements with respect to this Agreement or the Merger and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by Law or any listing agreement with a national securities exchange or trading system to which Global or Crown is a party. The parties agree that the initial press release(s) to be issued with respect to the transactions contemplated by this Agreement shall be in the form agreed to by the parties.

         Section 5.10 Registration Statement; Joint Proxy Statement.

         (a) As promptly as practicable after the execution of this Agreement,
(i) Crown and Global shall jointly prepare and file with the SEC the joint proxy statement to be sent to the stockholders of Global and to the stockholders of Crown relating to the meeting of Global's stockholders (the "Global Stockholders' Meeting") and to the meeting of Crown's stockholders (the "Crown Stockholders' Meeting") to be held to consider, in the case of Global's stockholders, the approval and adoption of this Agreement, and in the case of Crown's stockholders, the approval of the Share Issuance (such joint proxy statement, as amended or supplemented, being referred to herein as the "Joint Proxy Statement") and (ii) Crown shall prepare and file with the SEC a registration statement on Form S-4 (together with all amendments thereto, the "Registration Statement") in which the Joint Proxy Statement shall be included as a prospectus, in connection with the registration under the Securities Act of the shares of Crown Common Stock to be issued to the stockholders of Global pursuant to the Merger. Crown and Global shall use their reasonable best efforts to cause the Registration Statement to become effective as promptly as practicable, and, prior to the Effective Time of the Registration Statement, Crown shall take all or any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified) required under any applicable federal or state securities laws in connection with such actions and the preparation of the Registration

Statement and Joint Proxy Statement. As promptly as practicable after the Registration Statement shall have become effective, Global shall mail the Joint Proxy Statement to its stockholders and Crown shall mail the Joint Proxy Statement to its stockholders.

         (b) No amendment to the Joint Proxy Statement or the Registration Statement will be made by Crown or Global without the approval of the other party (such approval not to be unreasonably withheld or delayed). Crown and Global each will advise the other, promptly after they receive notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order, of the suspension of the qualification of the Crown Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or of any request by the SEC for amendment of the Joint Proxy Statement or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information.

         (c) If, prior to the Effective Time, any event occurs with respect to Global or any Global Subsidiary, or any change occurs with respect to other information supplied by Global for inclusion in the Joint Proxy Statement or the Registration Statement, which is required to be described in an amendment of, or a supplement to, the Joint Proxy Statement or the Registration Statement, Global shall promptly notify Crown of such event, and Global and Crown shall cooperate in the prompt filing with the SEC of any necessary amendment or supplement to the Joint Proxy Statement and Registration Statement and, as required by Law, in disseminating the information contained in such amendment or supplement to Global's stockholders and to Crown's stockholders.

         (d) If, prior to the Effective Time, any event occurs with respect to Crown or any Crown Subsidiary, or any change occurs with respect to other information supplied by Crown for inclusion in the Joint Proxy Statement or the Registration Statement, which is required to be described in an amendment of, or a supplement to, the Joint Proxy Statement or the Registration Statement, Crown shall promptly notify Global of such event, and Crown and Global shall cooperate in the prompt filing with the SEC of any necessary amendment or supplement to the Joint Proxy Statement and the Registration Statement and, as required by Law, in disseminating the information contained in such amendment or supplement to Global's stockholders and to Crown's stockholders.

         Section 5.11 Stockholders' Meetings.

         (a) Global shall cause the Global Stockholders' Meeting to be duly called and held as soon as practicable for the purpose of obtaining the Global Stockholder Approval, and Global shall use its reasonable best efforts to hold the Global Stockholders' Meeting as soon as practicable after the date on which the Registration Statement becomes effective and on the same date as the Crown Stockholders' Meeting. Global shall take all action necessary in accordance with applicable Law, the Global Certificate of Incorporation and the Global Bylaws to duly call, give notice of and convene the Global Stockholders' Meeting. Except in the event of a Global Adverse Recommendation Change, Global shall (i) through the Global Board, recommend to its stockholders that they give the Global Stockholder Approval and include such recommendation in the Joint Proxy Statement, (ii) use its reasonable best efforts to solicit from holders of shares of Global Common Stock entitled to vote at the Global Stockholders' Meeting proxies in favor


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

of obtaining the Global Stockholder Approval and (iii) take all other action necessary or, in the reasonable judgment of Crown, helpful to secure the vote or consent of such holders required by the DGCL, the rules and regulations of the NYSE or this Agreement to effect the Merger. Notwithstanding any Global Adverse Recommendation Change, this Agreement shall be submitted to the stockholders of Global at the Global Stockholders' Meeting for the purpose of obtaining the Global Stockholder Approval and nothing contained herein shall be deemed to relieve Global of such obligation; provided, however, that the foregoing shall not be deemed to limit Global's right to terminate this Agreement pursuant to and in accordance with Section 7.1(h).

         (b) Crown shall cause the Crown Stockholders' Meeting to be duly called and held as soon as practicable for the purpose of obtaining the Crown Stockholder Approval and Crown shall use its reasonable best efforts to hold the Crown Stockholders' Meeting as soon as practicable after the date on which the Registration Statement becomes effective and on the same date as the Global Stockholders' Meeting. Crown shall take all action necessary in accordance with applicable Law, the Crown Certificate of Incorporation and the Crown Bylaws to duly call, give notice of and convene the Crown Stockholders' Meeting. Except in the event of a Crown Adverse Recommendation Change, Crown shall (i) through the Crown Board, recommend to its stockholders that they give the Crown Stockholder Approval and include such recommendation in the Joint Proxy Statement, (ii) use its reasonable best efforts to solicit from holders of shares of Crown Common Stock entitled to vote at the Crown Stockholders' Meeting proxies in favor of obtaining the Crown Stockholder Approval and (iii) take all other action necessary or, in the reasonable judgment of Global, helpful to secure the vote or consent of such holders required by the DGCL, the rules and regulations of the NYSE or this Agreement to effect the Merger. Notwithstanding any Crown Adverse Recommendation Change, this Agreement shall be submitted to the stockholders of Crown at the Crown Stockholders' Meeting for the purpose of obtaining the Crown Stockholder Approval and nothing contained herein shall be deemed to relieve Crown of such obligation; provided, however, that the foregoing shall not be deemed to limit Crown's right to terminate this Agreement pursuant to and in accordance with Section 7.1(e).

         Section 5.12 NYSE Listing and De-Listing. Prior to the Effective Time, Crown shall authorize for listing on the NYSE the shares of Crown Common Stock issuable in connection with the Merger, subject to official notice of issuance, as promptly as practicable after the date hereof, and in any event prior to the Closing Date. The Surviving Company shall use its reasonable best efforts to cause the Global Common Stock to be de-listed from the NYSE and de-registered under the Exchange Act as soon as practicable following the Effective Time.

         Section 5.13 Composition of Board of Directors of Crown. At or prior to the Effective Time, Crown shall expand the size of the Crown Board from ten directors to thirteen directors. Crown shall appoint each of (i) Robert Niehaus and David Abrams to the Crown Board effective as of the Effective Time and (ii) Wesley Edens to the Crown Board effective as of one day following the Effective Time. If any of Wesley Edens, Robert Niehaus and David Abrams are unwilling or unable to serve as a director of Crown commencing as of the Effective Time, then Global shall designate another individual or individuals, as the case may be, who must be reasonably acceptable to Crown, to serve on the Crown Board as of the Effective Time. Notwithstanding the foregoing provisions of this Section 5.13, no individual shall be appointed


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to the Crown Board to the extent that such individual is ineligible to serve as a member of the Crown Board pursuant to the Crown Certificate of Incorporation, Crown Bylaws, Crown's corporate governance guidelines, applicable listing standards of the NYSE or any other applicable Law, rule or regulation.

         Section 5.14 Tax Treatment of Merger. Each of Crown and Global shall use reasonable best efforts to (a) cause the Merger to qualify as a "reorganization" under Section 368(a) of the Code and (b) obtain the opinions of counsel referred to in Section 6.2(d) and Section 6.3(d). Following the Effective Time, neither Crown nor any of its Subsidiaries, nor any of its affiliates, shall knowingly take any action or cause any action to be taken which would cause the Merger to fail to so qualify as a reorganization under
Section 368(a) of the Code.

         Section 5.15 Accountant Letters.

         (a) Global shall use reasonable best efforts to cause Ernst & Young LLP to deliver a letter relating to Global's fiscal years 2003, 2004 and 2005 dated not more than five days prior to the date on which the Registration Statement shall have become effective and addressed to Global and Crown in form and substance reasonably satisfactory to Crown and customary in scope and substance for agreed upon procedures letters delivered by independent public accountants in connection with registration statements and proxy statements similar to the Registration Statement and the Joint Proxy Statement; provided that the failure of such a letter to be delivered by Ernst & Young LLP shall not result in a failure of a condition to Closing (including Section 6.2(b) or (c) hereof).

         (b) Crown shall use reasonable best efforts to cause KPMG LLP to deliver a letter relating to Crown's fiscal years 2003, 2004 and 2005 dated not more than five days prior to the date on which the Registration Statement shall have become effective and addressed to Crown and Global in form and substance reasonably satisfactory to Global and customary in scope and substance for agreed upon procedures letters delivered by independent public accountants in connection with registration statements and proxy statements similar to the Registration Statement and the Joint Proxy Statement; provided that the failure of such a letter to be delivered by KPMG LLP shall not result in a failure of a condition to Closing (including Section 6.3(b) or (c) hereof).

         Section 5.16 Affiliates. As soon as practicable after the date hereof, Global shall deliver to Crown a letter identifying all persons who are, in the opinion of Global, at the time this Agreement is submitted for adoption by the stockholders of Global, "affiliates" of Global for purposes of Rule 145 under the Securities Act. Global shall use its reasonable best efforts to cause each such person to deliver to Crown on or prior to the date of mailing of the Joint Proxy Statement, a written agreement substantially in the form attached as
Exhibit 5.16 hereto; provided that the failure of any such letter to be delivered shall not result in a failure of a condition to Closing (including
Section 6.2(b) or (c) hereof).

         Section 5.17 Standstill Agreements; Confidentiality Agreements. During the period from the date of this Agreement through the Effective Time, neither Crown nor Global shall terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which it or any of its respective Subsidiaries is a party. During such period, Crown


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

or Global, as the case may be, shall enforce, to the fullest extent permitted under applicable law, the provisions of any such agreement, including by obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court of the United States of America or of any state having jurisdiction.

         Section 5.18 Employees.

         (a) For a period of one year following the Effective Time, Crown shall or shall cause the Surviving Company to either (i) provide the employees of Global and the Global Subsidiaries who are employed immediately prior to the Effective Time (the "Covered Employees") who remain employed during such period by Crown, the Surviving Company or any of their respective Subsidiaries with compensation and benefits (excluding equity based compensation) that are substantially comparable, in the aggregate, to the compensation and benefits provided by Global and the Global Subsidiaries as of the date hereof or (ii) provide or cause the Surviving Company (or, in such case, its successors or assigns) to provide Covered Employees who remain employed during such period by Crown, the Surviving Company or their respective Subsidiaries with compensation and benefits that are substantially comparable in the aggregate to those provided to similarly situated employees of Crown and the Crown Subsidiaries. Nothing in this Section 5.18 shall be construed as requiring, and Global shall take no action that would have the effect of requiring, Crown or the Surviving Company to continue any specific plans or to continue the employment of any specific person. Furthermore, nothing in this Section 5.18 shall be construed as prohibiting or limiting Crown or the Surviving Company from amending, modifying or terminating any plans, programs or arrangements of Crown, Global or the Surviving Company.

         (b) For purposes of determining eligibility to participate in, and non-forfeitable rights under, but not for purposes of benefit accrual under, any employee benefit plan or arrangement of Crown or the Surviving Company or any of their respective Subsidiaries, Covered Employees shall receive service credit for service with Global (and with any predecessor or acquired entities or any other entities for which Global granted service credit) as if such service had been completed with Crown; provided, however, that such service need not be recognized to the extent that such recognition would result in any duplication of benefits for the same period of service.

         (c) To the extent applicable, Crown shall or shall cause the Surviving Company and any of their respective Subsidiaries to waive, or use reasonable best efforts to cause its insurance carriers to waive, any pre-existing condition limitation on participation and coverage applicable to any Covered Employee or any of his or her covered dependents under any health or welfare plan of Crown or the Surviving Company or any of their respective Subsidiaries (a "New Plan") in which such Covered Employee or covered dependent shall become eligible to participate after the Effective Time to the extent such Covered Employee or covered dependent was no longer subject to such pre-existing condition limitation under the corresponding Global Benefit Plan in which such Covered Employee or such covered dependent was participating immediately before he or she became eligible to participate in the New Plan. Crown shall or shall cause the Surviving Company or the relevant Subsidiary of either to provide each Covered Employee with credit for any co-payments and deductibles paid prior to the Effective Time and during the calendar year in which the Effective Time occurs under any


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

Global Benefit Plan in satisfying any applicable co-payment and deductible requirements for such calendar year under any New Plan in which such Covered Employee participates after the Effective Time.

         (d) Crown shall recognize, or shall cause the Surviving Company and any of their respective Subsidiaries to recognize, any unused paid time off and sick leave hours available to each Covered Employee as of the Effective Time under Global's paid time off policy applicable to such Covered Employee and, notwithstanding Section 5.18(b) hereof, to recognize service by each Covered Employee with Global for purposes of determining eligibility for vacation and sick leave following the Effective Time under the applicable vacation and sick leave policies of Crown or the Surviving Company or any of their respective Subsidiaries.

         (e) Without limiting the scope of Section 8.1, nothing in this Section
5.18 shall confer any rights or remedies of any kind or description upon any Covered Employee or any other person other than Global and Crown and their respective successors and assigns.

         Section 5.19 Rights Agreement. Except as expressly required by this Agreement, Crown shall not, without the prior consent of Global (such consent not to be unreasonably withheld or delayed), amend the Rights Agreement or take any other action with respect to the Rights Agreement, including a redemption of the Rights or any action to facilitate a Crown Takeover Proposal.

         Section 5.20 Investor Agreement. Global shall terminate the Amended and Restated Investor Agreement, dated as of March 31, 2004, by and among Global and the Investors (as defined therein) at or prior to the Effective Time.

                                   ARTICLE VI

                                   CONDITIONS
                                   ---------

         Section 6.1 Conditions to the Obligation of Each Party. The respective obligations of Global, Crown and Merger Sub to effect the Merger are subject to the satisfaction of the following conditions, unless waived in writing by all parties:

         (a) The Global Stockholder Approval shall have been obtained;

         (b) The Crown Stockholder Approval shall have been obtained;

         (c) No applicable Law and no temporary restraining order, preliminary or permanent injunction or other judgment, order or decree entered, enacted, promulgated, enforced or issued by any court or other Governmental Entity of competent jurisdiction in the United States or any material foreign jurisdiction (collectively, "Judgments") shall be and remain in effect which has the effect of prohibiting the consummation of the Merger or the other transactions contemplated by this Agreement; provided, however, that, subject to Section 5.5, the party asserting such condition shall have used its reasonable best efforts to prevent the entry of any such Judgment and to appeal as promptly as practicable any such Judgment that may be entered;


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

         (d) The SEC shall have declared the Registration Statement effective and no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued by the SEC and no proceeding for that purpose shall have been initiated or threatened in writing by the SEC;

         (e) The shares of Crown Common Stock to be issued pursuant to the Merger shall have been approved for listing on the NYSE, subject to official notice of issuance;

         (f) Any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act and any other applicable foreign antitrust, competition or similar Law shall have expired or earlier been terminated. Any consents, approvals and filings under any foreign antitrust, competition or similar Law, the absence of which would prohibit the consummation of Merger or is reasonably expected to have a Material Adverse Effect on Crown, shall have been obtained or made;

         (g) The parties shall have obtained the necessary FCC approval of applications to transfer to the Surviving Company control over FCC licenses currently held or controlled by Global; and

         (h) There shall not be pending or threatened any suit, action or proceeding by any Governmental Entity (i) seeking to prohibit or limit the ownership or operation by Global, Crown or any of their respective Subsidiaries of any material portion of the business or assets of Global, Crown or any of their respective Subsidiaries, or to compel Global, Crown or any of their respective Subsidiaries to dispose of or hold separate any material portion of the business or assets of Global, Crown or any of their respective Subsidiaries, as a result of the Merger or any other transaction contemplated by this Agreement, (ii) seeking to impose limitations on the ability of Crown to acquire or hold, or exercise full rights of ownership of, any shares of Global Common Stock, including the right to vote Global Common Stock purchased by it on all matters properly presented to the stockholders of Global, (iii) seeking to prohibit Crown or any of its Subsidiaries from effectively controlling in any material respect the business or operations of Global and the Global Subsidiaries or (iv) which otherwise is reasonably likely to have a Material Adverse Effect on Global or Crown.

         Section 6.2 Conditions to Obligations of Crown and Merger Sub to Effect the Merger. The obligations of Crown and Merger Sub to effect the Merger are further subject to satisfaction or waiver by Global at or prior to the Closing of the following conditions:

         (a) (i) The representations and warranties of Global contained in the first sentence of Section 3.1(a) and Sections 3.2(a) and (b), 3.3(a) and (b) and 3.4(a)(i) of this Agreement shall be true and correct in all material respects both as of the date of this Agreement and as of Closing as though made on the date of the Closing (except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects on and as of such earlier date) and (ii) the representations and warranties of Global in this Agreement (other than the representations and warranties identified in clause (i)) shall be true and correct both as of the date of this Agreement and as of Closing as though made on the date of the Closing (except to the extent such representations and warranties expressly relate to an earlier date, in which case


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

such representations and warranties shall be true and correct on and as of such earlier date), except where the failure of the representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth therein) does not have, and is not reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on Global;

         (b) Global shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date;

         (c) Global shall have delivered to Crown a certificate, signed by the chief executive officer and chief financial officer of Global, to the effect that each of the conditions specified in (a) and (b) above is satisfied in all respects;

         (d) Crown shall have received from Cravath, Swaine & Moore LLP, counsel to Crown, on a date immediately prior to the mailing of the Joint Proxy Statement and on the date of Closing, opinions, in each case dated as of such respective dates and stating that the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and that Global and Crown will each be a party to that reorganization within the meaning of Section 368(b) of the Code. In rendering such opinions, counsel for Crown shall be entitled to rely upon customary representations of officers of Crown, Merger Sub and Global; and

         (e) Since the date of this Agreement there shall not have been any event, change, effect or development that, individually or in the aggregate, has had or is reasonably expected to have a Material Adverse Effect on Global.

         Section 6.3 Conditions to Obligations of Global to Effect the Merger. The obligations of Global to effect the Merger are further subject to satisfaction or waiver by Crown at or prior to the Closing of the following conditions:

         (a) (i) The representations and warranties of Crown and Merger Sub contained in the first sentence of Section 4.1(a) and Sections 4.2(a), (b) and
(c), 4.3(a), (b), (c) and (d) and 4.4(a)(i) and (ii) of this Agreement shall be true and correct in all material respects both as of the date of this Agreement and as of Closing as though made on the date of the Closing (except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects on and as of such earlier date) and (ii) the representations and warranties of Crown and Merger Sub in this Agreement (other than the representations and warranties identified in clause (i)) shall be true and correct both as of the date of this Agreement and as of Closing as though made on the date of the Closing (except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct on and as of such earlier date), except where the failure of the representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth therein) does not have, and is not reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on Crown;


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

         (b) Crown and Merger Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date;

         (c) Each of Crown and Merger Sub shall have delivered to Global a certificate, signed by the chief executive officer and chief financial officer of Crown, to the effect that each of the conditions specified in (a) and (b) above is satisfied in all respects;

         (d) Global shall have received from Skadden, Arps, Slate, Meagher & Flom LLP, counsel to Global, on a date immediately prior to the mailing of the Joint Proxy Statement and on the date of Closing, opinions, in each case dated as of such respective dates and stating that the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and that Global and Crown will each be a party to that reorganization within the meaning of Section 368(b) of the Code. In rendering such opinions, counsel for Global shall be entitled to rely upon customary representations of officers of Crown, Merger Sub and Global; and

         (e) Since the date of this Agreement there shall not have been any event, change, effect or development that, individually or in the aggregate, has had or is reasonably expected to have a Material Adverse Effect on Crown.

                                  ARTICLE VII

                       TERMINATION, AMENDMENT AND WAIVER
                       ---------------------------------

         Section 7.1 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or, subject to the terms hereof, after receipt of the Global Stockholder Approval or the Crown Stockholder Approval, as applicable:

         (a) by mutual written consent of Global, Crown and Merger Sub;

         (b) by either Global or Crown:

                  (i) if the Merger shall not have been consummated by the nine
         (9) month anniversary of the execution date of this Agreement (the "Outside Date"); provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(b)(i) shall not be available to any party whose willful breach of a representation or warranty or willful failure to fulfill any covenant or agreement contained in this Agreement has been a principal cause of, or resulted in, the failure of the Merger to be consummated on or by such date;

                  (ii) if the Crown Stockholder Approval shall not have been obtained at the Crown Stockholders' Meeting duly convened therefor or at any adjournment or postponement thereof at which a proper vote on such matters was taken;


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

                  (iii) if the Global Stockholder Approval shall not have been obtained at the Global Stockholders' Meeting duly convened therefor or at any adjournment or postponement thereof at which a proper vote on such matters was taken;

                  (iv) if any Judgment having any of the effects set forth in
         Section 6.1(c) shall be in effect and shall have become final and nonappealable; or

                  (v) if any condition to the obligation of such party to consummate the Merger set forth in Section 6.2 (in the case of Crown) or 6.3 (in the case of Global) becomes incapable of satisfaction prior to the Outside Date; provided, however, that the failure of such condition is not the result of a willful breach of this Agreement by the party seeking to terminate this Agreement.

         (c) by Crown, if Global shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 6.2(a) or
Section 6.2(b) and (ii) is incapable of being cured, or is not cured, by Global within 30 calendar days following receipt of written notice of such breach or failure to perform from Crown;

         (d) by Crown, at any time prior to obtaining the Global Stockholder Approval, within 10 days after a Global Adverse Recommendation Change;

         (e) by Crown, at any time prior to obtaining the Crown Stockholder Approval, to accept and enter into a binding agreement with respect to a Crown Superior Proposal; provided that for the termination of this Agreement pursuant to this subsection (e) to be effected, Crown shall have complied in all material respects with the provisions of Section 5.6(b)(i), (ii) and (iii) and Crown shall have paid the Crown Termination Fee (as defined in Section 7.2(c)(i));

         (f) by Global, if Crown or Merger Sub shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 6.3(a) or Section 6.3(b) and (ii) is incapable of being cured, or is not cured, by Crown within 30 calendar days following receipt of written notice of such breach or failure to perform from Global;

         (g) by Global, at any time prior to obtaining the Crown Stockholder Approval, within 10 days after a Crown Adverse Recommendation Change; or

         (h) by Global, at any time prior to obtaining the Global Stockholder Approval, to accept and enter into a binding agreement with respect to a Global Superior Proposal; provided that for the termination of this Agreement pursuant to this subsection (h) to be effected, Global shall have complied in all material respects with the provisions of Section 5.6(a)(i), (ii) and (iii) and Global shall have paid the Global Termination Fee (as defined in Section 7.2(d)(i)).


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

         Section 7.2 Effect of Termination.

         (a) In the event of the termination of this Agreement by either Crown or Global pursuant to Section 7.1 hereof, this Agreement shall forthwith be terminated and have no further effect, the obligations of the parties hereunder shall terminate, and there shall be no liability on the part of any party hereto with respect thereto, except that (i) the provisions of Section 3.19,
Section 4.15, the last sentence of Sections 5.3(a) and 5.3(b), this Section 7.2, Section 7.3 and ARTICLE VIII shall survive the termination of this Agreement and (ii) nothing herein shall relieve any party from liability or damages for any willful breach hereof.

         (b) Except as provided in this Section 7.2, all fees and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated, except that each of Global and Crown shall bear and pay one-half of the costs and expenses incurred in connection with the filing, printing and mailing of the Registration Statement and the Joint Proxy Statement (including SEC filing fees). The Surviving Company shall file any return with respect to, and shall pay, any state or local taxes imposed on Global (including any penalties or interest with respect thereto), if any, which are attributable to the transfer of the beneficial ownership of Global's real property (collectively, the "Real Estate Transfer Taxes") as a result of the Merger.

                  (c) (i) In the event that: (x) (A) after the date of this Agreement, a Crown Takeover Proposal shall have been made to Crown and such Crown Takeover Proposal becomes publicly known prior to the Crown Stockholders' Meeting or shall have been made directly to the stockholders of Crown generally prior to the Crown Stockholders' Meeting and, in either case, such Crown Takeover Proposal shall not have been withdrawn at the time of the Crown Stockholders' Meeting,
         (B) this Agreement is terminated by Crown or Global pursuant to
         Section 7.1(b)(ii) and (C) within 12 months after such termination, Crown enters into a definitive agreement to consummate a Crown Takeover Proposal or consummates a Crown Takeover Proposal (solely for purposes of this Section 7.2(c)(i)(x)(C), the term "Crown Takeover Proposal" shall have the meaning set forth in the definition of Crown Takeover Proposal contained in Section 5.6(b) except that all references to "15%" shall be deemed references to "35%"); or (y) this Agreement is terminated by Global pursuant to Section 7.1(g); or (z) this Agreement is terminated by Crown pursuant to Section 7.1(e), then, subject to Section 7.3, Crown shall pay Global a fee equal to $139,000,000 (the "Crown Termination Fee") by wire transfer of same-day funds promptly after receipt of notice from Global that the Escrow Agreement (as defined in Section 7.3(a)) has been executed by the parties thereto pursuant to Section 7.03(a) (which execution shall occur as soon as practicable following the termination of this Agreement, except that in the case of termination pursuant to clause
         (x) above, such execution shall occur as soon as practicable following the date of execution of such definitive agreement or, if earlier, consummation of such transactions).

                  (ii) In the event that this Agreement is terminated by Global pursuant to either (x) Section 7.1(f) or (y) Section 7.1(b)(ii) (and no amount is payable by Crown pursuant to Section 7.2(c)(i)), then, subject to Section 7.3, Crown shall pay Global a fee equal to Global's out-of-pocket fees and expenses incurred in


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

         connection with the Merger, this Agreement and the transactions contemplated hereby (the "Global Expenses"), but not in excess of $10,000,000, by wire transfer of same-day funds promptly after receipt of notice from Global that the Escrow Agreement has been executed by the parties thereto pursuant to Section 7.3(a) (which execution shall occur as soon as practicable following the termination of this Agreement as referred to in this sentence); provided that the foregoing shall not limit or be deemed to limit any liability of Crown or damages or other remedy to which Global may be entitled as a result of any willful breach of this Agreement by Crown. Crown will not be obligated to make a payment pursuant to this Section 7.2(c)(ii) if Crown has paid or is required to pay the Crown Termination Fee set forth in Section 7.2(c)(i), and any fees paid by Crown under this
         Section 7.2(c)(ii) will be credited against any such Crown Termination Fee to the extent that such fee subsequently becomes payable by Crown.

                  (iii) Crown acknowledges that the agreements contained in this Section 7.2(c) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Global would not enter into this Agreement; accordingly, if Crown fails promptly to pay the amount(s) due pursuant to this Section 7.2(c), and, to obtain such payment, Global commences a suit which results in a judgment against Crown for the amount(s) due pursuant to this Section 7.2(c), Crown shall pay to Global its out-of-pocket costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on such amount(s) at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made.

                  (d) (i) In the event that: (x) (A) after the date of this Agreement, a Global Takeover Proposal shall have been made to Global and such Global Takeover Proposal becomes publicly known prior to the Global Stockholders' Meeting or shall have been made directly to the stockholders of Global generally prior to the Global Stockholders' Meeting and, in either case, such Global Takeover Proposal shall not have been withdrawn at the time of the Global Stockholders' Meeting,
         (B) this Agreement is terminated by Crown or Global pursuant to
         Section 7.1(b)(iii) and (C) within 12 months after such termination, Global enters into a definitive agreement to consummate a Global Takeover Proposal or consummates a Global Takeover Proposal (solely for purposes of this Section 7.2(d)(i)(x)(C), the term "Global Takeover Proposal" shall have the meaning set forth in the definition of Global Takeover Proposal contained in Section 5.6(a) except that all references to "15%" shall be deemed references to "35%"); or (y) this Agreement is terminated by Crown pursuant to Section 7.1(d); or
         (z) this Agreement is terminated by Global pursuant to Section 7.1(h), then Global shall pay Crown a fee equal to $139,000,000 (the "Global Termination Fee") by wire transfer of same-day funds on the date of termination of this Agreement (except that in the case of termination pursuant to clause (x) above, such payment shall be made on the date of execution of such definitive agreement or, if earlier, consummation of such transactions).

                  (ii) In the event that this Agreement is terminated by Crown pursuant to either (x) Section 7.1(c) or (y) Section 7.1(b)(iii) (and no amount is payable by Global pursuant to Section 7.2(d)(i)), then Global shall pay Crown a fee equal to


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

         Crown's out-of-pocket fees and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated hereby (the "Crown Expenses"), but not in excess of $10,000,000 by wire transfer of same-day funds three (3) business days after the date of such termination of this Agreement as referred to in this sentence; provided that the foregoing shall not limit or be deemed to limit any liability of Global or damages or other remedy to which Crown may be entitled as a result of any willful breach of this Agreement by Global. Global will not be obligated to make a payment pursuant to this Section 7.2(d)(ii) if Global has paid or is required to pay the Global Termination Fee set forth in Section 7.2(d)(i), and any fees paid by Global under this Section 7.2(d)(ii) will be credited against any such Global Termination Fee to the extent that such fee subsequently becomes payable by Global.

                  (iii) Global acknowledges that the agreements contained in this Section 7.2(d) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Crown would not enter into this Agreement; accordingly, if Global fails promptly to pay the amount(s) due pursuant to this (d), and, to obtain such payment, Crown commences a suit which results in a judgment against Global for the amount(s) due pursuant to this Section 7.2(d), Global shall pay to Crown its out-of-pocket costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on such amount(s) at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made.

         Section 7.3 Payments to Global.

         (a) In the event that Crown is obligated to pay to Global the Crown Termination Fee or the Global Expenses pursuant to Section 7.2(c) (collectively, the "Break-Up Amount"), Crown shall deposit into escrow an amount in cash equal to the Break-Up Amount with an escrow agent reasonably selected by Global, after reasonable consultation with Crown, and pursuant to a written escrow agreement (the "Escrow Agreement") reflecting the terms set forth in this Section 7.3 and otherwise reasonably acceptable to each of Global and the escrow agent. The payment or deposit into escrow of the Break-Up Amount pursuant to this Section 7.3(a) shall be made by Crown promptly after receipt of notice from Global that the Escrow Agreement has been executed by the parties thereto.

         (b) The Escrow Agreement shall provide that the Break-Up Amount in escrow or the applicable portion thereof shall be released to Global on an annual basis based upon the delivery by Global to the escrow agent of any one or a combination of the following: (i) a letter from Global's independent certified public accountants indicating the maximum amount that can be paid by the escrow agent to Global without causing Global to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code for the applicable taxable year of Global determined as if the payment of such amount did not constitute income described in Sections 856(c)(2)(A)-(H) or 856(c)(3)(A)-(I) of the Code (such income, "Qualifying Income"), in which case the escrow agent shall release to Global such maximum amount stated in the accountant's letter, or (ii) a letter from Global's counsel indicating that Global received a ruling from the IRS holding that the receipt by Global of the Break-Up Amount would either constitute Qualifying Income or would be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code (or alternatively, Global's outside counsel or accountant has rendered a legal opinion or a tax opinion, respectively, to the effect that the receipt by Global of the Break-Up Amount would either constitute Qualifying Income or would be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code), in which case the escrow agent shall release to Global the remainder of the Break-Up Amount. Crown agrees to cooperate in good faith to amend this Section 7.3 at the reasonable request of Global in order to (x) maximize the portion of the Break-Up Amount that may be distributed to Global hereunder without causing Global to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code, (y) improve Global's chances of securing a favorable ruling described in this Section 7.3(b) or (z) assist Global in obtaining a favorable legal opinion from its outside counsel or accountant as described in this Section 7.3(b). The Escrow Agreement shall also provide that Global shall bear all costs and expenses under the Escrow Agreement and that any portion of the Break-Up Amount held in escrow for ten (10) years shall be released by the escrow agent to Crown. Crown shall not be a party to the Escrow Agreement and shall not bear any liability, cost or expense resulting directly or indirectly from the Escrow Agreement (other than any Crown Taxes associated with the release of funds to Crown from the escrow). Global shall fully indemnify Crown and hold Crown harmless from and against any such liability, cost or expense.

         Section 7.4 Amendments. Subject to compliance with applicable Law, this Agreement may be amended by the parties, by action taken or authorized by their respective boards of directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of Crown and Global; provided, however, that after any approval of the transactions contemplated by this Agreement by the stockholders of Crown and Global, there may not be, without further approval of such stockholders, any amendment of this Agreement that changes the amount or the form of the consideration to be delivered under this Agreement to the holders of Global Common Stock, or which by applicable Law otherwise expressly requires the further approval of such stockholders. No amendment shall be made to this Agreement after the Effective Time. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

         Section 7.5 Waiver. At any time prior to the Effective Time, whether before or after the Global Stockholders' Meeting and the Crown Stockholders' Meeting, any party hereto may (i) extend the time for the performance of any of the covenants, obligations or other acts of any other party hereto or (ii) subject to applicable Law, waive any inaccuracy of any representations or warranties or compliance with any of the agreements, covenants or conditions of any other party or with any conditions to its own obligations. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party by its duly authorized officer. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights. The waiver of any such right with respect to particular facts and other circumstances shall not be deemed a waiver with respect to any other facts and circumstances and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time.


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                                 ARTICLE VIII

                               GENERAL PROVISIONS
                               ------------------

         Section 8.1 No Third Party Beneficiaries. Other than (a) the provisions of Section 5.8 hereof, (b) after the Effective Time, (i) the rights of Global's stockholders to receive the Merger Consideration at the Effective Time (in accordance with the provisions of Section 2.1), (ii) the rights of the holders of Global Restricted Shares to receive Converted Restricted Shares at the Effective Time (in accordance with the provisions of Section 2.2(a)), (iii) the rights of the holders of Global Deferred Shares to receive Converted Deferred Shares at the Effective Time (in accordance with the provisions of Section 2.2(b)), (iv) the rights of the holders of Global Options to receive Converted Options (in accordance with the provisions of Section 2.3(a)) and (v) the rights of the holders of Global Warrants to receive Converted Warrants (in accordance with the provisions of Section 2.3(b)), and (c) the exclusive right of Global, on behalf of its stockholders, to pursue damages in the event of Crown's or Merger Sub's intentional breach of this Agreement or fraud, which exclusive right is hereby acknowledged and agreed by Crown and Merger Sub, nothing in this Agreement shall confer any rights or remedies upon any person other than the parties hereto.

         Section 8.2 Entire Agreement. This Agreement, together with the Confidentiality Agreement, the Stockholders Agreement, the Support Agreements, the Global Disclosure Letter and the Crown Disclosure Letter, constitutes the entire Agreement among the parties with respect to the subject matter hereof and supersedes any prior understandings, agreements or representations by or among the parties, written or oral, with respect to the subject matter hereof. No amendment, modification or alteration of the terms or provisions of this Agreement, the Confidentiality Agreement, the Stockholders Agreement, the Support Agreements, the Global Disclosure Letter or the Crown Disclosure Letter shall be binding unless the same shall be in writing and duly executed by the parties hereto.

         Section 8.3 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors. No party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other parties. Any purported assignment without such approval shall be void.

         Section 8.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         Section 8.5 Headings. The descriptive headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         Section 8.6 Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws. The parties hereto hereby declare that it is their intention that this Agreement shall be regarded as made under the laws of the State of Delaware and that the laws


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of said State shall be applied in interpreting its provisions in all cases where legal interpretation shall be required. Each of the parties hereto: (a) agrees that this Agreement involves at least $100,000.00; (b) agrees that this Agreement has been entered into by the parties hereto in express reliance upon 6 DEL. C. ss. 2708; (c) irrevocably and unconditionally submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware with respect to all actions and proceedings arising out of or relating to this Agreement and the transactions contemplated hereby; (d) agrees that all claims with respect to any such action or proceeding shall be heard and determined in such court and agrees not to commence any action or proceeding relating to this Agreement or the transactions contemplated hereby except in such court; (e) irrevocably and unconditionally waives any objection to the laying of venue of any action or proceeding arising out of this Agreement or the transactions contemplated hereby and irrevocably and unconditionally waives the defense of an inconvenient forum; and (f) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

         Section 8.7 Severability; Jurisdiction. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

         Section 8.8 Specific Performance. Each of the parties acknowledges and agrees that the other party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties agrees that the other party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter, in addition to any other remedy to which it may be entitled, at law or in equity.

         Section 8.9 Mutual Interest. Notwithstanding the fact that any part of this Agreement has been drafted or prepared by or on behalf of one of the parties hereto, all parties confirm that they and their respective counsel have reviewed and negotiated this Agreement and that the parties hereto have adopted this Agreement as the joint agreement and understanding of the parties, and the language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and the parties hereto waive the application of any laws or rule or construction providing that ambiguities in any agreement or other document will be construed against the party drafting such agreement or other document and agree that no rule of construction providing that a provision is to be interpreted in favor of the person who


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contracted the obligation and against the person who stipulated it will be applied against any party hereto.

         Section 8.10 Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

         Section 8.11 Non-Survival of Representations and Warranties and Agreements. None of the representations, warranties, covenants and agreements set forth in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants and agreements, will survive the Effective Time, except for (i) Section 5.8, (ii) Section 5.18 (subject to the exclusion of third-party beneficiary rights contained therein), (iii) those other covenants and agreements contained in this Agreement that by their terms apply or are to be performed in whole or in part after the Effective Time and
(iv) the provisions of this ARTICLE VIII.

         Section 8.12 Certain Definitions.

         (a) For purposes of this Agreement, the term "Affiliate" shall have the same meaning as set forth in Rule 12b-2 promulgated under the Exchange Act, and the term "person" shall mean any individual, corporation, partnership (general or limited), limited liability company, limited liability partnership, trust, joint venture, joint-stock company, syndicate, association, entity, unincorporated organization or government or any political subdivision, agency or instrumentality thereof.

         (b) For purposes of this Agreement, the phrase "Material Adverse Effect", when used in connection with Crown or Global (including the Surviving Company as the successor to Global), means any change, effect, event, occurrence, state of facts or development which individually or in the aggregate (i) is reasonably expected to result in any change or effect that is materially adverse to the business, financial condition, properties, assets, liabilities (contingent or otherwise) or results of operations of such person and its Subsidiaries, taken as a whole, or (ii) is reasonably expected to prevent or materially impede, interfere with, hinder or delay the consummation by Crown or Global, as applicable, of the Merger or the other transactions contemplated by this Agreement; provided that none of the following shall be deemed, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been or will be, a Material Adverse Effect: (A) any change relating to the United States or foreign economy or financial, credit or securities markets in general, to the extent not having a disproportionate impact on Crown or Global, as applicable, relative to their respective competitors, (B) any failure, in and of its itself, by Crown or Global, as applicable, to meet any internal or published projections, forecasts, or revenue or earnings predictions for any period ending on or after the date of this Agreement (it being understood that the facts or occurrences giving rise or contributing to such failure may be deemed to constitute, or be taken into account in determining whether there has been or will be, a Material Adverse Effect), (C) any adverse change, effect, event, occurrence, state of facts or development reasonably attributable to conditions affecting the industry in which Crown or


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

Global, as applicable, participates, to the extent not having a disproportionate impact on Crown or Global, as applicable, relative to their respective competitors, and (D) any outbreak or escalation of major hostilities in which the United States is involved or any act of terrorism within the United States or directed against its facilities or citizens wherever located, to the extent not having a disproportionate impact on Crown or Global, as applicable, relative to their respective competitors.

         (c) For purposes of this Agreement, the phrases "to the knowledge of Global", "known to Global", and similar formulations shall mean the knowledge of the people set forth in Section 8.12(c) of the Global Disclosure Letter.

         (d) For purposes of this Agreement, the phrases "to the knowledge of Crown", "known to Crown", and similar formulations shall mean the knowledge of the people set forth in Section 8.12(d) of the Crown Disclosure Letter.

         Section 8.13 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person or overnight courier to the respective parties at the following addresses, delivery by telecopy or facsimile transmission to the respective parties at the following numbers, or delivery by electronic mail transmission to the respective parties at the following e-mail addresses, or at such other address, number or email address for a party as shall be specified in a notice given in accordance with this Section 8.13:


             If to Crown or            E. Blake Hawk, Esq.
             Merger Sub:               Crown Castle International Corp.
                                       510 Bering Drive, Suite 600
                                       Houston, Texas 77057


             with a copy to:           John P. Kelly
             (which shall not          Crown Castle USA
             be deemed notice)         2000 Corporate Drive
                                       Canonsburg, Pennsylvania 15317
                                       Facsimile: (724) 416-2000

                                       and

                                       James C. Woolery, Esq.
                                       Stephen L. Burns, Esq.
                                       Cravath, Swaine & Moore LLP
                                       Worldwide Plaza
                                       825 Eighth Avenue
                                       New York, New York 10019
                                       Facsimile: (212) 474-3700
                                       E-mail: jwoolery@cravath.com
                                               sburns@cravath.com


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


               If to Global:            Jeffrey A. Klopf, Esq.
                                        Global Signal Inc.
                                        301 N. Cattlemen Rd.
                                        Sarasota, Florida 34232
                                        Facsimile: (941) 308-4294
                                        E-mail: JKlopf@GSignal.com


               with a copy to:          Joseph A. Coco, Esq.
               (which shall not         Skadden, Arps, Slate, Meagher & Flom LLP
               be deemed notice)        Four Times Square
                                        New York, New York 10036
                                        Facsimile: (212) 735-2000
                                        E-mail: jcoco@skadden.com


         Section 8.14 Procedure for Termination, Amendment, Extension or Waiver. A termination of this Agreement pursuant to Section 7.1, an amendment of this Agreement pursuant to Section 7.4 or an extension or waiver pursuant to
Section 7.5 shall, to be effective, require, in the case of Global or Crown, action by its board of directors or the duly authorized designee of its board of directors.

         Section 8.15 Waiver of Jury Trial. EACH OF GLOBAL, CROWN AND MERGER SUB HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF GLOBAL, CROWN AND MERGER SUB IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

         Section 8.16 Global Disclosure Letter and Crown Disclosure Letter. Each of the Global Disclosure Letter and the Crown Disclosure Letter is qualified in its entirety by reference to the specific provisions of this Agreement and nothing in the Global Disclosure Letter or the Crown Disclosure Letter is intended to broaden the scope of any representation or warranty contained in this Agreement or to create any representation, warranty, agreement or covenant on the part of Global of Crown. The inclusion of any matter, information, item or other disclosure set forth in any section of the Global Disclosure Letter or the Crown Disclosure Letter shall not be deemed to constitute an admission of any liability of Global or Crown to any third party or otherwise imply that such matter, information or item is material or creates a measure for materiality for purposes of this Agreement, is required to be disclosed under this Agreement, or has had or is reasonably expected to have a Material Adverse Effect on Global, Crown or Merger Sub, as the case may be. Certain matters disclosed in the Global Disclosure Letter and the Crown Disclosure Letter are not material and/or have been disclosed for informational purposes only.


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                  IN WITNESS WHEREOF, Global Signal Inc., Crown Castle
International Corp. and CCGS Holdings LLC have each caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.



                                  GLOBAL SIGNAL INC.


                                  By:    /s/ Jerry Elliott
                                         --------------------------------------
                                         Name:  Jerry Elliott
                                         Title: President & CEO



                                  CROWN CASTLE INTERNATIONAL CORP.


                                  By:    /s/ John P. Kelley
                                         --------------------------------------
                                         Name:  John P. Kelley
                                         Title: President & CEO



                                  CCGS HOLDINGS LLC

                                  By:  Crown Castle International Corp., as
                                  sole member


                                  By:    /s/ John P. Kelley
                                         --------------------------------------
                                         Name:  John P. Kelley
                                         Title: President & CEO